Exhibit 10.1

Up to $164,640,000 Secured Loan Agreement

Dated	2026

(1)	Navigator Gas L.L.C.

(as Borrower)

(2)	Navigator Holdings Ltd.

Navigator Polaris L.L.C.

Navigator Proxima L.L.C.

(as Original Guarantors)

(3)	The financial institution listed in Schedule 1

(as Original Lenders)

(4)	BNP Paribas

(as Global Coordinator)

(5)	BNP Paribas

(as Arranger)

(6)	BNP Paribas

(as Agent)

(7)	BNP Paribas

(as Security Agent)

(8)	The financial institutions listed in Schedule 1

(as Original Hedging Providers)

Contents

		Page

Section 1	Interpretation	2

1	Definitions and Interpretation	2

Section 2	The Loan	32

2	The Loan	32

3	Purpose	32

4	Conditions of Utilisation	32

Section 3	Utilisation	36

5	Advance	36

Section 4	Repayment, Prepayment and Cancellation	38

6	Repayment	38

7	Illegality, Prepayment and Cancellation	38

Section 5	Costs of Utilisation	44

8	Interest	44

9	Interest Periods	46

10	Changes to the Calculation of Interest	46

11	Fees	48

Section 6	Additional Payment Obligations	49

12	Tax Gross Up and Indemnities	49

13	Increased Costs	58

14	Other Indemnities	60

15	Mitigation by the Finance Parties	62

16	Costs and Expenses	62

Section 7	Accounts and Application of Earnings	65

17	Accounts	65

18	Additional Security	65

19	Guarantee and Indemnity	67

Section 8	Representations, Undertakings and Events of Default	71

20	Representations	71

21	Information Undertakings	78

22	Financial Covenants	81

23	General Undertakings	83

24	Insurance Undertakings	89

25	Vessel Undertakings	93

26	Events of Default	98

Section 9	Changes to Parties	103

27	Changes to the Lenders	103

28	Changes to the Obligors	108

Section 10	The Finance Parties	109

29	Role of the Arranger, the Agent and the Security Agent	109

30	Role of Hedging Provider	124

31	Application of Proceeds	124

32	Conduct of Business by the Finance Parties	126

33	Sharing among the Finance Parties	126

Section 11	Administration	129

34	Payment Mechanics	129

35	Set-Off	133

36	Notices	133

37	Calculations and Certificates	135

38	Partial Invalidity	136

39	Remedies and Waivers	136

40	Amendments and Waivers	136

41	Confidentiality	143

42	Confidentiality of Funding Rates	147

43	Disclosure of Lender Details by Agent	149

44	Counterparts	150

Loan Agreement

Dated      2026

Between:

(1)

Navigator Gas L.L.C., a company domesticated under the law of Marshall Islands, with registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands (the “Borrower”); and

(2)	The companies specified as guarantors in Part III of Schedule 1 (The Parties) (together the “Original Guarantors” and each an “Original Guarantor”); and

(3)

The financial institutions listed in Part I (The Original Lenders) of Schedule 1 (The Parties), each acting through its Facility Office (together the “Original Lenders” and each an “Original Lender”); and

(4)	BNP Paribas, acting as global coordinator through its office at 16 Boulevard des Italiens 75009 Paris, France (in that that capacity, the “Global Coordinator”); and

(5)	BNP Paribas, acting as mandated lead arranger and bookrunner through its office at 16 Boulevard des Italiens 75009 Paris, France (in that capacity, the “Arranger”); and

(6)	BNP Paribas, acting as agent through its office at Immeuble Océanie, 9 Rue du Débarcadère, 93500 Pantin, France (in that capacity, the “Agent”); and

(7)	BNP Paribas, acting as security agent through its office at Immeuble Océanie, 9 Rue du Débarcadère, 93500 Pantin, France (in that capacity, the “Security Agent”); and

(8)

The financial institutions listed in Part II (The other Finance Parties) of Schedule 1 (The Parties) as hedging providers (together, the “Original Hedging Providers” and each an “Original Hedging Provider”).

It is agreed as follows:

Section 1 Interpretation

1	Definitions and Interpretation

1.1	Definitions In this Agreement:

“2018 Withdrawal Act” means the European Union (Withdrawal) Act 2018.

“2020 Withdrawal Act” means the European Union (Withdrawal Agreement) Act 2020.

“Acceptable Bank” means a bank or financial institution which has a rating for its long-term unsecured and non-credit-enhanced debt obligations of BBB or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or Baa3 or higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognised credit rating agency.

“Account Bank” means BNP Paribas or any bank or financial institution which at any time, at the request of the Borrower with the Agent’s prior written consent, holds the Accounts.

“Account Security” means first priority account security deed(s) in respect of all amounts from time to time standing to the credit of the Accounts.

“Accounts” means the Earnings Accounts and any other bank account designated as an “Account” by the Borrower and the Security Agent.

“Accounting Reference Date” means 31 December or such other date as may be approved by the Lenders.

“Administration” has the meaning given to that term in paragraph 1.1.3 of the ISM Code.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Annex VI” means Annex VI of the Protocol of 1997 (as subsequently amended from time to time) to amend the International Convention for the Prevention of Pollution from Ships 1973 (Marpol), as modified by the Protocol of 1978 relating thereto.

“Approved Classification Society” means, as at the date of this Agreement, the classification society in relation to a Vessel specified in Schedule 7 (Vessels’ Details) or any other classification society approved in writing by the Agent acting on the instructions of the Majority Lenders, at the request of the relevant Collateral Owner.

“Approved Flag State” means the United Kingdom, Isle of Man, Denmark or such other state or territory as may be approved by the Lenders, at the request of the relevant Collateral Owner, as being the flag state of a Vessel for the purposes of the Finance Documents.

“Approved Insurance Brokers” means such firms of insurance brokers appointed by a Collateral Owner from time to time approved in writing by the Agent acting on the instructions of the Majority Lenders.

“Approved Insurers” means such sound and reputable insurance companies, underwriters, protection and indemnity clubs or associations that provide insurance cover for a Vessel during the Facility Period approved in writing by the Agent acting on the instructions of the Majority Lenders.

“Approved Shipbroker” means each of Fearnleys, Braemar Seascope Ltd., Poten & Partners, Grieg Shipbrokers, Clarksons Plc, STEEM 1960 and E.A. Gibson Shipbrokers Ltd. and any other reputable, independent and first-class firm of ship brokers nominated by the Borrower from time to time and approved in writing by the Agent acting on the instructions of the Majority Lenders.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Availability Period” means the period from and including the date of this Agreement to and including:

(a)	in respect of Tranche A, the earlier of:

(i)	the Delivery Date for Vessel A; and

(ii)	the Cut-off Date for Vessel A;

(b)	in respect of Tranche B, the earlier of:

(i)	the Delivery Date for Vessel B; and

(ii)	the Cut-off Date for Vessel B,

or, in each case, such later date as may be agreed by the Lenders.

“Bareboat Charterer” means a Charterer where the relevant Charter Contract is a bareboat charter party.

“Break Costs” means the amount (if any) by which:

(a)

the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Tranche or an Unpaid Sum to the last day of the current Interest Period in respect of that Tranche or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)

the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Builder” means Jiangnan Shipyard (Group) Co., Ltd. of 988 ChangxingJiangnan Ave., Changxing Island, Shanghai 201913, the People’s Republic of China.

“Building Contract Assignments” means first priority deeds of assignment of the Building Contracts and the Refund Guarantees.

“Building Contracts” means the contracts on the terms and subject to the conditions of which the Seller has agreed to construct the Vessels for, and deliver the Vessels to, the Collateral Owners respectively.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, New York and Paris, and (in relation to the fixing of an interest rate) which is a US Government Securities Business Day.

“Change of Control” occurs when:

(a)	the Borrower ceases to own 100% of the membership interests of any Collateral Owner;

(b)	the Parent ceases to own, directly or indirectly, 100% of the membership interests in any Collateral Owner and the Borrower;

(c)

without the prior approval of the Agent (acting on the instructions of the Majority Lenders), two or more persons acting in concert or any individual person (other than any of the Permitted Holders acting in its own capacity or acting jointly) acquires legally and/or beneficially, and either directly or indirectly, in excess of 50% of the issued share capital or membership interests of the Parent; or

(d)

without the prior approval of the Agent (acting on the instructions of the Majority Lenders), two or more persons acting in concert or any individual person (other than any of the Permitted Holders acting in its own capacity or acting jointly) has the right or the ability to control, either directly or indirectly, the affairs of composition of the majority of the board or director (or equivalent) of the Parent.

“Charter Contract” means any contract for the operation, employment or use of a Vessel which (exclusive of any extension option) is capable of exceeding 36 calendar months and is entered into by a Collateral Owner after the date of this Agreement.

“Charterer” means any person who enters into a Charter Contract (as operator, employer or user of a Vessel) with a Collateral Owner.

“Charter Guarantee” means any guarantee, bond, letter of credit or other instrument (whether or not already issued) supporting any Charter Contract.

“Charter Guarantee Rights” means all rights and interests of every kind which a Collateral Owner or any Charterer now or at any later time has to, in or in connection with a Charter Guarantee or in relation to any matter arising out of or in connection with a Charter Guarantee.

“Charter Rights” means all rights and interests of every kind which any Collateral Owner now or at any later time has to, in or in connection with any relevant Charter Contract or in relation to any matter arising out of or in connection with any relevant Charter Contract, including, but without in any way limiting the generality of the preceding words:

(a)	all rights and interests relating to hire or any other amount of any kind payable under the terms of any relevant Charter Contract;

(b)	all rights to oblige any Charterer to take delivery of the relevant Vessel pursuant to any relevant Charter Contract or to withdraw the relevant Vessel from any Charterer;

(c)	all rights to terminate the relevant Charter Contract;

(d)

all rights to commence, conduct, defend, compromise or abandon any legal or arbitration proceedings relating to any relevant Charter Contract or to any matter arising out of or in connection with any relevant Charter Contract; and

(e)

all rights to damages, interest, costs or other sums payable under any judgment or order of any court, or any arbitration award, relating to any relevant Charter Contract or to any matter arising out of or in connection with any relevant Charter Contract.

“Code” means the US Internal Revenue Code of 1986.

“Collateral Owners” means the companies specified as collateral owners in Part III of Schedule 1 (The Parties).

“Commitment” means:

(a)

in relation to an Original Lender, the amount set opposite its name under the heading “Commitment” in Part I (The Original Lenders) of Schedule 1 (The Parties) and the amount of any other Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Commitment Fee” means the commitment fee to be paid by the Borrower to the Agent under Clause 11.1 (Commitment Fee).

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 6 (Form of Compliance Certificate) or otherwise approved by the Agent.

“Confidential Information” means all information relating to any Obligor, the Finance Documents or the Loan of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Loan from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 41 (Confidentiality); or

(ii)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(iii)

is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the Loan Market Association at the relevant time or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party.

“Confirmation” shall have, in relation to any Hedging Transaction under a Hedging Master Agreement, the meaning given to that term in that Hedging Master Agreement.

“Corresponding Debt” means any amount, other than any Parallel Debt, which an Obligor owes to a Finance Party under or in connection with the Finance Documents.

“CSTC” means China Shipbuilding Trading Co., Ltd. of 56(Yi) Zhongguancun Nan Da Jie, Beijing 100044, the People’s Republic of China.

“CTA” means the Corporation Tax Act 2009.

“Cut-off Date” means:

(a)	26 December 2027 in the case of Vessel A; and

(b)	27 April 2028 in the case of Vessel B.

“DAC6” means Directive 2011/16/EU (as amended by the Council Directive of 25 May 2018 (2018/822/EU)).

“Deed of Covenants” means a deed of covenants collateral to any Mortgage.

“Default” means an Event of Default or any event or circumstance specified in Clause 26 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Defaulting Lender” means any Lender:

(a)

which has failed to make its participation in a Tranche available (or has notified the Agent or the Borrower (which has notified the Agent) that it will not make its participation in a Tranche available) by the Utilisation Date of that Tranche in accordance with Clause 5.4 (Lenders’ participation);

(b)	which has otherwise rescinded or repudiated a Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a):

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made within three Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

“Delivery Date” means the date of delivery of a Vessel to a Collateral Owner by the Seller under a Building Contract as evidenced by the executed, timed and dated protocol of delivery and acceptance.

“Delivery Instalment” means the instalment of the purchase price payable by a Collateral Owner under the relevant Building Contract in accordance with article II, clause 3(f) of that Building Contract.

“Disruption Event” means either or both of:

(a)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Loan (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“DOC” means, in relation to the ISM Company, a valid Document of Compliance issued for the ISM Company by the Administration under paragraph 13.2 of the ISM Code.

“Earnings” means all hires, freights, passage moneys, pool income and other sums payable to or for the account of a Collateral Owner in respect of a Vessel including (without limitation) all remuneration for salvage and towage services, demurrage and detention moneys, contributions in general average, compensation in respect of any requisition for hire, and damages and other payments (whether awarded by any court or arbitral tribunal or by agreement or otherwise) for breach, termination or variation of any contract for the operation, employment or use of a Vessel.

“Earnings Accounts” means the bank accounts to be opened in the names of the Collateral Owners respectively with the Account Bank and each designated an “Earnings Account”.

“Encumbrance” means a mortgage, charge, assignment, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Environmental Claims” means:

(a)	enforcement, clean-up, removal or other governmental or regulatory action or orders or claims instituted or made pursuant to any Environmental Laws or resulting from a Spill; or

(b)	any claim made by any other person relating to a Spill.

“Environmental Incident” means any Spill from any vessel in circumstances where:

(a)

any Vessel or its Collateral Owner, operator or manager may be liable for Environmental Claims arising from the Spill (other than Environmental Claims arising and fully satisfied before the date of this Agreement); and/or

(b)	any Vessel may be arrested or attached in connection with any such Environmental Claim.

“Environmental Laws” means all laws, regulations and conventions concerning pollution or protection of human health or the environment.

“ESR Regulations” means the Republic of the Marshall Islands Economic Substance Regulations 2018, as might be amended and/or supplemented from time to time.

“Event of Default” means any event or circumstance specified as such in Clause 26.1 (Events of Default).

“Extension Option” means the option to extend the repayment period of a Tranche set out in Clause 6.3 (Extension Option).

“Facility Office” means:

(a)

in respect of a Lender, the office or offices (save that such Lender shall not nominate more than two Facility Offices simultaneously) notified by that Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement; or

(b)	in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes.

“Facility Period” means the period beginning on the date of this Agreement and ending on the date on which all the Secured Liabilities have been unconditionally and irrevocably paid and discharged in full and the Obligors have ceased to be under any further actual or contingent liability to the Finance Parties under or in connection with the Finance Documents.

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a); or

(c)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraph (a) or (b) with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

(b)

in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a), the first date from which such payment may become subject to a deduction or withholding required by FATCA.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Fee Letter” means any letter or letters dated on or about the date of this Agreement between the Arranger and the Borrower, the Agent and the Borrower or the Security Agent and the Borrower setting out any of the fees referred to in Clause 11 (Fees).

“Finance Documents” means:

(a)	this Agreement;

(b)	the Security Documents;

(c)	any Hedging Contract;

(d)	any Hedging Master Agreement;

(e)	any Compliance Certificate;

(f)	any Utilisation Request;

(g)	any Fee Letter; and

(h)	any other document designated as such by the Agent and the Borrower.

“Finance Parties” means the Arranger, the Agent, the Security Agent, any Hedging Provider and the Lenders.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed and debit balances at banks or other financial institutions;

(b)	any acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);

(c)	any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)

the amount of any liability in respect of any lease or hire purchase contract, a liability under which would, in accordance with GAAP, be treated as a balance sheet liability (other than any liability in respect of a lease or hire purchase contract which would, in accordance with GAAP in force prior to 1 January 2019, have been treated as an operating lease);

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)

any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);

(g)

any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of an underlying liability of an entity which is not an Obligor which liability would fall within one of the other sections of this definition;

(h)	any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) before the end of the Facility Period or are otherwise classified as borrowings under GAAP;

(i)

any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 180 days after the date of supply;

(j)

any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under GAAP; and

(k)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j), without double counting.

“Funding Rate” means any individual rate notified by a Lender to the Agent pursuant to Clause 10.3 (Market disruption).

“GAAP” means generally accepted accounting principles in the US.

“Group” means the Parent and its Subsidiaries for the time being and, for the purposes of Clause 21.1 (Financial statements) and Clause 22 (Financial covenants), any other entity required to be treated as a subsidiary in its consolidated accounts in accordance with GAAP and/or any applicable law.

“Guarantee” means a guarantee and indemnity in respect of the obligations of each other Obligor granted by each Guarantor and contained in Clause 19 (Guarantee and Indemnity).

“Guarantor” means an Original Guarantor unless it has ceased to be a Guarantor in accordance with Clause 28 (Changes to the Obligors) and/or (where the context permits) any other person who shall at any time during the Facility Period give to the Lenders or to the Security Agent on their behalf a guarantee and/or indemnity for the payment of all or part of the Secured Liabilities.

“Hedging Contract” means any Hedging Transaction between the Borrower and any Hedging Provider pursuant to any Hedging Master Agreement and includes any Hedging Master Agreement and any Confirmations from time to time exchanged under it and governed by its terms relating to that Hedging Transaction and any contract in relation to such a Hedging Transaction constituted and/or evidenced by them and “Hedging Contracts” means all of them.

“Hedging Exposure” means, as at any relevant date and in relation to any Hedging Provider, the aggregate of the amount certified by that Hedging Provider to the Agent to be the net amount in dollars:

(a)

in relation to all Hedging Contracts with that Hedging Provider that have been closed out on or prior to the relevant date, that is due and owing by the Borrower to that Hedging Provider in respect of all such Hedging Contracts on the relevant date; and

(b)

in relation to all Hedging Contracts with that Hedging Provider that are continuing on the relevant date, that would be payable by the Borrower to that Hedging Provider under (and calculated in accordance with) the early termination provisions of such Hedging Contracts as if an Early Termination Date (as defined in the relevant Hedging Master Agreement) had occurred on the relevant date in relation to all such continuing Hedging Contracts.

“Hedging Master Agreement” means any agreement made or (as the context may require) to be made between the Borrower and a Hedging Provider comprising an ISDA Master Agreement and the Schedule thereto in the agreed form.

“Hedging Provider” means:

(a)	the Original Hedging Providers; and

(b)	any entity which has become a Party as a Hedging Provider in accordance with Clause 27.10 (Accession of Hedging Providers to this Agreement).

“Hedging Security Deed” means a deed or other instrument by the Borrower in favour of the Security Agent in the agreed form conferring an Encumbrance over any Hedging Contracts.

“Hedging Transaction” has, in relation to any Hedging Master Agreement, the meaning given to the term “Transaction” in that Hedging Master Agreement.

“Historic Term SOFR” means, in relation to any Tranche, the most recent applicable Term SOFR for a period equal in length to the Interest Period of that Tranche and which is as of a day which is no more than five US Government Securities Business Days before the Quotation Day.

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“IAPPC” means a valid international air pollution prevention certificate for a Vessel issued under Annex VI.

“IEEC” means a valid international energy efficiency certificate for a Vessel issued under Annex VI.

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002.

“Impaired Agent” means the Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	the Agent otherwise rescinds or repudiates a Finance Document;

(c)	(if the Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of “Defaulting Lender”; or

(d)	an Insolvency Event has occurred and is continuing with respect to the Agent;

unless, in the case of paragraph (a):

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made within three Business Days of its due date; or

(ii)	the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“Insolvency Event” in relation to an entity means that the entity:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)

institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)

has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g)

seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d));

(h)

has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(i)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h); or

(j)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Insurances” means all policies and contracts of insurance (including all entries in protection and indemnity or war risks associations) which are from time to time taken out or entered into in respect of or in connection with a Vessel or her increased value or her Earnings and (where the context permits) all benefits under such contracts and policies, including all claims of any nature and returns of premium.

“Interest Period” means each period determined in accordance with Clause 8.4.1 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

“Interpolated Historic Term SOFR” means, in relation to any Tranche, the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between:

(a)	either:

(i)

the most recent applicable Term SOFR (as of a day which is not more than five US Government Securities Business Days before the Quotation Day) for the longest period (for which Term SOFR is available) which is less than the Interest Period of that Tranche; or

(ii)

if no such Term SOFR is available for a period which is less than the Interest Period of that Tranche the most recent SOFR for a day which is no more than five US Government Securities Business Days (and no less than two US Government Securities Business Days) before the Quotation Day; and

(b)

the most recent applicable Term SOFR (as of a day which is not more than five US Government Securities Business Days before the Quotation Day) for the shortest period (for which Term SOFR is available) which exceeds the Interest Period of that Tranche.

“Interpolated Term SOFR” means, in relation to any Tranche, the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between:

(a)	either:

(i)	the applicable Term SOFR (as of the Quotation Day) for the longest period (for which Term SOFR is available) which is less than the Interest Period of that Tranche; or

(ii)

if no such Term SOFR is available for a period which is less than the Interest Period of that Tranche, SOFR for the day which is two US Government Securities Business Days before the Quotation Day; and

(b)	the applicable Term SOFR (as of the Quotation Day) for the shortest period (for which Term SOFR is available) which exceeds the Interest Period of that Tranche.

“ISDA Master Agreement” means a 1992 ISDA Master Agreement or a 2002 ISDA Master Agreement.

“ISM Code” means the International Management Code for the Safe Operation of Ships and for Pollution Prevention adopted by the International Maritime Organisation.

“ISM Company” means, at any given time, the company responsible for a Vessel’s compliance with the ISM Code under paragraph 1.1.2 of the ISM Code.

“ISPS Code” means the International Ship and Port Facility Security Code adopted by the International Maritime Organisation.

“ISSC” means a valid international ship security certificate for a Vessel issued under the ISPS Code.

“ITA” means the Income Tax Act 2007.

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

“JOLCO Bareboat Charter” means, in respect of a Vessel, a bareboat charter corresponding to the relevant JOLCO Facility to be entered into between an affiliate of SBI Leasing Services Co., Ltd. as owners and the relevant Collateral Owner as bareboat charterers.

“JOLCO Facility” means, in respect of a Vessel, the corresponding debt facility made or to be made between, inter alios, BNP Paribas and certain affiliates of SBI Leasing Services Co., Ltd. pursuant to which the proceeds of that facility will be applied to refinance the relevant Tranche.

“JOLCO Refinancing Date” means, in respect of a Vessel, the date on which the relevant Tranche is refinanced pursuant to the relevant JOLCO Facility.

“Legal Opinion” means any legal opinion delivered to the Agent under Clause 4 (Conditions of Utilisation).

“Legal Reservations” means:

(a)

the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)

the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of United Kingdom stamp duty may be void and defences of set-off or counterclaim;

(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction; and

(d)	any other matters which are set out as qualifications or reservations as to matters of law of general application in the Legal Opinions.

“Lender” means:

(a)	any Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with Clause 27 (Changes to the Lenders),

which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement.

“Limitation Acts” means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

“Loan” means the aggregate amount of the Tranches advanced or to be advanced by the Lenders to the Borrower under Clause 2 (The Loan) or, where the context permits, the principal amount of the Tranche advanced and for the time being outstanding.

“LTV Coverage” has the meaning given to that term in Clause 18.2 (LTV Coverage).

“Major Casualty” means any casualty to a Vessel for which the total insurance claim, inclusive of any deductible, exceeds or may exceed the Threshold Amount.

“Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Commitments immediately prior to the reduction).

“Management Agreements” means:

(a)	any agreements for the commercial management of the Vessels entered or to be entered into between the Collateral Owners respectively and the relevant Manager; and

(b)	any agreements for the technical management of the Vessels entered or to be entered into between the Collateral Owners respectively and the relevant Manager.

“Managers” means, in relation to a Vessel, a technical or commercial or crewing manager of that Vessel acceptable to the Agent (acting on the instructions of the Majority Lenders) pursuant to the provisions of Clause 25.18 (Management).

“Managers’ Undertakings” means written undertakings of the Managers in form and substance acceptable to the Agent.

“Margin” means 1.60% per annum.

“Market Disruption Rate” means the percentage rate per annum which is the applicable Term SOFR for the relevant Interest Period.

“Market Value” means the value of a Vessel or any other vessel over which additional security has been created or which is being offered as additional security in accordance with Clause 18 (Additional Security) as most recently determined in accordance with Clause 18.3 (Provision of valuations).

“Material Adverse Effect” means in the reasonable opinion of the Majority Lenders, a material adverse effect on:

(a)	the business, operations, property, condition (financial or otherwise) or prospects of the Group taken as a whole; or

(b)	the ability of any Obligor to perform its obligations under any Finance Document; or

(c)

the validity, legality or enforceability of, or the effectiveness or ranking of any Encumbrance granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

“Maximum Loan Amount” means $164,640,000.

“Maximum Tranche Amount” means:

(a)	in respect of Tranche A, $82,320,000 (representing 80% of the contract price of Vessel A), and

(b)	in respect of Tranche B, $82,320,000 (representing 80% of the contract price of Vessel B).

“MDR” means the International Tax Enforcement (Disclosable Arrangements) Regulations 2023.

“Month” means, in relation to an Interest Period (or any other period for the accrual of commission or fees) a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)

(subject to (c) below) if the numerically corresponding day in the calendar month in which that period is to end is not a Business Day, that period shall end on the next Business Day in that calendar month if there is one or, if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

“Mortgagees’ Insurances” means all policies and contracts of mortgagees’ interest insurance, mortgagees’ additional perils (oil pollution) insurance and any other insurance from time to time taken out by the Security Agent in relation to a Vessel.

“Mortgages” means first preferred mortgages over the Vessels together with, where applicable, the Deeds of Covenants.

“New Lender” has the meaning given to that term in Clause 27.1 (Assignments and transfers by the Lenders).

“Non-Consenting Lender” has the meaning given to that term in Clause 40.6.4 (Replacement of Lender).

“Net Zero Banking Alliance” means the UN-convened group of leading global banks committed to financing ambitious climate action to transition the real economy to net-zero greenhouse gas emissions by 2050.

“Obligatory Insurances” means, in relation to a Vessel, the insurances and entries referred to in Clause 24.2 (Coverage required) and, where applicable, those referred to in Clause 24.19 (Employment of the Vessels).

“Obligor” means the parties to the Finance Documents (other than Finance Parties and a Manager that is not a member of the Group).

“Original Financial Statements” means the audited consolidated financial statements of the Guarantor for the financial year ended 31 December 2024.

“Original Jurisdiction” means, in relation to an Obligor, the jurisdiction under whose laws that Obligor is incorporated or, as the case may be, domesticated as at the date of this Agreement (or otherwise following a Permitted Re-domiciliation).

“Overseas Regulations” has the meaning given to that term in Clause 20.1.25 (Overseas companies).

“Parallel Debt” means any amount which an Obligor owes to the Security Agent under Clause 29.14 (Parallel Debt (Covenant to pay the Security Agent)) or under that Clause as incorporated by reference or in full in any other Finance Document.

“Parent” means the company specified as the parent in Part III of Schedule 1 (The Parties).

“Party” means a party to this Agreement.

“Permitted Disposal” means any sale, lease, licence, transfer or other disposal:

(a)	to the extent permitted by this Agreement, disposals of assets made in (and on terms reflecting) the ordinary course of trading of the disposing entity;

(b)	to the extent permitted by this Agreement, disposals of assets made by one member of the Group to another member of the Group;

(c)

disposals of obsolete assets, or assets which are no longer required for the purpose of the business of a Collateral Owner, in each case for cash on normal commercial terms and on an arm’s length basis;

(d)	any disposal of receivables on a non-recourse basis on arm’s length terms (including at fair market value) for non-deferred cash consideration in the ordinary course of its business;

(e)	disposals permitted by Clause 23.7 (Negative pledge) or Clause 23.14 (Financial Indebtedness);

(f)	dealings with trade creditors with respect to book debts in the ordinary course of trading;

(g)	the application of cash or cash equivalents in the acquisition of assets or services in the ordinary course of its business;

(h)	the sale of a Vessel subject to compliance by the relevant Collateral Owner with the provisions of Clause 7.6 (Post-Delivery: mandatory prepayment on sale or Total Loss); or

(i)	the sale is in connection with a Permitted Re-domiciliation.

(j)	of a Vessel in accordance with this Agreement.

“Permitted	Distribution” means:

(a)	the payment of a dividend by an Obligor; and/or

(b)	the repurchase and/or redemption of any of the Parent’s share capital or issued shares by an Obligor; and/or

(c)	the issuance of new shares by an Obligor or a resolution by an Obligor to issue new shares,

provided that, in each case, no Event of Default is continuing or would occur immediately after the making of the payment of such dividend and/or amounts paid in connection with the repurchase and/or redemption of any of the Parent’s share capital or issued shares and/or the issuance of any new shares or a resolution to do so.

“Permitted Encumbrance” means:

(a)	any Transaction Encumbrance;

(b)	any Encumbrance which has the prior written approval of the Agent;

(c)	any Encumbrance arising by operation of law and in the ordinary course of trading and not as a result of any default or omission by an Obligor;

(d)

any netting or set-off arrangement entered into by any Obligor in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of members of the Group and which does not involve the creation of any Encumbrance over any of the Security Assets;

(e)	any Quasi-Security arising as a result of a disposal which is a Permitted Disposal; or

(f)	any Permitted Lien.

“Permitted Holder” means each of the BW Group Limited (company number 39869, with its registered office at Clarendon House, 2 Church Street, Hamilton, HM11, Bermuda) and Naviera Ultranav Dos Limitada (with its registered office at Av. El Bosque Norte 500 P. 20 7550092, Las Condes, Santiago, Chile, 7550092) or other entities wholly owned and/or operated by them and their respective successors and Affiliates (provided that such successor or Affiliate is beneficially owned or controlled by the Sohmen Family and/or the von Appen Family).

“Permitted Re-domiciliation” means, in relation to each Obligor, a change to that Obligor from a company or corporation (as applicable) incorporated or domesticated in its Original Jurisdiction to a company incorporated under the laws of England and Wales, to be approved by the Finance Parties (in their sole discretion) following a request from the Borrower as contemplated under Clause 28.2 (Permitted Re-domiciliation).

“Permitted Liens” means, in relation to a Vessel:

(a)

unless an Event of Default is continuing, any ship repairer’s or outfitter’s possessory lien in respect of such Vessel for an amount not exceeding $2,000,000 (or its equivalent in any other currency or currencies);

(b)	any lien on such Vessel for master’s, officer’s or crew’s wages outstanding in the ordinary course of its trading;

(c)	any lien on such Vessel for salvage;

(d)	any lien arising by operation of law for not more than two months’ prepaid hire under any charter in relation to a Vessel not prohibited by this Agreement;

(e)

liens for master’s disbursements incurred in the ordinary course of trading and any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of a Vessel, provided such liens do not secure amounts more than 30 days overdue (unless the overdue amount is being contested by the relevant Collateral Owner in good faith by appropriate steps) and subject, in the case of liens for repair or maintenance, to Clause 25.5.2;

(f)

any Encumbrance created in favour of a plaintiff or defendant in any proceedings or arbitration as security for costs and expenses while the relevant Collateral Owner is actively prosecuting or defending such proceedings or arbitration in good faith so long as any such proceedings or the continued existence of such Encumbrance shall not and may reasonably be considered unlikely to lead to the arrest, sale, forfeiture or loss of, the Vessel or any interest in the Vessel; and

(g)

any Encumbrance arising by operation of law in respect of taxes which are not overdue for payment or in respect of taxes being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made so long as any such proceedings or the continued existence of such Encumbrance shall not and may reasonably be considered unlikely to lead to the arrest, sale, forfeiture or loss of, the Vessel or any interest in the Vessel.

“Pollutant” means and includes crude oil and its products, any other polluting, toxic or hazardous substance and any other substance whose release into the environment is regulated or penalised by Environmental Laws.

“Post-Delivery Assignments” means:

(a)

first priority deeds of assignment of the Insurances, Earnings, Charter Contracts, Charter Rights, Charter Guarantees, Charter Guarantee Rights and Requisition Compensation of the Vessels from the Collateral Owners;

(b)

first priority deeds of assignment of the Insurances, Earnings, sub-charters, sub-charter rights, sub-charter guarantees, sub-charter guarantee rights and Requisition Compensation of the Vessels from the Bareboat Charterers, including agreements whereby the Bareboat Charterers’ interests under the relevant Charter Contracts are subordinated to the interests of the Finance Parties under the Mortgages; and

(c)	first priority assignments of the Insurances from the Managers (if such Managers are part of the Group) contained in any Managers’ Undertaking.

“Post-delivery Period” means:

(a)	in respect of Vessel A, the period beginning on the Delivery Date for Vessel A; or

(b)	in respect of Vessel B, the period beginning on the Delivery Date for Vessel A, and, in each case, ending on the final day of the Facility Period.

“Post-Delivery Security Documents” means the Account Security, the Mortgages, the Post-Delivery Assignments, the Managers’ Undertakings (where a Manager is a member of the Group), or (where the context permits) any one or more of them, and any other agreement or document which may at any time be executed by any person during the Post-Delivery Period as security for the payment of all or any part of the Secured Liabilities.

“Pre-Approved Lender” means each lender agreed in writing between the Agent and the Borrower.

“Prepayment Date” has the meaning given to that term in Clause 7.6.1.

“Pre-Positioning Date” means, in relation to (a) a Delivery Instalment, (b) the relevant Utilisation, and (c) the corresponding Utilisation Request, the date specified in such Utilisation Request as the date on which the Agent shall, subject to the relevant terms and conditions of this Agreement, pre-position the Lenders’ respective participations of the relevant amount with the Seller’s Bank for the purposes of enabling the relevant Collateral Owner’s payment of that Delivery Instalment.

“Quarter Date” means, subject to Clauses 34.8 (Business Days) and 9.4 (Non-Business Days), 31 March, 30 June, 30 September and 31 December of each year.

“Quasi-Security” has the meaning given to that term in Clause 23.7 (Negative pledge).

“Quotation Day” means in relation to any period for which an interest rate is to be determined, two US Government Securities Business Days before the first day of that period (unless market practice differs in the relevant syndicated loan market, in which case the Quotation Day will be determined by the Agent in accordance with that market practice (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days)).

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Security Assets.

“Reference Rate” means, in relation to any Tranche:

(a)	the applicable Term SOFR as of the Quotation Day and for a period equal in length to the relevant Interest Period of that Tranche; or

(b)	as otherwise determined pursuant to Clause 10.1 (Unavailability of Term SOFR),

and if, in either case, that rate is less than zero, the Reference Rate shall be deemed to be zero.

“Refund Guarantees” means :

(a)	in respect of Vessel A, the refund guarantee numbered GC0601124001551 issued by the Refund Guarantor in favour of the relevant Collateral Owner pursuant to the relevant Building Contract;

(b)	in respect of Vessel B, the refund guarantee numbered GC0601124001629 issued by the Refund Guarantor in favour of the relevant Collateral Owner pursuant to the relevant Building Contract;

and any other refund guarantee issued or to be issued by the Refund Guarantor in favour of a Collateral Owner pursuant to a Building Contract.

“Refund Guarantor” means Bank of China Ltd., Shanghai Branch of 21B No.200 (M) Yincheng Road, Shanghai, China or such other bank or financial institution approved by the Agent acting on the instructions of all the Lenders.

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Documents” means the Finance Documents, the Building Contracts, the Refund Guarantees, any Charter Contract, any Charter Guarantee and any Manager’s Undertaking (where a Manager is not a member of the Group).

“Relevant Jurisdiction” means, in relation to an Obligor:

(a)	prior to any Permitted Re-domiciliation, its Original Jurisdiction;

(b)	on and from the completion of any Permitted Re-domiciliation of that Obligor, England and Wales;

(c)	any jurisdiction where any asset (other than a Vessel) subject to or intended to be subject to a Security Document to be executed by it is situated;

(d)	any jurisdiction where it conducts its business; and

(e)	the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.

“Repeating Representations” means each of the representations set out in Clause 20.1.1 (Status) to Clause 20.1.6 (Governing law and enforcement), Clause 20.1.19 (Pari passu ranking) and paragraph (b)(i) of Clause 20.1.23 (Sanctions).

“Replacement Event” has the meaning given to such term in Clause 7.7.

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Requisition Compensation” means all compensation or other money which may from time to time be payable to a Collateral Owner as a result of a Vessel being requisitioned for title or in any other way compulsorily acquired (other than by way of requisition for hire).

“Restricted Party” means a person:

(a)	that is listed on or owned or controlled by a person listed on any Sanctions List (whether designated by name or by reason of being included in a class of person);

(b)

located in, organised under the laws of or owned or controlled by, or acting on behalf of, a person located in or organised under the laws of a country or territory which is a subject of country-wide or territory-wide Sanctions; or

(c)	that is or is owned or controlled by a person that is otherwise a subject of Sanctions Laws.

“Sanctions Authority” means:

(a)	the United Kingdom;

(b)	the Security Council of the United Nations;

(c)	the European Union;

(d)	where the Facility Office of any Lender or Hedging Provider is in the European Union, each member state of the European Union where each such Facility Office is located; and

(e)	the United States of America,

and any governmental institutions, agencies or other authority acting on behalf of any of the foregoing in connection with Sanctions Laws (including but not limited to the Office of Foreign Assets Control of the US Department of Treasury (“OFAC”), the United States Department of State, and His Majesty’s Treasury (“HMT”)).

“Sanctions Laws” means any trade, economic or financial sanctions laws and/or regulations, embargoes or other restrictive measures imposed, administered, enacted and/or enforced by any Sanctions Authority.

“Sanctions List” means any list of persons or entities issued or maintained or published in connection with Sanctions Laws by or on behalf of any Sanctions Authority (including but not limited to the “Specially Designated Nationals and Blocked Persons” list issued by OFAC and the “Consolidated List of Financial Sanctions Targets and Investment Ban List” issued by HMT) other than OFAC’s SSI list.

“Secured Liabilities” means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Obligor to any Secured Party under all or any of the Finance Documents.

“Secured Parties” means each Finance Party from time to time party to this Agreement and any Receiver or Delegate.

“Security Assets” means all of the assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Encumbrances.

“Security Documents” means the Building Contract Assignments, each Guarantee, any Hedging Security Deed, the Post-Delivery Security Documents, the Security Power of Attorney, and any other agreement or document which may at any time be executed by any person as security for the payment of all or any part of the Secured Liabilities.

“Security Power of Attorney” means the irrevocable power of attorney granted by each Collateral Owner in favour of the Security Agent (on behalf of the Finance Parties), in the form agreed by the Security Agent, collateral to the Security Documents executed by each Collateral Owner.

“Security Property” means:

(a)	the Transaction Encumbrances expressed to be granted in favour of the Security Agent as trustee for the Secured Parties and all proceeds of such Transaction Encumbrances;

(b)

all obligations expressed to be undertaken by an Obligor to pay amounts in respect of the Secured Liabilities to the Security Agent as trustee for the Secured Parties and secured by the Transaction Encumbrances together with all representations and warranties expressed to be given by an Obligor or any other person in favour of the Security Agent as trustee for the Secured Parties; and

(c)

any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Agent is required by the terms of the Finance Documents to hold as trustee on trust for the Secured Parties.

“Seller” means, together, the Builder and CSTC.

“Seller’s Bank” means Bank of China or such other bank or financial institution nominated by the Seller and approved by the Agent acting on the instructions of all the Lenders.

“SMC” means a valid safety management certificate issued for a Vessel by or on behalf of the Administration under paragraph 13.7 of the ISM Code.

“SOFR” means the secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published (before any correction, recalculation or republication by the administrator) by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

“Sohmen Family” means Mrs Anna Sohmen and her direct descendants (including under trusts or similar arrangements of which they are individual or collective beneficiaries).

“Spill” means any actual or threatened spill, release or discharge of a Pollutant into the environment.

“Subsidiary” means a subsidiary undertaking within the meaning of section 1162 of the Companies Act 2006.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Termination Date” means:

(a)	in relation to Tranche A, the earlier of:

(i)	the JOLCO Refinancing Date in respect of Vessel A; and

(ii)	the Cut-off Date for Vessel A; or

(b)	in relation to Tranche B, the earlier of:

(i)	the JOLCO Refinancing Date in respect of Vessel B; and

(ii)	the Cut-off Date for Vessel B; and

in each case, subject to any extension pursuant to Clause 6.3 (Extension Option).

“Term SOFR” means the Term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published (before any correction, recalculation or republication by the administrator) by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate).

“Threshold Amount” means $2,000,000 or its equivalent in any other currency.

“Total Commitments” means the aggregate of the Commitments.

“Total Loss” means:

(a)	an actual, constructive, arranged, agreed or compromised total loss of a Vessel; or

(b)	the requisition for title or compulsory acquisition of a Vessel by any government or other competent authority (other than by way of requisition for hire); or

(c)

the capture, seizure, arrest, detention, hijacking, theft, condemnation as prize, confiscation or forfeiture of a Vessel (not falling within paragraph (b)), unless that Vessel is released and returned to the possession of the relevant Collateral Owner within 60 days after the capture, seizure, arrest, detention, hijacking, theft, condemnation as prize, confiscation or forfeiture in question or, where there has been a hijacking, theft, capture, seizure or detention of the Vessel as a result of an act of piracy, 365 days or, if earlier, the date on which the insurance proceeds are paid by the insurers in respect of such hijack, theft, capture, seizure or detention as a result of privacy.

“Total Loss Date” means, in relation to the Total Loss of a Vessel:

(a)	in the case of an actual loss of that Vessel, the date on which it occurred or, if that is unknown, the date when that Vessel was last heard of;

(b)	in the case of a constructive, arranged, agreed or compromised Total Loss of that Vessel, the earlier of:

(i)	the date on which a notice of abandonment is given (or deemed or agreed to be given) to the insurers; and

(ii)

the date of any compromise, arrangement or agreement made by or on behalf of the relevant Collateral Owner with that Vessel’s insurers in which the insurers agree to treat that Vessel as a Total Loss; and

(c)	in the case of the requisition for title or compulsory acquisition of a Vessel, the date it happened;

(d)

in the case of capture, seizure, arrest, detention, hijacking, theft, condemnation as prize, confiscation or forfeiture of a Vessel, the date 60 days or, in respect of any hijacking, theft, capture, seizure or detention of the Vessel as a result of an act of piracy, 365 days after the date upon which it happened or, if earlier, the date on which the insurance proceeds are paid by the insurers in respect of such hijack, theft, capture, seizure or detention as a result of privacy; and

(e)	in the case of any other type of Total Loss, the date (or the most likely date) on which it appears to the Agent (acting reasonably) that the event constituting the Total Loss occurred.

“Tranche” means each of Tranche A and Tranche B.

“Tranche A” means an amount up to the applicable Maximum Tranche Amount advanced or to be advanced to the Borrower by the Lenders in respect of Vessel A or, where the context permits, the aggregate principal amount so advanced and for the time being outstanding.

“Tranche B” means an amount up to the applicable Maximum Tranche Amount advanced or to be advanced to the Borrower by the Lenders in respect of Vessel B or, where the context permits, the aggregate principal amount so advanced and for the time being outstanding.

“Transaction Encumbrances” means the Encumbrances created or evidenced or expressed to be created or evidenced under the Security Documents.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrower.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

“Treasury Transactions” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

“Unpaid Sum” means any sum due and payable but unpaid by any Obligor under the Finance Documents.

“US” means the United States of America.

“US Government Securities Business Day” means a day other than:

(a)	a Saturday or Sunday; and

(b)

a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

“Utilisation” means any part of a Tranche advanced or to be advanced pursuant to a Utilisation Request.

“Utilisation Date” means the date on which the relevant Utilisation is advanced under Clause 5 (Advance).

“Utilisation Request” means a notice substantially in the form set out in Schedule 3 (Utilisation Request).

“VAT” means:

(a)	any value added tax imposed by the Value Added Tax Act 1994;

(b)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(c)

any other tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (b), or imposed elsewhere.

“Vessels” means Vessel A and Vessel B

“Vessel A” means hull number H2854, details of which are set out in Schedule 7 (Vessels’ Details).

“Vessel B” means hull number H2855, details of which are set out in Schedule 7 (Vessels’ Details).

“von Appen Family” means Dag von Appen Burose, Sylvia von Appen Burose, Birgit von Appen Burose, Per von Appen Burose and their respective direct descendants.

1.2	Construction Unless a contrary indication appears, any reference in this Agreement to:

1.2.1

any “Lender”, the “Borrower”, any “Obligor”, any “Guarantor”, any “Collateral Owner”, the “Arranger”, the “Agent”, any “Secured Party”, the “Security Agent”, any “Finance Party” or any “Party” shall be construed so as to include its successors in title, permitted assignees and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;

1.2.2	“assets” includes present and future properties, revenues and rights of every description;

1.2.3

a Lender’s “cost of funds” in relation to its participation in a Tranche is a reference to the average cost (determined either on an actual or a notional basis) which that Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that participation in that Tranche for a period equal in length to the relevant Interest Period of that Tranche;

1.2.4

a “Finance Document”, a “Security Document”, a “Relevant Document” or any other agreement or instrument is a reference to that Finance Document, Security Document, Relevant Document or other agreement or instrument as amended, novated, supplemented, extended or restated from time to time;

1.2.5	a “group of Lenders” includes all the Lenders;

1.2.6

“guarantee” means (other than in Clause 19 (Guarantee and Indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

1.2.7	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

1.2.8

a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

1.2.9

a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

1.2.10	a provision of law is a reference to that provision as amended or re-enacted from time to time; and

1.2.11	a time of day (unless otherwise specified) is a reference to London time.

1.3	Headings Section, Clause and Schedule headings are for ease of reference only.

1.4

Defined terms Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

1.5

Default A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived or, if in the opinion of the Agent such Event of Default is capable of being remedied, remedied to the satisfaction of the Agent.

1.6	Reference to a page or screen A reference in this Agreement to a page or screen of an information service displaying a rate shall include:

1.6.1	any replacement page of that information service which displays that rate; and

1.6.2	the appropriate page of such other information service which displays that rate from time to time in place of that information service,

and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Agent after consultation with the Borrower.

1.7	Currency symbols and definitions “$”, “USD” and “dollars” denote the lawful currency of the United States of America.

1.8	Third party rights

1.8.1

Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement.

1.8.2	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

1.8.3

Any Receiver, Delegate or any person described in Clause 29.11.2 (Exclusion of liability) may, subject to this Clause 1.8 and the Third Parties Act, rely on any Clause of this Agreement which expressly confers rights on it.

1.9

Offer letter This Agreement supersedes the terms and conditions contained in any correspondence relating to the subject matter of this Agreement exchanged between any Finance Party and the Borrower or their representatives before the date of this Agreement.

1.10	Contractual recognition of bail-in

1.10.1	In this Clause 1.10:

“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means:

(a)

in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;

(b)	in relation to the United Kingdom, the UK Bail-In Legislation; and

(c)

in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Write-down and Conversion Powers” means:

(a)

in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)

in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

(c)	in relation to any other applicable Bail-In Legislation:

(i)

any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation.

1.10.2

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

Section 2 The Loan

2	The Loan

2.1	Amount Subject to the terms of this Agreement, the Lenders agree to make available to the Borrower a term loan comprising all the Tranches and not exceeding in aggregate the Maximum Loan Amount.

2.2	Finance Parties’ rights and obligations

2.2.1

The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

2.2.2

The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with Clause 2.2.3. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of the Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in the Loan or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

2.2.3	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

3	Purpose

3.1

Purpose The Borrower shall on-lend the Loan to the Collateral Owners who will apply the same towards payment of the pre-delivery instalments and the delivery instalment of the purchase price of each Vessel under the relevant Building Contract.

3.2	Monitoring No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4	Conditions of Utilisation

4.1	Initial conditions precedent

4.1.1

The Borrower may not deliver the first Utilisation Request unless the Agent has received all of the documents and other evidence listed in Part I (Initial conditions precedent) of Schedule 2 (Conditions Precedent and Subsequent) in form and substance satisfactory to the Agent. The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

4.1.2

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in Clauses 4.1.1, 4.2 or 4.3.3, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2

Utilisation conditions precedent The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to a Tranche (except as regards a Utilisation pre-positioning a Delivery Instalment, to which Clause 4.3 (Pre-positioning conditions precedent) applies) if, on or before the proposed Utilisation Date, the Agent has received all of the documents and other evidence listed in Part III (Utilisation conditions precedent) and (if the Utilisation is relating to a Delivery Instalment) Part V (Conditions precedent to delivery) of Schedule 2 (Conditions Precedent and Subsequent) in form and substance satisfactory to the Agent. The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

4.3	Pre-positioning conditions precedent

4.3.1	The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to a Utilisation for the purpose of pre-positioning a Delivery Instalment if:

(a)

on or before the relevant Pre-Positioning Date, the Agent has received the additional documents and other evidence listed in Part IV (Pre-positioning conditions precedent) of Schedule 2 (Conditions Precedent and Subsequent); and

(b)

the MT199 transmission (or such other form of transmission which the relevant Collateral Owner, the Agent (acting on the instructions of all the Lenders), the Seller and the Seller’s Bank may agree) in respect of the proposed pre-positioning of the proceeds of such Utilisation will:

(i)	provide that the proceeds of such Utilisation will:

(A)	be held by the Seller’s Bank to the order of the Agent;

(B)

only be released to the Seller upon presentation to the Seller’s Bank of a copy (transmitted by fax, email or otherwise) of the dated and timed protocol of delivery and acceptance in respect of the relevant Vessel (evidencing the unconditional physical delivery of the relevant Vessel by the Seller to the relevant Collateral Owner pursuant to the relevant Building Contract) which is executed by the Seller and that Collateral Owner and:

(1)

countersigned by a duly authorised officer, signatory, attorney-in-fact or other representative of the Agent, whose details shall be communicated by the Agent to the Seller’s Bank in the MT199 transmission; or

(2)	accompanied by a release letter signed by a duly authorised officer, signatory, attorney-in-fact or other representative of the Agent or such other form of release as may be agreed by the Agent; and

(C)	be refunded by the Seller’s Bank directly to the Agent on the date to be stipulated in the relevant transmission referred to in the first paragraph of this Clause 4.3.1(b); and

(ii)	the Agent has received an acknowledgement from the Seller’s Bank that the Seller’s Bank has approved the form of the relevant transmission referred to in paragraph (b) of this Clause 4.3.1.

4.3.2

Each Obligor and each Finance Party confirms and acknowledges that the participation by each Lender and a transfer of funds by the Agent in accordance with and for the purpose of Clause 4.3.1 shall, in each case, constitute a Utilisation for the purposes of this Agreement and shall, as from the relevant Utilisation Date, constitute a valid and binding obligation upon the Borrower in respect of:

(a)	the repayment of the amount of the Loan attributable to such Utilisation; and

(b)	the payment of interest and any other amount payable in relation thereto,

each in accordance with and in the manner contemplated by this Agreement.

4.3.3	The Agent shall notify the Borrower and the Lenders promptly upon being satisfied in relation to the requirements under Clause 4.3.1.

4.4

Delivery conditions precedent Whether or not a Utilisation is advanced on a Delivery Date, the Borrower undertakes to deliver or to cause to be delivered to the Agent on the relevant Delivery Date, the additional documents and other evidence listed in Part V (Conditions precedent to delivery) of Schedule 2 (Conditions Precedent and Subsequent) to the extent any such document or other evidence has not already been previously delivered to the Agent provide that this Clause shall not apply if:

4.4.1	no Extension Option has been exercised in respect of the relevant Tranche; and

4.4.2	the relevant Delivery Instalment is not financed or refinanced by a Utilisation.

4.5	Further conditions precedent The Lenders will only be obliged to advance a Tranche or part thereof if on the date of the relevant Utilisation Request and on the proposed Utilisation Date:

4.5.1	no Event of Default is continuing or would result from the advance of that Utilisation; and

4.5.2	the representations made by the Borrower and each Guarantor under Clause 20 (Representations) are true.

4.6

Initial conditions subsequent The Borrower undertakes to deliver or to cause to be delivered to the Agent the documents and other evidence listed in Part II (Initial conditions subsequent) of Schedule 2 (Conditions Precedent and Subsequent) within the time limits set out in Part II (Initial conditions subsequent) of Schedule 2 (Conditions Precedent and Subsequent).

4.7

Utilisation conditions subsequent Whether or not a Utilisation is advanced on a Delivery Date in accordance with Clause 4.3 (Pre-positioning conditions precedent) the Borrower undertakes to deliver or cause to be delivered to the Agent within the earlier of:

4.7.1	the time limits set out in Part VI (Utilisation conditions subsequent) of Schedule 2 (Conditions Precedent and Subsequent); and

4.7.2	14 days after the Delivery Date of the relevant Vessel specified in the relevant Utilisation Request,

or, in either case, by such later date as the Agent may agree with the Borrower, the documents and other evidence listed in Part VI (Utilisation conditions subsequent) of Schedule 2 (Conditions Precedent and Subsequent).

4.8

No waiver If the Lenders agree to allow the Borrower to deliver a Utilisation Request, to pre-position a Delivery Instalment or to advance a Tranche to the Borrower before all of the documents and evidence required by Clause 4.1 (Initial conditions precedent) and/or Clause 4.2 (Utilisation conditions precedent) and/or Clause 4.3 (Pre-positioning conditions precedent) have been delivered to or to the order of the Agent, the Borrower undertakes to deliver all outstanding documents and evidence to or to the order of the Agent no later than 30 days after the relevant Utilisation Date and/or Pre-Positioning Date or such other date specified by the Agent (acting on the instructions of all the Lenders).

The advance of a Tranche under this Clause 4.8 shall not be taken as a waiver of the Lenders’ right to require production of all the documents and evidence required by Clause 4.1 (Initial conditions precedent) and/or Clause 4.2 (Utilisation conditions precedent).

4.9	Form and content All documents and evidence delivered to the Agent under this Clause shall:

4.9.1	be in form and substance acceptable to the Agent; and

4.9.2	if required by law, be certified, notarised, legalised or attested in a manner acceptable to the Agent.

4.10

Vessel specified References in Schedule 2 (Conditions Precedent and Subsequent) to “the Vessel” or to any person, document or date relating to a Vessel shall be deemed to relate solely to the Vessel specified in the relevant Utilisation Request or to any person, document or date relating to that Vessel respectively.

Section 3 Utilisation

5	Advance

5.1

Delivery of a Utilisation Request The Borrower may request a Tranche to be advanced by delivery to the Agent of a duly completed Utilisation Request not later than 11.00 am (Paris time) three Business Days before the proposed Utilisation Date.

5.2	Completion of a Utilisation Request A Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

5.2.1	it is signed by an authorised signatory of the Borrower;

5.2.2	the proposed Utilisation Date is a Business Day within the Availability Period; and

5.2.3	the proposed Interest Period complies with Clause 8.4.1 (Interest Periods).

5.3	Currency and amount The currency specified in a Utilisation Request must be dollars.

5.4	Lenders’ participation

5.4.1

Subject to Clauses 2 (The Loan), 3 (Purpose) and 4 (Conditions of Utilisation), each Lender shall make its participation in any Tranche available by the relevant Utilisation Date through its Facility Office.

5.4.2	The amount of each Lender’s participation in any Tranche will be equal to the proportion borne by its Commitment to the Total Commitments.

5.5	Cancellation of Commitment The Total Commitments shall be cancelled at the end of the Availability Period to the extent that they are unutilised at that time.

5.6	Utilisation limit The Lenders will only be obliged to advance a Utilisation if:

5.6.1	that Utilisation will not increase the number of Utilisations for that Tranche to a sum in excess of four;

5.6.2

(in respect of the first Utilisation of a Tranche) that Utilisation will be applied in or towards refinancing the first, second and third instalments of the purchase price of the relevant Vessel under the relevant Building Contract and that Utilisation shall not exceed 80% of the aggregate of those instalments;

5.6.3

(other than in respect of the first Utilisation of a Tranche) the proposed Utilisation Date of that Utilisation coincides with the due date for payment by the relevant Collateral Owner of a pre-delivery instalment or the final instalment of the purchase price of the relevant Vessel under the relevant Building Contract;

5.6.4

(other than in respect of the first Utilisation of a Tranche) that Utilisation will be applied in or towards payment of one of the following instalments of the purchase price of the relevant Vessel under the relevant Building Contract and shall amount to a maximum of the sum set out below opposite the relevant instalment:

Building Contract Instalment	Maximum Amount of Utilisation
Fourth instalment	$8,232,000
Fifth instalment	$8,232,000
Delivery Instalment	$41,160,000

5.6.5	that Utilisation will not cause the Maximum Tranche Amount of the relevant Tranche to be exceeded; and

5.6.6	that Utilisation will not increase the Loan to a sum in excess of the Maximum Loan Amount.

Section 4 Repayment, Prepayment and Cancellation

6	Repayment

6.1	Repayment of each Tranche Subject to Clause 6.3 (Extension Option), the Borrower shall fully repay each Tranche by way of single payment on the relevant Termination Date for that Tranche.

6.2	Reborrowing The Borrower may not reborrow any part of a Tranche which is repaid.

6.3	Extension Option

6.3.1

The Borrower and the Guarantors may request a Termination Date in respect of a Tranche to be extended by six Months (or such longer period as may be agreed by all the Lenders) by submitting a request to the Agent in the form substantially set out at Schedule 8 (Form of Termination Date Extension Request) on a date falling no later than six Months prior to such Termination Date (the “Termination Date Extension Request”).

6.3.2	Any Termination Date Extension Request shall be irrevocable and any change to the Termination Date pursuant to the Termination Date Extension Request shall require express consent of all the Lenders.

6.3.3	Upon receipt by the Agent of a Termination Date Extension Request:

(a)	the Agent shall promptly forward a copy of such Termination Date Extension Request to each Lender;

(b)

each Lender shall make a determination in its individual and sole discretion and notify its unconditional decision in writing to the Agent on a date no later than 10 days after the date of the Termination Date Extension Request and the Agent shall notify the Borrower of the Lenders’ decision in respect of the Termination Date Extension Request as soon as reasonably practicable upon being so notified;

(c)

nothing shall oblige a Lender to agree to a Termination Date Extension Request and if any Lender fails to respond in accordance with Clause 6.3.3(b), such Lender shall be deemed to have declined the Termination Date Extension Request;

(d)

if not all the Lenders provide their consent in accordance with Clause 6.3.3(b), any Lender which has previously consented in accordance with Clause 6.3.3(b) may withdraw its consent by giving notice within five Business Days after having received notification from the Agent in respect of any Lenders that have not consented; and

(e)	if all the Lenders consent to the Termination Date Extension Request, confirmation thereof by the Agent (acting on the instructions of all the Lenders) shall be final and binding upon the Parties.

7	Illegality, Prepayment and Cancellation

7.1

Illegality If in any applicable jurisdiction it becomes unlawful (other than by reason of Sanctions) for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in the relevant Tranche or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:

7.1.1	that Lender shall promptly notify the Agent upon becoming aware of that event;

7.1.2

upon the Agent notifying the Borrower (which notice shall be given as soon as reasonably practicable following receipt by the Agent of the notice referred to in Clause 7.1.1 above), the Commitment of that Lender will be immediately cancelled; and

7.1.3

to the extent that the Lender’s participation has not been transferred pursuant to Clause 40.6 (Replacement of Lender), the Borrower shall repay that Lender’s participation in each Tranche on the last day of its current Interest Period or, if earlier, the date specified by that Lender in the notice delivered to the Agent and notified by the Agent to the Borrower (being no earlier than the last day of any applicable grace period permitted by law).

7.2

Voluntary cancellation The Borrower may, if it gives the Agent not less than three Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of $1,000,000) of the undrawn amount of a Tranche. Any cancellation under this Clause 7.2 shall reduce the Commitments of the Lenders rateably under that Tranche.

7.3

Voluntary prepayment of a Tranche The Borrower may prepay the whole or any part of a Tranche (but, if in part, being an amount that reduces that Tranche by a minimum amount of $1,000,000) provided that the Borrower gives the Agent not less than three Business Days’ (or such shorter period as the Majority Lenders and the Agent may agree) prior notice.

7.4	Right of cancellation and prepayment in relation to a single Lender

7.4.1

If any Lender claims indemnification from the Borrower or a Guarantor under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs) the Borrower may, while the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment(s) of that Lender and its intention to procure the repayment of that Lender’s participation in the relevant Tranche.

7.4.2	On receipt of a notice referred to in Clause 7.4.1 in relation to a Lender, the Commitment(s) of that Lender shall be immediately reduced to zero.

7.4.3

On the last day of the Interest Period in respect of that Tranche which ends after the Borrower has given notice under Clause 7.4.1 in relation to a Lender (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender’s participation in that Tranche together with all interest and other amounts accrued under the Finance Documents.

7.5	Change of control

7.5.1	The Borrower shall promptly notify the Agent upon any Obligor becoming aware of a Change of Control.

7.5.2

If a Change of Control occurs and unless the Agent has previously approved the Change of Control (acting on the instructions of the Majority Lenders, whose consent shall not be unreasonably withheld or delayed) the Total Commitments shall be cancelled with effect from the date such Change of Control occurs and the Loan shall be prepaid in full on or before the date falling 60 days after the date on which such Change of Control occurs (together with all other outstanding amounts under this Agreement and any of the Security Documents then due and payable at such time).

7.5.3	A Permitted Re-domiciliation shall not constitute a Change of Control in respect of the Obligor that is the subject of that Permitted Re-domiciliation.

7.6	Post-Delivery: mandatory prepayment on sale or Total Loss

7.6.1	In this Agreement, “Prepayment Date” means:

(a)	in the case of the sale of a Vessel, the time at and date on which the sale is completed; and

(b)	in the case of a Total Loss of a Vessel, the date falling 180 days after the Total Loss Date.

7.6.2	During a Post-delivery Period, if a Vessel is sold by a Collateral Owner or becomes a Total Loss, the Borrower shall prepay on the relevant Prepayment Date:

(a)	the whole of the Tranche in respect of that Vessel; and

(b)

any additional amount that is required to ensure that the Borrower remains in compliance with the LTV Coverage as calculated on the relevant Prepayment Date and excluding, for the purpose of this calculation, the Vessel sold or that has become a Total Loss.

7.6.3	For the purpose of Clause 7.6.2, the determination of the LTV Coverage will be based on:

(a)	the last valuations of the remaining Vessels obtained by the Agent pursuant to Clause 18.3 (Provision of valuations); or

(b)

if such last valuations predate the relevant Prepayment Date by more than one month, new valuations to be obtained by the Agent pursuant to Clause 18.3 (Provision of valuations) on or before the relevant Prepayment Date.

7.6.4	Any prepayment made in accordance with Clause 7.6.2(b) shall be applied in prepayment of the remaining Tranche.

7.7	Mandatory prepayment or cancellation relating to the Building Contracts and Refund Guarantees

If, prior to the Delivery Date of a Vessel:

7.7.1

a Building Contract or a Refund Guarantee is terminated, rescinded, cancelled, repudiated, suspended or otherwise ceases to remain in full force and effect, or is transferred, assigned, novated or otherwise disposed of to any person (other than (i) pursuant to the relevant Security Documents or (ii) in respect of a novation of a Building Contract or a Refund Guarantee pursuant to a Permitted Re-domiciliation); or

7.7.2	any obligation of the Seller under a Building Contract, or of the Refund Guarantor under a Refund Guarantee becomes unlawful or unenforceable; or

7.7.3	any of the events or circumstances specified in Clauses 26.1.7 (Insolvency), 26.1.8 (Insolvency proceedings) and 26.1.9 (Creditors’ process) occurs in relation to:

(a)	the Seller; or

(b)	the Refund Guarantor (a “Replacement Event”),

then any undrawn amount of the Tranche relating to the relevant Vessel will be immediately cancelled and, if and to the extent any part of such Tranche has been advanced, the Borrower shall prepay that Tranche in full as soon as reasonably practicable and in any event not later than 15 Business Days from the occurrence of such event unless, in respect of a Replacement Event and within 30 days of the occurrence of that Replacement Event, the Borrower (at its own cost):

(A)	replaces each relevant Refund Guarantee with a Refund Guarantee issued by another Refund Guarantor in a form and manner approved in advance by the Agent (acting on the instructions of all Lenders);

(B)

assigns any replacement Refund Guarantee in favour of the Security Agent pursuant to a duly executed and perfected deed of assignment in such form (consistent with the terms of the relevant Building Contract Assignment) and in such manner as the Agent (acting on the instructions of all Lenders) may approve; and

(C)

delivers to the Agent such further documents and evidence as the Agent may reasonably require in connection with (A) and (B) above (including, without limitation, corporate authorisations and legal opinions).

7.8

Right of cancellation in relation to a Defaulting Lender If any Lender becomes a Defaulting Lender, the Borrower may, at any time while the Lender continues to be a Defaulting Lender, give the Agent five Business Days’ notice of cancellation of the Commitment of that Lender. On that notice becoming effective, the Commitment of the Defaulting Lender shall be immediately reduced to zero. The Agent shall as soon as practicable after receipt of that notice notify all the Lenders.

7.9	Release of Transaction Encumbrances

7.9.1

Once the Agent has confirmed that it has received or will receive to its satisfaction all amounts payable under the Finance Documents in respect of a Vessel, the Security Agent (acting on the instructions of the Agent) shall release, discharge and/or, as appropriate, reassign the Security Documents (and the Transaction Encumbrances assigned or charged thereunder) executed in respect of such Vessel and the Collateral Owner in respect of such Vessel.

7.9.2

The Borrower shall be entitled to make a request for a release of security in respect of a Vessel and the Collateral Owner in respect of such Vessel where it has made a prepayment under Clause 7.3 (Voluntary prepayment of a Tranche) (for the purpose of removing that Vessel and the relevant Collateral Owner from the financing arrangements contemplated by this Agreement provided that the Borrower shall be in compliance with its obligations under Clause 18.2 (LTV Coverage) following such release or discharge. When any consent to the release of security is so given, any release arrangements of the type referred to in this clause shall be at the cost and expense of the Borrower. It is agreed that the consent to release the Security Documents under this Clause 7.9 shall not be unreasonably withheld or delayed in circumstances where all amounts required to be paid under Clause 7.3 (Voluntary prepayment of a Tranche), Clause 7.6 (Post-Delivery: mandatory prepayment on sale or Total Loss) and/or Clause 18.2 (LTV Coverage) have been received by the Agent.

7.9.3

The Security Agent shall release, discharge and/or, as appropriate, reassign the Security Documents (and the Transaction Encumbrances assigned or charged thereunder) executed in respect of the relevant Vessel and the Collateral Owner in connection with a Permitted Re-domiciliation of that Collateral Owner (subject to the replacement of those Security Documents, and compliance with, the provisions of Clause 28.2 (Permitted Re-domiciliation)).

7.10	General

7.10.1

Any notice of prepayment or cancellation given under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant prepayment or cancellation is to be made and the amount of that prepayment or cancellation.

7.10.2	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

7.10.3

Any prepayment under this Agreement, shall be made, where applicable, together with payment to each Hedging Provider of any amount falling due to the relevant Hedging Provider under a Hedging Contract (whether pursuant to this Agreement, any Hedging Master Agreement or otherwise), as a result of the termination or close out of that Hedging Contract or any Hedging Transaction under it in relation to that prepayment.

7.10.4	The Borrower shall not repay, prepay or cancel all or any part of a Tranche except at the times and in the manner expressly provided for in this Agreement.

7.10.5	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

7.10.6	The Borrower may not reborrow any part of a Tranche which is prepaid.

7.10.7	If the Agent receives a notice under this Clause 7, it shall promptly forward a copy of that notice to the Borrower or the affected Lender, as appropriate.

Section 5 Costs of Utilisation

8	Interest

8.1	Calculation of interest The Borrower shall pay interest on each Tranche, which shall be the percentage rate per annum which is the aggregate of:

8.1.1	the Margin and

8.1.2	the applicable Reference Rate.

8.2	Payment of interest The Borrower shall pay accrued interest on each Tranche on the last day of each Interest Period.

8.3	Default interest

8.3.1

If the Borrower or a Guarantor fails to pay any amount payable by it under a Finance Document (other than a Hedging Contract) on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which is 2% per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Tranche in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 8.3 shall be immediately payable by the Borrower or the Guarantors on demand by the Agent.

8.3.2	If any overdue amount consists of all or part of the Loan which became due on a day which was not the last day of an Interest Period relating to the Loan or the relevant part of it:

(a)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to the Loan; and

(b)	the rate of interest applying to the overdue amount during that first Interest Period shall be 2.0% per annum higher than the rate which would have applied if the overdue amount had not become due.

8.3.3

Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.4	Notifications

8.4.1	The Agent shall promptly notify the Borrower of each Funding Rate relating to a Tranche.

8.4.2	The Agent shall promptly notify the Borrower of the determination of a rate of interest under this Agreement.

8.4.3	This Clause 8.4 shall not require the Agent to make any notification to any Party on a day which is not a Business Day.

8.5	Hedging

8.5.1	Hedging Contracts

(a)	During the Facility Period, the Borrower may (but is not obliged to) enter into a Hedging Master Agreement with each of the then available Hedging Providers.

(b)

If, at any time during the Facility Period, the Borrower wishes to enter into any Hedging Transaction so as to hedge all or any part of the Borrower’s exposure under this Agreement (taking into consideration any exposure or projected exposure under the JOLCO Facilities) to interest rate fluctuations, the Borrower shall advise the Agent in writing.

(c)

Any such Hedging Transaction shall be concluded with a Hedging Provider on the terms of the Hedging Master Agreements entered into pursuant to paragraph (a) above but (except with the approval of the Majority Lenders) no such Hedging Transaction shall be concluded if its notional principal amount, when aggregated with the notional principal amount of any other continuing Hedging Contracts, exceeds the relevant Tranche (or, where applicable, the relevant JOLCO Facility).

(d)	If and when any such Hedging Transaction has been concluded, it shall constitute a Hedging Contract for the purposes of the Finance Documents.

(e)

Simultaneously with the execution of any Hedging Master Agreement by the Borrower with a Hedging Provider, the Borrower shall forthwith send to the Agent a duly executed copy of that Hedging Master Agreement and the applicable Hedging Security Deed (together with documents and matters as the Agent may reasonably require (including without limitation relevant corporate authorisations and legal opinions relating to the relevant jurisdiction), in form and substance satisfactory to the Agent), each at the cost and expense of the Borrower.

8.5.2

Unwinding of Hedging Contracts At the time of any prepayment in whole of the Loan or any cancellation in whole of any Commitment or otherwise, the Borrower shall promptly close out and terminate (or, as applicable, novate) all Hedging Transactions.

8.5.3

Variations Except as required by Clause 8.5.2 (Unwinding of Hedging Contracts) or any termination or partial termination of a Hedging Contract in relation to Clause 7.10.3, none of the Hedging Master Agreements and the Hedging Contracts shall be varied, save for any amendment or supplement that is administrative and mechanical in nature and does not give rise to a conflict with any provision of this Agreement.

8.5.4

Releases and waivers There shall be no release by the Borrower of any obligation of any other person under the Hedging Contracts (including by way of novation), no waiver of any breach of any such obligation and no consent to anything which would otherwise be such a breach, save for any waiver that is administrative and mechanical in nature and does not give rise to a conflict with any provision of this Agreement.

8.5.5	Assignment of Hedging Contracts by Borrower Except pursuant to a Hedging Security Deed the Borrower shall not assign or otherwise dispose of their rights under any Hedging Contract.

8.5.6

Information concerning Hedging Contracts Each Hedging Provider shall provide the Agent with any information it may request concerning any Hedging Contract, including all reasonable information, accounts and records that may be necessary or of assistance to enable the Agent to verify the amounts of all payments and any other amounts payable under the Hedging Contracts.

9	Interest Periods

9.1

Duration of Interest Periods Subject to the remainder of this Clause 9, the duration of an Interest Period for each Tranche shall be three Months or any other period as agreed between the Borrower and the Lenders. No Interest Period shall be longer than three Months.

9.2	Termination Date No Interest Period of a Tranche shall extend beyond the applicable Termination Date.

9.3	Start date

9.3.1

(a)

the first Interest Period in respect of a Utilisation shall start on the relevant Utilisation Date and end on the Quarter Date which immediately follows the Utilisation Date of that Utilisation, unless the period commencing on such Utilisation Date and ending on such Quarter Date is less than 45 days, whereupon the first Interest Period for such Utilisation shall end on the second Quarter Date after that Utilisation Date; and

(b)	each subsequent Interest Period for that Utilisation shall start on the last Quarter Date and end on the next Quarter Date.

9.4

Non-Business Days If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

9.5

Second and subsequent Utilisations If the second or any subsequent Utilisation is made otherwise than on the first day of an Interest Period for the balance of the applicable Tranche, there shall be a separate initial Interest Period for that Utilisation commencing on its Utilisation Date and expiring on the final date of the then current Interest Period for the balance of that Tranche.

10	Changes to the Calculation of Interest

10.1	Unavailability of Term SOFR

10.1.1

Interpolated Term SOFR: If no Term SOFR is available for an Interest Period of a Tranche, the applicable Reference Rate shall be the Interpolated Term SOFR for a period equal in length to that Interest Period.

10.1.2

Historic Term SOFR: If Clause 10.1.1 applies but no Term SOFR is available for the Interest Period of a Tranche and it is not possible to calculate the Interpolated Term SOFR, the applicable Reference Rate shall be the Historic Term SOFR for a period equal in length to that Interest Period.

10.1.3

Interpolated Historic Term SOFR: If Clause 10.1.2 applies but no Historic Term SOFR is available for an Interest Period of a Tranche, the applicable Reference Rate shall be the Interpolated Historic Term SOFR for a period equal in length to that Interest Period.

10.2

Interest calculation if no Interpolated Historic Term SOFR If Clause 10.1.3 (Interpolated Historic Term SOFR) applies but no Interpolated Historic Term SOFR is available for an Interest Period of a Tranche, then Clauses 10.3 (Market disruption) and 10.4 (Alternative basis of interest or funding) shall apply to the relevant Interest Period.

10.3	Market disruption

10.3.1

If a Market Disruption Event occurs for any Interest Period or this Clause applies pursuant to Clause 10.2, Clause 8.1 shall not apply to the relevant Tranche for that Interest Period and the rate of interest on each Lender’s share of that Tranche for that Interest Period shall be the percentage rate per annum which is the sum of:

(a)	the Margin; and

(b)

the rate notified to the Agent by that Lender as soon as practicable, and in any event by close of business on the date falling two Business Days after the Quotation Day (or, if earlier, on the date falling two Business Days prior to the date on which interest is due to be paid in respect of that Interest Period).

10.3.2

In this Agreement “Market Disruption Event” means before close of business in London on the Quotation Day for a Tranche, the Agent receives notifications from a Lender or Lenders (whose participations in the Tranche in aggregate exceeds 50% of the Loan) that its cost of funds relating to participation in the Tranche would be in excess of the relevant Market Disruption Rate.

10.4	Alternative basis of interest or funding

10.4.1

If Clause 10.3 applies and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

10.4.2

Subject to Clause 40.4 (Changes to reference rates), any alternative basis agreed pursuant to Clause 10.4.1 shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

10.4.3	If an alternative basis is not agreed pursuant to Clause 10.4.1, the rate of interest shall continue to be determined in accordance with Clause 10.3.1.

10.5	Break Costs

10.5.1

The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs (if any) attributable to all or any part of a Tranche or Unpaid Sum being paid by the Borrower on a day prior to the last day of an Interest Period for that Tranche or that Unpaid Sum.

10.5.2

Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in respect of which they become, or may become, payable.

11	Fees

11.1

Commitment Fee The Borrower shall pay to the Agent (for the account of each Lender in proportion to its Commitments) a fee computed at the rate of 35% of the Margin per annum on the undrawn amount of each Tranche for the Availability Period.

The accrued commitment fee is payable on each Quarter Date during the Availability Period, on the last day of the Availability Period, on the Utilisation Date in respect of the final Tranche to be advanced and (on the cancelled amount of the relevant Lender’s Commitment) at the time the cancellation is effective.

No commitment fee is payable to the Agent (for the account of a Lender) on any undrawn Commitment of that Lender for any day on which that Lender is a Defaulting Lender.

11.2	Upfront fee The Borrower shall pay to the Arranger an upfront fee in the amount and at the times agreed in the relevant Fee Letter.

11.3	Agency fee The Borrower shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in the relevant Fee Letter.

Section 6 Additional Payment Obligations

12	Tax Gross Up and Indemnities

12.1	Definitions In this Agreement:

“Borrower DTTP Filing” means an HM Revenue & Customs’ Form DTTP2 duly completed and filed by the Borrower, which:

(a)

where it relates to a Treaty Lender that is an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender’s name in Part I (The Original Lenders) of Schedule 1 (The Parties) and is filed with HM Revenue & Customs within 30 days of the date of this Agreement; or

(b)

where it relates to a Treaty Lender that is not an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the documentation which it executes on becoming a Party as a Lender and is filed with HM Revenue & Customs within 30 days of the relevant Transfer Date.

“Protected Party” means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Qualifying Lender” means:

(a)	a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

(i)

a Lender which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Finance Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(ii)	a Lender which is:

(A)	a company resident in the United Kingdom for United Kingdom tax purposes;

(B)	a partnership each member of which is:

(1)	a company so resident in the United Kingdom; or

(2)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(C)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(iii)	a Treaty Lender; or

(b)	a Lender which is a building society (as defined for the purpose of section 880 of the ITA) making an advance under a Finance Document.

“Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document (other than a Hedging Contract), other than a FATCA Deduction.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

“Treaty Lender” means a Lender which:

(a)	is treated as a resident of a Treaty State for the purposes of the Treaty;

(b)	does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and

(c)

fulfils any other conditions which must be fulfilled under the relevant Treaty in order to benefit from full exemption from tax imposed by the United Kingdom on interest payments, except for this purpose it shall be assumed that any necessary procedural formalities are satisfied.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

“UK Non-Bank Lender” means a Lender which is not an Original Lender and which gives a Tax Confirmation in the documentation which it executes on becoming a Party as a Lender. Unless a contrary indication appears, in this Clause 12 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

12.2	Tax gross-up

12.2.1	The Borrower and each Guarantor shall (and shall procure that each other Obligor will) make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

12.2.2

The Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrower and that Obligor.

12.2.3

If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

12.2.4	A payment shall not be increased under Clause 12.2.3 by reason of a Tax Deduction on account of Tax imposed by the United Kingdom, if on the date on which the payment falls due:

(a)

the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or

(b)	the relevant Lender is a Qualifying Lender solely by virtue of paragraph (b) of the definition of “Qualifying Lender” and:

(i)

an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from the Obligor making the payment a certified copy of that Direction; and

(ii)	the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or

(c)	the relevant Lender is a Qualifying Lender solely by virtue of paragraph (b) of the definition of “Qualifying Lender” and:

(i)	the relevant Lender has not given a Tax Confirmation to the Borrower; and

(ii)

the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Borrower, on the basis that the Tax Confirmation would have enabled the Borrower to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or

(d)

the relevant Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to that Lender without the Tax Deduction had that Lender complied with its obligations under Clause 12.2.8 or Clause 12.2.9 (as applicable).

12.2.5

If an Obligor is required to make a Tax Deduction, the Borrower or Guarantor shall (and, in the case of any other Obligor, the Borrower and each Guarantor shall procure that such other Obligor will) make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

12.2.6

Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower or Guarantor making that Tax Deduction shall (and, in the case of any other Obligor, the Borrower and each Guarantor shall procure that such other Obligor will) deliver to the Agent for the Finance Party entitled to the payment a statement under Section 975 of the ITA or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

12.2.7	Clauses 12.2.1 to 12.2.6 above shall not apply in respect of any payments under any Hedging Contract, where the gross-up provisions of the relevant Hedging Master Agreement itself shall apply.

12.2.8

(a)

Subject to paragraph (b), a Treaty Lender and the Borrower or Guarantor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for the Borrower or Guarantor to obtain authorisation to make that payment without a Tax Deduction.

(b)

(i)

A Treaty Lender which is an Original Lender and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Part I (The Original Lenders) of Schedule 1 (The Parties); and

(ii)

a Treaty Lender which is not an Original Lender and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the documentation which it executes on becoming a Party as a Lender, and, having done so, that Lender shall be under no obligation pursuant to paragraph (a).

12.2.9	If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with Clause 12.2.8(b) and:

(a)	the Borrower making a payment to that Lender has not made a Borrower DTTP Filing in respect of that Lender; or

(b)	the Borrower making a payment to that Lender has made a Borrower DTTP Filing in respect of that Lender but:

(i)	that Borrower DTTP Filing has been rejected by HM Revenue & Customs;

(ii)	HM Revenue & Customs has not given the Borrower authority to make payments to that Lender without a Tax Deduction within 60 days of the date of the Borrower DTTP Filing; or

(iii)	HM Revenue & Customs has given the Borrower authority to make payments to that Lender without a Tax Deduction but such authority has subsequently been revoked or expired,

and in each case, the Borrower has notified that Lender in writing, that Lender and the Borrower shall co-operate in completing any additional procedural formalities necessary for the Borrower to obtain authorisation to make that payment without a Tax Deduction.

12.2.10

If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with Clause 12.2.8(b), neither the Borrower nor the Guarantors shall not make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s Commitment(s) or its participation in any Tranche unless the Lender otherwise agrees.

12.2.11	The Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of that Borrower DTTP Filing to the Agent for delivery to the relevant Lender.

12.2.12	A UK Non-Bank Lender shall promptly notify the Borrower and the Agent if there is any change in the position from that set out in the Tax Confirmation.

12.3	Tax indemnity

12.3.1

The Borrower shall (within ten Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

12.3.2	Clause 12.3.1 shall not apply:

(a)	with respect to any Tax assessed on a Finance Party:

(i)

under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(ii)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(b)	to the extent a loss, liability or cost:

(i)	is compensated for by an increased payment under Clause 12.2 (Tax gross-up);

(ii)	would have been compensated for by an increased payment under Clause 12.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in Clause 12.2.4 (Tax gross-up) applied; or

(iii)	relates to a FATCA Deduction required to be made by a Party.

12.3.3

A Protected Party making, or intending to make a claim under Clause 12.3.1 shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower.

12.3.4	A Protected Party shall, on receiving a payment from the Borrower or a Guarantor under this Clause 12.3, notify the Agent.

12.3.5	This Clause 12.3 shall not apply in respect of any payments under any Hedging Contract, where the tax provisions of the relevant Hedging Master Agreement itself shall apply.

12.4	Tax Credit If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

12.4.1	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

12.4.2	that Finance Party has obtained and utilised that Tax Credit,

that Finance Party shall pay an amount to the relevant Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by that Obligor.

12.5

Lender status confirmation Each Lender which is not an Original Lender shall indicate, in the documentation which it executes on becoming a Party as a Lender, and for the benefit of the Agent and without liability to any Obligor, which of the following categories it falls in:

12.5.1	not a Qualifying Lender;

12.5.2	a Qualifying Lender (other than a Treaty Lender); or

12.5.3	a Treaty Lender.

If such a Lender fails to indicate its status in accordance with this Clause 12.5 then that Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Qualifying Lender until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Borrower). For the avoidance of doubt, the documentation which a Lender executes on becoming a Party as a Lender shall not be invalidated by any failure of a Lender to comply with this Clause 12.5.

12.6

Stamp taxes The Borrower shall pay and, within three Business Days of demand, indemnify each Secured Party against any cost, loss or liability that Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document provided that this Clause 12.6 shall not apply in respect of any Tax which is payable in respect of an assignment, transfer or other alienation of any kind by a Lender of any of its rights and/or obligations under any Finance Document.

12.7	VAT

12.7.1

All amounts expressed to be payable under a Finance Document by any Party or any Obligor to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to Clause 12.7.2, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party or any Obligor under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party shall (or, where the relevant Obligor is not a Party, the Borrower and each Guarantor shall procure that such Obligor will) pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to the recipient of such supply).

12.7.2

If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(a)

(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this Clause 12.7.2(a) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(b)

(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

12.7.3

Where a Finance Document requires any Party or Obligor to reimburse or indemnify a Finance Party for any cost or expense, that Party shall (or, where the relevant Obligor is not a Party, the Borrower and each Guarantor shall procure that such Obligor will) reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

12.7.4

Any reference in this Clause 12.7 to any Party or Obligor shall, at any time when such person is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994) or any equivalent person in any jurisdiction other than the United Kingdom.

12.7.5

In relation to any supply made by a Finance Party to any Party or Obligor under a Finance Document, if reasonably requested by such Finance Party, that Party shall (or, where the relevant Obligor is not a Party, the Borrower and each Guarantor shall procure that such Obligor will) promptly provide such Finance Party with details of that person’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

12.8	FATCA information

12.8.1	Subject to Clause 12.8.3, each Party shall, within ten Business Days of a reasonable request by another Party:

(a)	confirm to that other Party whether it is:

(i)	a FATCA Exempt Party; or

(ii)	not a FATCA Exempt Party;

(b)

supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(c)

supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other similar law, regulation, or exchange of information regime.

12.8.2

If a Party confirms to another Party pursuant to Clause 12.8.1(a)(i) that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

12.8.3

Clause 12.8.1 shall not oblige any Finance Party to do anything, and Clause 12.8.1(c) shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(a)	any law or regulation;

(b)	any fiduciary duty; or

(c)	any duty of confidentiality.

12.8.4

If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with Clause 12.8.1(a) or 12.8.1(b) (including, for the avoidance of doubt, where Clause 12.8.3 applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

12.9	FATCA Deduction

12.9.1

Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

12.9.2

Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment and, in addition, shall notify the Borrower and the Agent and the Agent shall notify the other Finance Parties.

13	Increased Costs

13.1

Increased Costs Subject to Clause 13.3 (Exceptions), the Borrower shall, within three Business Days of a demand by the Agent, pay to the Agent for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement or (iii) the implementation or application of or compliance with Basel III or CRD IV or any other law or regulation which implements Basel III or CRD IV (whether such implementation, application or compliance is by a government, regulator, that Finance Party or any of that Finance Party’s Affiliates).

In this Agreement:

(a)	“Basel III” means:

(i)

the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(ii)

the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(iii)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

(b)	“CRD IV” means EU CRD IV and UK CRD IV.

(c)	“EU CRD IV” means:

(i)

Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012; and

(ii)

Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.

(d)	“UK CRD IV” means:

(i)

Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 as it forms part of domestic law of the United Kingdom by virtue of the 2018 Withdrawal Act;

(ii)

the law of the United Kingdom or any part of it, which immediately before IP Completion Day (as defined in the 2020 Withdrawal Act) implemented Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC and its implementing measures; and

(iii)

direct EU legislation (as defined in the 2018 Withdrawal Act), which immediately before IP Completion Day (as defined in the 2020 Withdrawal Act) implemented EU CRD IV as it forms part of domestic law of the United Kingdom by virtue of the 2018 Withdrawal Act.

(e)	“Increased Costs” means:

(i)	a reduction in the rate of return from the Loan or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into any Finance Document or funding or performing its obligations under any Finance Document.

13.2	Increased cost claims

13.2.1

A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased Costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower.

13.2.2	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

13.3	Exceptions Clause 13.1 (Increased Costs) does not apply to the extent any Increased Cost is:

13.3.1	attributable to a Tax Deduction required by law to be made by the Borrower or a Guarantor;

13.3.2	attributable to a FATCA Deduction required to be made by a Party;

13.3.3	compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 but was not so compensated solely because any of the exclusions in Clause 12.3 applied);

13.3.4	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or

13.3.5	attributable to any Hedging Contract.

In this Clause 13.3, a reference to a “Tax Deduction” has the same meaning given to the term in Clause 12.1 (Definitions).

Any claim for an Increased Cost made pursuant to Clause 13.1 above that arises from or is related to Basel III or CRD IV shall be recoverable only to the extent that such Increased Cost is attributable to the implementation or application of or compliance with any law or regulation implementing Basel III or CRD IV which has come into force after the date of this Agreement.

14	Other Indemnities

14.1

Currency indemnity If any sum due from the Borrower or a Guarantor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

14.1.1	making or filing a claim or proof against the Borrower or that Guarantor (as the case may be); or

14.1.2	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Borrower or that Guarantor (as the case may be) shall as an independent obligation, within three Business Days of demand, indemnify each Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (a) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (b) the rate or rates of exchange available to that Secured Party at the time of its receipt of that Sum.

The Borrower and each Guarantor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2	Other indemnities

14.2.1	The Borrower shall, within five Business Days of demand, indemnify each Secured Party against any cost, loss or liability incurred by that Secured Party as a result of:

(a)	the occurrence of any Event of Default;

(b)

a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 33 (Sharing among the Finance Parties);

(c)

funding, or making arrangements to fund, its participation in a Tranche requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by a Finance Party alone); or

(d)	a Tranche (or part of a Tranche) not being prepaid in accordance with a notice of prepayment given by the Borrower.

14.2.2	The Borrower shall, within five Business Days of demand, indemnify each Secured Party against any cost, loss or liability incurred by that Secured Party:

(a)

arising or asserted under or in connection with any law relating to safety at sea, the ISM Code, any Environmental Law or any Sanctions Laws (including, without limitation, any Losses incurred by that Finance Party in investigating any possible breach of such laws but excluding any Losses incurred by that Finance Party solely by reason of that Finance Party’s own breach of such laws); or

(b)

incurred by it as a result of any claim, action, civil penalty or fine against, any settlement, and any other kind of loss or liability, and all reasonable costs and expenses (including reasonable counsel fees and disbursements) incurred by the Agent, the Security Agent or any Lender as a result of conduct of any Obligor or any of their partners, directors, officers, employees, agents or advisors, that violates any Sanctions Laws.

14.3	Indemnity to the Agent The Borrower shall within three Business Days of demand indemnify the Agent against:

14.3.1	any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default; or

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(c)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; and

14.3.2

any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 34.11 (Disruption to payment systems etc.) notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents.

14.4

Indemnity to the Security Agent The Borrower shall within three Business Days of demand indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:

14.4.1	any failure by the Borrower to comply with its obligations under Clause 16 (Costs and Expenses);

14.4.2	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

14.4.3	the taking, holding, protection or enforcement of the Transaction Encumbrances;
14.4.4	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law;

14.4.5	any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; or

14.4.6

acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Security Property (otherwise, in each case, than by reason of the relevant Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct).

The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Security Assets in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 14.4 and shall have a lien on the Transaction Encumbrances and the proceeds of the enforcement of the Transaction Encumbrances for all moneys payable to it.

14.5	Indemnity survival The indemnities contained in this Agreement shall survive repayment of the Loan.

15	Mitigation by the Finance Parties

15.1

Mitigation Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in all or any part of a Tranche ceasing to be available or any amount becoming payable under or pursuant to any of Clause 7.1 (Illegality), Clause 12 (Tax Gross Up and Indemnities) or Clause 13 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office. The above does not in any way limit the obligations of any Obligor under the Finance Documents.

15.2

Limitation of liability The Borrower shall within five Business Days of demand indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation). A Finance Party is not obliged to take any steps under Clause 15.1 if, in its opinion (acting reasonably), to do so might be prejudicial to it. A demand by a Finance Party pursuant to this Clause 15.2 should be accompanied by a certificate setting out reasonable calculations or details of the amount demanded (provided that a Finance Party shall not be required to disclose any information that is sensitive, proprietary or confidential (as determined by that Finance Party in its sole discretion) or if such disclosure would breach any law or regulation to which such Finance Party is subject or any internal compliance rule to the same effect), and confirming the amount of its costs and expenses incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).

16	Costs and Expenses

16.1

Transaction expenses The Borrower shall within five Business Days of demand pay the Arranger, the Agent, the Hedging Providers and the Security Agent the amount of all documented costs and expenses (including pre-agreed legal fees) reasonably incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with:

16.1.1	the negotiation, preparation, printing, execution, syndication and perfection of this Agreement, the Hedging Master Agreements and any other documents referred to in this Agreement;

16.1.2	the negotiation, preparation, printing, execution and perfection of any other Finance Documents executed after the date of this Agreement;

16.1.3

any other document which may at any time be required by a Finance Party to give effect to any Finance Document or which a Finance Party is entitled to call for or obtain under any Finance Document; and

16.1.4	any discharge, release or reassignment of any of the Security Documents.

16.2

Amendment costs If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 34.10 (Change of currency), the Borrower shall, within five Business Days of demand, reimburse each of the Agent and the Security Agent for the amount of all documented costs and expenses (including legal fees) reasonably incurred by the Agent and the Security Agent (and, in the case of the Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

16.3

Agent and Security Agent’s management time and additional remuneration At any time whilst an Event of Default is continuing, any amount payable to the Agent under Clause 14.3 (Indemnity to the Agent) or to the Security Agent under Clause 14.4 (Indemnity to the Security Agent) or to either of them under this Clause 16 or Clause 29.12 (Lenders’ indemnity to the Agent and the Security Agent) shall include the cost of utilising the management time or other resources of the Agent or the Security Agent (as the case may be) and will be calculated on the basis of such reasonable daily or hourly rates as the Agent or the Security Agent may notify to the Borrower and the Lenders, and is in addition to any other fee paid or payable to the Agent or the Security Agent.

16.4

Enforcement and preservation costs The Borrower shall, within five Business Days of demand, pay to each Secured Party the amount of all costs and expenses (including legal fees) incurred by that Secured Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document or the Transaction Encumbrances and any proceedings instituted by or against the Secured Party as a consequence of entering into a Finance Document, taking or holding the Transaction Encumbrances or enforcing those rights including (without limitation) any losses, costs and expenses which that Secured Party may from time to time sustain, incur or become liable for by reason of that Secured Party being mortgagee of a Vessel and/or a lender to the Borrower, or by reason of that Secured Party being deemed by any court or authority to be an operator or controller, or in any way concerned in the operation or control, of a Vessel.

16.5

Other costs The Borrower shall, within five Business Days of demand, pay to each Secured Party the amount of all sums which that Secured Party may pay or become actually or contingently liable for on account of a Collateral Owner in connection with a Vessel (whether alone or jointly or jointly and severally with any other person) including (without limitation) all sums which that Secured Party may pay or guarantees which it may give in respect of the Insurances, any expenses incurred by that Secured Party in connection with the maintenance or repair of a Vessel or in discharging any lien, bond or other claim relating in any way to a Vessel, and any sums which that Secured Party may pay or guarantees which it may give to procure the release of a Vessel from arrest or detention.

Section 7 Accounts and Application of Earnings

17	Accounts

17.1	Application This Clause 17 shall apply only during a Post-delivery Period.

17.2	Maintenance of Accounts

17.2.1

The Borrower shall procure that the relevant Collateral Owner maintains its Accounts with the Agent free of Encumbrances and rights of set off other than those created by or under the Finance Documents.

17.2.2	The Borrower shall procure that no Collateral Owner shall open any bank account except for an Account.

17.3

Earnings The Borrower and the relevant Collateral Owner shall procure that all Earnings in respect of that Collateral Owner’s Vessel and any Requisition Compensation in respect of that Collateral Owner’s Vessel are credited to that Collateral Owner’s Earnings Account.

17.4	Withdrawals

17.4.1	No sum may be withdrawn from an Earnings Account if an Event of Default is continuing.

17.4.2	No Account shall be overdrawn as a result of a withdrawal made in accordance with this Clause 17.4.

17.5

Relocation of Accounts On and at any time after the occurrence of an Event of Default which is continuing, the Security Agent may, without the consent of the Borrower or the Collateral Owners, instruct the Agent to relocate any Account to any other branch of the Agent, without prejudice to the continued application of this Clause 17 and the rights of the Finance Parties under the Finance Documents.

17.6

Access to information The Security Agent (and its nominees) may from time to time review the records held by the Agent (whether in written or electronic form) in relation to the Accounts, and the Borrower and the Collateral Owners irrevocably waive any right of confidentiality which may exist in relation to those records.

18	Additional Security

18.1	Application This Clause 18 shall apply only during a Post-delivery Period.

18.2	LTV Coverage

18.2.1

If at any time the amount of the Loan then outstanding is greater than 80% of the aggregate of (a) the Market Value of the Vessels and (b) the value of any additional security (such value to be (i) the face amount of the deposit (in the case of cash), (ii) determined conclusively by appropriate advisers appointed by the Agent acting on the instructions of the Majority Lenders (in the case of other charged assets other than a vessel), (iii) the Market Value of a vessel (in the case of a vessel), and (iv) determined by the Agent acting on the instructions of the Majority Lenders (in all other cases)) for the time being provided to the Security Agent under this Clause 18 (the “LTV Coverage”), the Borrower shall, within 30 days of the Agent’s request, at the Borrower’s option:

(a)

pay to the Security Agent or to its nominee a cash deposit in the amount of the shortfall to be secured in favour of the Security Agent as additional security for the payment of the Secured Liabilities; or

(b)

give to the Security Agent other additional security in amount and form acceptable to the Security Agent (acting on the instructions of the Majority Lenders) for a value determined in accordance with the first part of this Clause 18.2.1; or

(c)	prepay the Loan in the amount of the shortfall, such prepayment to be applied pro rata across the Tranches.

18.2.2	Clauses 6.2 (Reborrowing) and 7.10 (General) shall apply, mutatis mutandis, to any prepayment made under this Clause 18.2.

18.3	Provision of valuations

18.3.1	The Agent shall be entitled to obtain a valuation in evidence of a Market Value for the purpose of testing compliance with Clause 18.2 (LTV Coverage):

(a)

semi-annually, such valuations to be provided to the Agent at the same time that a Compliance Certificate is provided to the Agent at the end of the Group’s second and fourth financial quarter of the Group’s financial year pursuant to Clause 21.2;

(b)

on or before the Prepayment Date or the Delivery Date, if the valuation is required and if the last valuation obtained by the Agent before the Prepayment Date or Delivery Date (as the case may be) pursuant to this Clause 18.3.1 predates the Prepayment Date or the Delivery Date (as the case may be) by more than one month.

18.3.2

Additionally, the Agent shall, at the request of the Lenders, be entitled to obtain a valuation in evidence of a Market Value for the purpose of Clause 18.2 (LTV Coverage) at any time and each such valuation obtained shall be at the expense of the Lenders except where such valuation shows that the Borrower is not in compliance with the LTV Coverage.

18.3.3

If requested by the Borrower, a second Approved Shipbroker shall be selected by the Borrower and appointed by the Agent, and the relevant Market Value shall be the arithmetic average of the two valuations by the two Approved Shipbrokers. If the value contained in the higher valuation is greater than 115% of the value contained in the lower valuation, then a third valuation shall be obtained from an Approved Shipbroker selected and appointed by the Agent and the relevant Market Value shall be the arithmetic average of all three such valuations by the three Approved Shipbrokers.

18.3.4	The Agent may at any time after an Event of Default has occurred and is continuing obtain a valuation in evidence of a Market Value.

18.3.5

All valuations referred to in this Clause 18.3, except where specified in Clause 18.3.2, and all valuations to be obtained pursuant to Clause 4 (Conditions of Utilisation) shall be obtained at the cost and expense of the Borrower and the Borrower shall within five Business Days of demand by the Agent pay to the Agent the amount of all such costs and expenses.

18.3.6	Each valuation will be addressed to the Agent in its capacity as such and made:

(a)	without physical inspection (unless required by the Agent);

(b)	on the basis of a sale for prompt delivery for a price payable in full in cash on delivery at arm’s length on normal commercial terms between a willing buyer and a willing seller; and

(c)	without taking into account the benefit (but taking into account the burden) of any charter commitment.

19	Guarantee and Indemnity

19.1	Guarantee and indemnity Each Guarantor irrevocably and unconditionally jointly and severally:

19.1.1	guarantees to each Finance Party punctual performance by each other Obligor of all that Obligor’s obligations under the Finance Documents;

19.1.2

undertakes with each Finance Party that whenever another Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

19.1.3

agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 19 if the amount claimed had been recoverable on the basis of a guarantee.

19.2

Continuing Guarantee This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

19.3

Reinstatement If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 19 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

19.4

Waiver of defences The obligations of a Guarantor under this Clause 19 will not be affected by an act, omission, matter or thing which, but for this Clause 19.4, would reduce, release or prejudice any of its obligations under this Clause 19 (without limitation and whether or not known to it or any Finance Party) including:

19.4.1	any time, waiver or consent granted to, or composition with, any Obligor or other person;

19.4.2	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any Obligor;

19.4.3

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

19.4.4	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

19.4.5

any amendment, novation, supplement, extension (including without limitation any extension of the repayment period of a Tranche pursuant to Clause 6.3 (Extension Option)), restatement (however fundamental and whether or not more onerous) or replacement of a Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Finance Document or other document or security;

19.4.6	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

19.4.7	any insolvency or similar proceedings.

19.5

Guarantor intent Without prejudice to the generality of Clause 19.4 (Waiver of defences), a Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension (including without limitation any extension of the repayment period of a Tranche pursuant to Clause 6.3 (Extension Option)) or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

19.6

Immediate recourse Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 19. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

19.7

Appropriations Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

19.7.1

refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

19.7.2	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 19.

19.8

Deferral of Guarantors’ rights Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor shall exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 19:

19.8.1	to be indemnified by an Obligor;

19.8.2	to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

19.8.3

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

19.8.4

to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 19.1 (Guarantee and indemnity);

19.8.5	to exercise any right of set-off against any Obligor; and/or

19.8.6	to claim or prove as a creditor of any Obligor in competition with any Finance Party.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 34 (Payment Mechanics).

19.9	Additional security This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

19.10

Subordination Each Guarantor agrees and undertakes with the Finance Parties that all claims of whatsoever nature which it has or may have at any time against any other Obligor or any of its property or assets shall rank after and be in all respects subordinate to any and all claims, whether actual or contingent, which the Finance Parties have or may have at any time against such other Obligor or any of its property or assets and that it will not without the prior written consent of the Agent (acting on the instructions of the Majority Lenders):

19.10.1	demand or accept payment in whole or in part of any moneys owing to it by any other Obligor;

19.10.2

take any steps to enforce its rights to recover any moneys owing to it by any other Obligor and more particularly (but without limitation) take or issue any judicial or other legal proceedings against any other Obligor or any of its property or assets; or

19.10.3	prove in the liquidation or other dissolution of any other Obligor in competition with a Finance Party.

Section 8 Representations, Undertakings and Events of Default

20	Representations

20.1	Representations The Borrower and each Guarantor makes the representations and warranties set out in this Clause 20 to each Finance Party on the date of this Agreement, unless otherwise specified.

20.1.1	Status

(a)

Prior to a Permitted Re-domiciliation, the Parent is domesticated and validly existing in good standing under the laws of its Original Jurisdiction as a corporation, and the Borrower and each Collateral Owner is duly formed or, as applicable, domesticated and validly existing in good standing under the laws of its Original Jurisdiction of its incorporation or formation as a limited liability company.

(b)

On and from completion of any applicable Permitted Re-domiciliation of an Obligor, that Obligor shall be a private limited company (in the case of the Borrower and any Collateral Owner) or a public limited company (in the case of the Parent) duly incorporated and validly existing under the laws of England and Wales.

(c)	Each Obligor has power and authority to carry on its business as it is now being conducted and to own its property and other assets.

20.1.2

Binding obligations Subject to the Legal Reservations, the obligations expressed to be assumed by each Obligor in each Relevant Document to which it is, or is to be, a party are or, when entered into by it, will be legal, valid, binding and enforceable obligations and each Security Document to which an Obligor is, or will be, a party, creates or will create the Transaction Encumbrances which that Security Document purports to create and those Transaction Encumbrances are or will be valid and effective.

20.1.3

Non-conflict with other obligations The entry into and performance by each of the Obligors of, and the transactions contemplated by, the Relevant Documents and the granting of the Transaction Encumbrances do not and will not conflict with:

(a)	any law or regulation applicable to such Obligor;

(b)	the constitutional documents of such Obligor; or

(c)	any agreement or instrument binding upon such Obligor or any of such Obligor’s assets,

or constitute a default or termination event (however described) under any such agreement or instrument or result in the creation of any Transaction Encumbrance (save for a Permitted Encumbrance) on that Obligor’s assets, rights or revenues.

20.1.4	Power and authority

(a)

Each Obligor has power to enter into, perform and deliver and comply with its obligations under, and has taken all necessary action to authorise its entry into, each Relevant Document to which it is or is to be a party.

(b)

No limitation on any Obligor’s powers to borrow, create security or give guarantees will be exceeded as a result of any transaction under, or the entry into of, any Relevant Document to which such Obligor is, or is to be, a party.

20.1.5	Validity and admissibility in evidence

(a)	All Authorisations required:

(i)	to enable each of the Obligors lawfully to enter into, exercise its rights and comply with its obligations in the Relevant Documents to which it is a party; and

(ii)	to make the Relevant Documents to which any Obligor is a party admissible in evidence in its Relevant Jurisdictions; and

(iii)	to ensure that each of the Transaction Encumbrances created under the Security Documents has the priority and ranking contemplated by them,

have been obtained or effected and are in full force and effect, with the exception only of the registrations referred to in Part II (Initial Conditions subsequent) and Part VI (Utilisation conditions subsequent) of Schedule 2 (Conditions Precedent and Subsequent).

(b)

All authorisations necessary for the conduct of the business, trade and ordinary activities of each Obligor have been obtained or effected (subject to the Legal Reservations) and are in full force and effect if failure to obtain or effect those authorisations might have a Material Adverse Effect.

20.1.6	Governing law and enforcement Save as otherwise identified in any legal opinion identified to the Agent under Clause 4.1 (Initial conditions precedent) and subject to any Legal Reservations:

(a)	the choice of governing law of any Finance Document will be recognised and enforced in the Relevant Jurisdictions of each relevant Obligor; and

(b)

any judgment obtained in relation to any Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in the Relevant Jurisdictions of each relevant Obligor.

20.1.7

Insolvency No corporate action, legal proceeding or other procedure or step described in Clause 26.1.8 (Insolvency proceedings) or creditors’ process described in Clause 26.1.9 (Creditors’ process) has been taken or, to the knowledge of the Borrower or any Guarantor, threatened in relation to an Obligor; and none of the circumstances described in Clause 26.1.7 (Insolvency) applies to an Obligor.

20.1.8

No filing or stamp taxes Under the laws of each Obligor’s Relevant Jurisdictions it is not necessary that any Finance Document to which it is, or is to be, party be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to any such Finance Document or the transactions contemplated by the Finance Documents except any filing, recording or enrolling or any tax or fee payable in relation to any Finance Document which is referred to in any legal opinion delivered to the Agent under Clause 4 (Conditions of Utilisation) and which will be made or paid promptly after the date of the relevant Finance Document.

20.1.9	Deduction of Tax

(a)	None of the Obligors is required to make a Tax Deduction from any payment it may make under any Finance Document to a Lender which is:

(i)	a Qualifying Lender:

(A)	falling within paragraph (a)(i) of the definition of “Qualifying Lender”; or,

(B)	except where a Direction has been given under section 931 of the ITA in relation to the payment concerned, falling within paragraph (a)(ii) of the definition of “Qualifying Lender”; or

(C)	falling within paragraph (b) of the definition of “Qualifying Lender”; or

(ii)

a Treaty Lender and the payment is one specified in a direction given by the Commissioners of Revenue & Customs under Regulation 2 of the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 (SI 1970/488).

(b)	The execution or delivery or performance by any Party of the Finance Documents will not result in any Finance Party:

(i)	having any liability in respect of Tax in the relevant Approved Flag State of a Vessel during a Post-delivery Period;

(ii)	having or being deemed to have a place of business in any Relevant Jurisdiction of any Obligor or (during a Post-delivery Period) a Vessel’s relevant Approved Flag State.

20.1.10	No default
(a)	No Default is continuing or is reasonably likely to result from the advance of any Tranche or the entry into, the performance of, or any transaction contemplated by, any of the Relevant Documents.

(b)

No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on any of the Obligors or to which its assets are subject which might have a Material Adverse Effect.

20.1.11	No misleading information

(a)	Any Information is true and accurate in all material respects at the time it was given or made.

(b)	There are no facts or circumstances or any other information which could make the Information incomplete, untrue, inaccurate or misleading in any material respect.

(c)	The Information does not omit anything which could make the Information incomplete, untrue, inaccurate or misleading in any material respect.

(d)

All opinions, projections, forecasts or expressions of intention contained in the Information and the assumptions on which they are based have been arrived at after due and careful enquiry and consideration and were believed to be reasonable by the person who provided that Information as at the date it was given or made.

(e)

For the purposes of this clause 20.1.11, “Information” means: any information provided by any Obligor to any of the Finance Parties in connection with the Relevant Documents or the transactions referred to in them.

20.1.12	Financial statements

(a)	The Original Financial Statements were prepared in accordance with GAAP or, as the case may be, IFRS consistently applied.

(b)	The audited Original Financial Statements give a true and fair view of the consolidated financial condition and results of operations of the Group during the relevant financial year.

(c)

There has been no material adverse change in its assets, business or financial conditions (or the assets, business or consolidated financial condition of the Group) since the date of the Original Financial Statements.

20.1.13

No proceedings No litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency which, if adversely determined, might be expected to have a Material Adverse Effect, have (to the best of any Obligor’s knowledge and belief) been started or threatened against any Obligor or any other member of the Group.

20.1.14	No breach of laws

(a)	None of the Obligors has breached any law or regulation which breach has or would reasonably be expected to have a Material Adverse Effect.

(b)	No labour dispute is current or, to the best of any Obligor’s knowledge and belief (having made due and careful enquiry), threatened against any Obligor which may have a Material Adverse Effect.

20.1.15	Environmental laws

(a)	No Environmental Law applicable to any Vessel and/or any Obligor has been violated in a manner or circumstances which might have, a Material Adverse Effect.

(b)	All consents, licences and approvals required under such Environmental Laws have been obtained and are currently in force.

(c)

No Environmental Claim has been made or threatened or is pending against any Obligor or any Vessel where that claim might have a Material Adverse Effect and there has been no Environmental Incident which has given, or might give, rise to such a claim.

20.1.16	Taxation

(a)	None of the Obligors is materially overdue in the filing of any Tax returns or is overdue in the payment of any material amount in respect of Tax.

(b)

No claims or investigations are being, or are reasonably likely to be, made or conducted against any of the Obligors with respect to Taxes such that a liability of, or claim against, any Obligor is reasonably likely to have a Material Adverse Effect.

20.1.17

Anti-corruption law Each Obligor (and their respective Subsidiaries, directors, officers, affiliates, agents or employees) has conducted its businesses in compliance with applicable anti-corruption anti-bribery, anti-money laundering, counter the financing of terrorism and export and import laws, regulations or rules and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws, regulations or rules.

20.1.18	No Encumbrance or Financial Indebtedness

(a)	No Encumbrance or Quasi-Security exists over all or any of the present or future assets of the Collateral Owners other than as permitted by the Finance Documents.

(b)	Neither Collateral Owner has any Financial Indebtedness outstanding other than as permitted by this Agreement.

20.1.19

Pari passu ranking The payment obligations of each of the Obligors under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

20.1.20	No adverse consequences Save as otherwise identified in any legal opinion delivered to the Agent under Clause 4.1 (Initial conditions precedent):

(a)	it is not necessary under the laws of the Relevant Jurisdictions of any of the Obligors:

(i)	in order to enable any Finance Party to enforce its rights under any Finance Document to which it is, or is to be a Party; or

(ii)	by reason of the execution of any Finance Document or the performance by it of its obligations under any Finance Document to which it is, or is to be a Party,

that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in any of the Relevant Jurisdictions of any of the Obligors; and

(b)

no Finance Party is or will be deemed to be resident, domiciled or carrying on business in any of the Relevant Jurisdictions of any of the Obligors by reason only of the execution, performance and/or enforcement of any Finance Document.

20.1.21

Completeness of Relevant Documents The copies of the Building Contracts, Refund Guarantees and Charter Contracts provided or to be provided by the Borrower to the Agent in accordance with Clause 4 (Conditions of Utilisation) are, or will be, true and accurate copies of such documents and include all amendments and supplements to them as at the time of such delivery and no other agreements or arrangements exist between any of the parties to any those documents which would materially affect the transactions or arrangements contemplated by those documents or modify or release the obligations of any party under documents.

20.1.22	No immunity No Obligor or any of its assets is immune to any legal action or proceeding.

20.1.23	Sanctions

(a)

Each Obligor, each Subsidiary, their Joint Ventures, and their respective directors, officers, employees and, to the best of their knowledge, their agents and representatives have been and are in compliance with Sanctions Laws applicable to it.

(b)

No Obligor, nor any Subsidiary, their Joint Ventures, and their respective directors, officers, employees and, to the best of their knowledge (after due and careful enquiry), their agents and representatives:

(i)	are a Restricted Party or, in relation to a member of the Group only, is involved in any transaction through which it is likely to become a Restricted Party; or

(ii)	are subject to or involved in any inquiry, claim, action, suit, proceeding or investigation against it with respect to Sanctions Laws.

20.1.24

Centre of main interest and establishment For the purposes of Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) (the “Regulation”), each Obligor’s centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in its Original Jurisdiction and it has no “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.

20.1.25

Overseas companies No Obligor has delivered particulars, whether in its name stated in the Finance Documents or any other name, of any UK Establishment (as such term is defined in the Overseas Companies Regulations 2009 (SI 2009/1801) (the “Overseas Regulations”)) to Companies House in England and Wales as required under the Overseas Regulations or, if it has done so, it has provided to the Agent sufficient details to enable an accurate search against it to be undertaken at Companies House.

20.1.26	Ownership and control Each of the Collateral Owners and the Borrower is a wholly, legally and beneficially owned direct or indirect subsidiary of the Parent.

20.1.27

Legal and beneficial ownership Each Obligor is or, on the date the Security Documents to which it is a party are entered into, will be the sole legal and beneficial owner of the respective assets over which it purports to grant a Transaction Encumbrance under the Security Documents to which it is a party.

20.1.28	Accounting Reference Date The financial year-end of each Obligor is the Accounting Reference Date.

20.1.29

Material Adverse Effect There has been no Material Adverse Effect which has affected the ability of the Borrower to make all the required payments under this Agreement or the validity or enforceability of this Agreement since the date of the Original Financial Statements.

20.1.30

No money laundering None of the Obligors are in contravention of any applicable anti-money laundering law, official requirement or other regulatory measure or procedure implemented to combat “money laundering.

20.1.31

No corrupt practices None of the Obligors are engaged in any practice which would breach the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in any Relevant Jurisdiction.

20.2

Repetition Each Repeating Representation is deemed to be repeated by the Borrower and each Guarantor by reference to the facts and circumstances then existing on the date of each Utilisation Request, on each Utilisation Date and on the first day of each Interest Period.

21	Information Undertakings

The undertakings in this Clause 21 remain in force for the duration of the Facility Period.

In this Clause 21:

“Annual Financial Statements” means the financial statements for a financial year of the Group delivered pursuant to Clause 21.1.1.

“Quarterly Financial Statements” means the financial statements for a financial quarter of the Group delivered pursuant to Clause 21.1.2.

21.1	Financial statements The Parent shall supply to the Agent in sufficient copies for all of the Lenders:

21.1.1

as soon as the same become available, but in any event within 180 days after the end of each of its financial years its audited consolidated (so as to include the Borrower and the Collateral Owners) financial statements of the Group for that financial year; and

21.1.2

as soon as the same become available, but in any event within 90 days after the end of each financial quarter, other than the last financial quarter, during each of its financial years, its publicly available unaudited consolidated financial statements for the Group for that financial quarter.

21.2	Compliance Certificate

21.2.1

The Parent shall supply to the Agent, with each set of Annual Financial Statements delivered pursuant to Clause 21.1.1 (Financial statements) and each set of Quarterly Financial Statements delivered pursuant to Clause 21.1.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 22 (Financial Covenants) as at the date as at which those financial statements were drawn up.

21.2.2	Each Compliance Certificate shall be signed by the chief financial officer or any other executive officer of the Parent.

21.3	Requirements as to financial statements

Each set of financial statements delivered pursuant to Clause 21.1 (Financial statements):

21.3.1

shall give a true and fair view of (in the case of Annual Financial Statements for any financial year), or fairly represent (in other cases), the financial condition and operations of the Group as at the date as at which those financial statements were drawn up; and

21.3.2

shall be prepared using GAAP or IFRS, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in GAAP, or as the case may be IFRS, the accounting practices or reference periods and its auditors deliver to the Agent:

(a)

a description of any change necessary for those financial statements to reflect the GAAP, or as the case may be IFRS, accounting practices and reference periods upon which the Original Financial Statements were prepared; and

(b)

sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Agent to determine whether Clause 22 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

21.4	Information: miscellaneous The Borrower and each Guarantor shall supply to the Agent:

21.4.1	at the same time as they are dispatched, copies of all material documents dispatched by the Parent or any Obligor to its creditors generally (or any class of them);

21.4.2

promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any Obligor, and which, if adversely determined, might have a Material Adverse Effect or which would involve a liability, or a potential or alleged liability, exceeding $5,000,000 (or its equivalent in other currencies);

21.4.3	promptly, such information as the Agent may reasonably require about the Security Assets and compliance of the Obligors with the terms of any Security Documents;

21.4.4

promptly on request, such further information regarding the business, position, organisation, strategy and capital expenditure of the Group and/or any member of the Group as any Finance Party through the Agent may reasonably request; and

21.4.5

such information which a Lender, acting reasonably, may request for it to comply with its obligations under the Poseidon Principles (as such term is defined in Clause 23.21 (Poseidon Principles and Net Zero Banking Alliance)) and the Net Zero Banking Alliance.

21.5	Notification of default

21.5.1	The Borrower and each Guarantor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

21.5.2

Promptly upon a request by the Agent, the Borrower shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

21.6	Sanctions information The Borrower shall:

21.6.1

supply to the Agent promptly upon becoming aware of them, the details of any inquiry, claim, action, suit, proceeding or investigation pursuant to Sanctions Laws against it, any other Obligor, any of their direct or indirect owners, Subsidiaries, any of their Joint Ventures or any of their respective directors, officers, employees, agents or representatives, as well as information on what steps are being taken with regards to answer or oppose such; and

21.6.2

notify the Agent promptly upon becoming aware that it, any other Obligor, any of their direct or indirect owners, Subsidiaries, any of their Joint Ventures or any of their respective directors, officers, employees, agents or representatives has become or is likely to become a Restricted Party.

21.7	“Know your customer” checks

21.7.1	If:

(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(b)

any change in the status of an Obligor (or of a Holding Company of an Obligor) or the composition of the shareholders of an Obligor (or of a Holding Company of an Obligor) after the date of this Agreement; or

(c)

a proposed assignment or transfer by a Lender or a Hedging Provider of any of its rights and obligations under this Agreement or any Hedging Contract to a party that is not a Lender or a Hedging Provider prior to such assignment or transfer, obliges the Agent, any Hedging Provider or any Lender (or, in the case of Clause 21.7.1(c), any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower and each Guarantor shall promptly upon the request of the Agent or any Lender or any Hedging Provider supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender or any Hedging Provider) or any Lender or any Hedging Provider (for itself or, in the case of the event described in Clause 21.7.1(c), on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in Clause 21.7.1(c), any prospective new Lender or Hedging Provider to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

21.7.2

Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

21.7.3

The Borrower shall, by not less than ten Business Days’ prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of the intention to request that any other company becomes a Guarantor pursuant to Clause 28 (Changes to the Obligors).

21.7.4

Following the giving of any notice pursuant to Clause 21.7.3, if this obliges the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations.

22	Financial Covenants

22.1	Financial definitions

In this Clause 22:

“Cash Equivalents” shall mean the following (all of which shall be valued at market value and freely disposable and for the avoidance of doubt none of the following shall be deemed disqualified from being freely disposable by reason of being included in minimum liquidity calculations under this Agreement or other agreements respecting Indebtedness, or being subject to a lien):

(a)	securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof;

(b)

certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender and certificates of deposit with maturities of one year or less from the date of acquisition and overnight bank deposits of any other commercial bank whose principal place of business is organized under the laws of any country that is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having capital and surplus in excess of $200,000,000;

(c)	commercial paper of any issuer rated at least A-2 by Standard & Poor’s Ratings Group or P-2 by Moody’s investors Service, Inc. with maturities of one year or less from the date of acquisition; and

(d)

additional money market investments with maturities of one year or less from the date of acquisition rated at least A-1 or AA by Standard & Poor’s Ratings Group or P-1 or Aa by Moody’s Investors Service, Inc.

“Indebtedness” means, with respect to any member of the Group, at any date of determination (without duplication):

(a)	all indebtedness of such member of the Group for borrowed money;
(b)	all obligations of such member of the Group evidenced by bonds, debentures, notes or other similar instruments;

(c)	all obligations of such member of the Group in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto);

(d)

all obligations of such member of the Group to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery thereof or the completion of such services, except trade payables;

(e)	all obligations on account of principal of such member of the Group as lessee under capitalised

(f)

all indebtedness of other persons secured by a lien on any asset of such member of the Group, whether or not such indebtedness is assumed by such member of the Group; provided that the amount of such indebtedness shall be the lesser of:

(i)	the fair market value of such asset at such date of determination, and

(ii)	the amount of such indebtedness; and

(g)

all indebtedness of other persons guaranteed by such member of the Group to the extent guaranteed and the amount of Indebtedness of any member of the Group at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any indebtedness issued with an original issue discount is the face amount of such indebtedness less the remaining unamortised portion of the original issue discount of such indebtedness at such time as determined in accordance with GAAP or, as the case may require, IFRS; and provided further that Indebtedness shall not include any liability for current or deferred Taxes, or any trade payable.

“Total Assets” means, at any time, the total assets of the Group (as shown in the most recent Quarterly Financial Statements, and calculated in accordance with, the then most recent Annual Financial Statements).

“Total Indebtedness” means, at any time, the aggregate sum of all Indebtedness of the Group as reflected in the consolidated balance sheet of the Group (as shown in the most recent Quarterly Financial Statements, and calculated in accordance with the then most recent Annual Financial Statements).

“Total Stockholders’ Equity” means, at any time, the shareholders’ or members’ equity for the Group (as shown in the most recent Quarterly Financial Statements and calculated in accordance with the then most recent Annual Financial Statements).

22.2	Financial condition

At all times during the Facility Period, the Borrower shall procure that the Group:

22.2.1	maintains at all times, cash and Cash Equivalents in an amount not less than the greater of (i) $35,000,000 and (ii) 5% of the Total Indebtedness; and

22.2.2	maintains a ratio of Total Stockholders’ Equity to Total Assets of not less than 30%.

23	General Undertakings

The undertakings in this Clause 22.2.1 remain in force for the duration of the Facility Period.

23.1	Authorisations The Borrower and each Guarantor shall promptly:

23.1.1	obtain, comply with and do all that is necessary to maintain in full force and effect; and

23.1.2	supply certified copies to the Agent of:

any Authorisation required under any law or regulation of a Relevant Jurisdiction to:

(a)	enable any Obligor to perform its obligations under the Finance Documents to which it is a party;

(b)	ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document; and

(c)	enable any Obligor to carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect.

23.2

Compliance with laws The Borrower and each Guarantor shall (and shall procure that each Obligor will) comply in all respects with all laws and regulations (including Environmental Laws) to which it may be subject if failure to comply has or reasonably likely to have a Material Adverse Effect.

23.3	Environmental compliance

23.3.1

During any relevant Post-Delivery Period, the Agent will be notified as soon as reasonably practicable of any Environmental Claim being made against any Obligor or any Vessel which, if successful to any extent, might have a Material Adverse Effect and of any Environmental Incident which may give rise to such an Environmental Claim and will be kept regularly and promptly informed in reasonable detail of the nature of, and response to, any such Environmental Incident and the defence to any such claim.

23.3.2	Environmental Laws (and any consents, licences or approvals obtained under them) applicable to any Vessel will not be violated in a way which might have a Material Adverse Effect.

23.3.3

The Obligors shall ensure that any Vessel and any other vessel owned or controlled by a member of the Group, or which is sold to a third party or an intermediary with an intention that such vessel will be scrapped, is recycled at a recycling yard in a socially and environmentally responsible manner in accordance with the Hong Kong International Convention for the Safe and Environmentally Sound Recycling of Ships, 2009 (whether or not it is in force) and/or EU Ship Recycling Regulation, 2013 (as applicable).

23.4	Anti-corruption law

23.4.1

The Borrower and each Guarantor shall not (and shall procure that no other Obligor or member of the Group will) directly or indirectly use the proceeds of the Loan for any purpose which would breach the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in any Relevant Jurisdiction.

23.4.2	The Borrower shall (and shall procure that each other Obligor will):

(a)	conduct its businesses in compliance with applicable anti-corruption and anti-money laundering laws; and

(b)	maintain policies and procedures designed to promote and achieve compliance with such laws.

23.5	Taxation

23.5.1

The Borrower and each Guarantor shall (and shall procure that each other Obligor will) pay and discharge all Taxes imposed upon it or its assets as and when they fall due for payment and in any event within the time period allowed without incurring penalties unless and only to the extent that:

(a)	such payment is being contested in good faith;

(b)

adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Agent under Clause 21.1 (Financial statements); and

(c)	such payment can be lawfully withheld.

23.5.2	Neither the Borrower nor any Guarantor may (and no other Obligor may) change its residence for Tax purposes.

23.6

Pari passu ranking The Borrower and each Guarantor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

23.7	Negative pledge

In this Clause 23.7, “Quasi-Security” means an arrangement or transaction described in Clause 23.7.2.

Except as permitted under Clause 23.7.3:

23.7.1	No Collateral Owner shall create or permit to subsist any Encumbrance over any of its assets.

23.7.2	No Collateral Owner shall:

(a)

sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor, other than pursuant to disposals permitted under Clause 23.8 (Disposals);

(b)	sell, transfer or otherwise dispose of any of its receivables on recourse terms (except for the discounting of bills or notes in the ordinary course of business);

(c)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(d)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

23.7.3	Clauses 23.7.1 and 23.7.2 do not apply to any Encumbrance or (as the case may be) Quasi-Security, which is a Permitted Encumbrance.

23.8	Disposals

23.8.1

Except as permitted under Clause 23.8.2, no Collateral Owner shall enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

23.8.2	Clause 23.8.1 does not apply to any Permitted Disposal.

23.9	Arm’s length basis No Collateral Owner shall be party to any arrangement or contract with any of its Affiliates unless such arrangement or contract is on an arm’s length basis.

23.10

Merger Except in respect of any Permitted Re-domiciliation or as approved by the Majority Lenders, no Obligor will enter into any amalgamation, demerger, merger, consolidation, re-domiciliation, legal migration or corporate reconstruction.

23.11

Change of business Except in respect of any Permitted Re-domiciliation, no substantial change will be made to the general nature of the business of the Parent or the other Obligors or the Group taken as a whole from that carried on at the date of this Agreement.

23.12	No other business No Collateral Owner will engage in any business other than the ownership, operation, chartering and management of the relevant Vessel.

23.13

Acquisitions and investments No Collateral Owner shall acquire any person, business, assets or liabilities or make any investment in any person or business or enter into any joint-venture arrangement except:

23.13.1	capital expenditures or investments related to maintenance of a Vessel in the ordinary course of its business;

23.13.2	acquisitions of assets in the ordinary course of business (not being new businesses or vessels);

23.13.3	the incurrence of liabilities in the ordinary course of its business;

23.13.4	any loan or credit not otherwise prohibited under this Agreement;

23.13.5	pursuant to any Finance Documents or any Relevant Documents to which it is party; or

23.13.6	any acquisition pursuant to a disposal permitted under Clause 23.8 (Disposals).

23.14	Financial Indebtedness No Collateral Owner shall incur or permit to exist, any Financial Indebtedness owed by it to anyone else except:

23.14.1	Financial Indebtedness incurred under the Finance Documents;

23.14.2

Financial Indebtedness owed to another member of the Group which is fully subordinated to all amounts payable by the Borrower under the Finance Documents on terms approved by the Agent pursuant to a subordination agreement entered into between the relevant Collateral Owner and the Security Agent;

23.14.3	Financial Indebtedness permitted under Clause 23.16 (Guarantees); and

23.14.4	Financial Indebtedness permitted under Clause 23.15 (Loans and credit),

and the Borrower shall not incur or permit to exist any Financial Indebtedness or Indebtedness (as defined in Clause 22.1 (Financial definitions)), that would cause the Borrower to be in default of Clause 22 (Financial covenants).

23.15	Loans and credit No Collateral Owner shall make, grant or permit to exist any loans or any credit by it to anyone else other than:

23.15.1	loans or credit to another Collateral Owner permitted under Clause 23.14 (Financial Indebtedness);

23.15.2	trade credit granted by it to it by its customers on normal commercial terms in the ordinary course of its trading activities.

23.16	Guarantees No Collateral Owner shall give or permit to exist, any guarantee by it in respect of indebtedness of any person or allow any of its indebtedness to be guaranteed by anyone else except:

23.16.1	guarantees of obligations of another Collateral Owner that are not Financial Indebtedness or obligations prohibited by any Finance Document;

23.16.2	guarantees in favour of trade creditors of the Group given in the ordinary course of its business; and

23.16.3	guarantees which are Financial Indebtedness permitted under Clause 23.14 (Financial Indebtedness).

23.17	No dividends

23.17.1	Neither the Borrower nor any Guarantor shall (and the Borrower shall procure that no other Obligor will), except as permitted under Clause 23.17.2:

(a)

declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(b)	repay or distribute any dividend or share premium reserve;

(c)	redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so; or

(d)	issue any new shares in its share capital or resolve to do so.

23.17.2	Clause 23.17.1 does not apply to a Permitted Distribution.

23.18	No change in Relevant Documents Neither the Borrower nor any Guarantor shall (and the Borrower shall procure that no other Obligor will):

23.18.1	materially vary any term of a Building Contract and, for the purposes of this, Clause 23.18, a variation will always be “material” if:

(a)	alone or with any previous variations it increases the cost of a Vessel by more than 5%; or

(b)	as a result, the contractual delivery date of a Vessel is delayed beyond the relevant Cut-off Date; or

23.18.2

other than as set out in Clause 23.18.1 above, amend, vary, novate, supplement, supersede, waive or terminate any term of, any of the Relevant Documents which are not Finance Documents (except for any Charter Contract or any Charter Guarantee), or any other document delivered to the Agent pursuant to Clause 4 (Conditions of Utilisation).

23.19	Further assurance

23.19.1

The Borrower and each Guarantor shall (and shall procure that each other Obligor will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):

(a)

to perfect any Encumbrance created or intended to be created under or evidenced by the Security Documents (which may include the execution of a mortgage, charge, assignment or other Encumbrance over all or any of the assets which are, or are intended to be, the subject of the Security Documents) or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law;

(b)

to confer on the Security Agent or confer on the Finance Parties an Encumbrance over any property and assets of the Borrower (or that other Obligor) located in any jurisdiction equivalent or similar to the Encumbrance intended to be conferred by or pursuant to the Security Documents;

(c)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Security Documents; and/or

(d)	to facilitate either the accession by a New Lender to any Security Document following an assignment in accordance with Clause 27.1 (Assignments and transfers by the Lenders).

23.19.2

The Borrower and each Guarantor shall (and shall procure that each other Obligor will) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Encumbrance conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents.

23.20	Sanctions

23.20.1	Each Obligor shall ensure that it will comply with all Sanctions Laws applicable to it and no Obligor shall be a Restricted Party.

23.20.2

The Obligors shall procure that no Obligor will, directly or indirectly, use the proceeds of the Loan in any manner that would result in violation of any Sanctions Laws by any Obligor or any Finance Party.

23.20.3

Each Obligor shall (and the Parent shall ensure that each member of the Group will) procure that no proceeds from any activity or dealing with a Restricted Party are credited to any bank account held with any Finance Party or any Affiliate of a Finance Party, to the extent crediting such bank account would lead to non-compliance by it, any Finance Party or any Affiliate of a Finance Party with any applicable Sanctions Laws.

23.20.4

Each Obligor shall institute and maintain policies and procedures designed to promote and achieve compliance by it and each of its Subsidiaries and each of their respective directors, officers and employees with Sanctions Laws and the requirements of this Clause 23.20.

23.20.5

Without limiting Clause 23.2 (Compliance with laws), the Borrower shall not use, cause or permit a Vessel to be used in a way that would result in a violation of Sanctions by the Borrower, an Obligor or a Finance Party.

23.21	Poseidon Principles and Net Zero Banking Alliance

23.21.1	In this Clause 23.21:

“Poseidon Principles” means the financial industry framework for assessing and disclosing the climate alignment of ship finance portfolios published on 18 June 2019 as the same may be amended or replaced (to reflect changes in applicable law or regulation or the introduction of, or changes to, mandatory requirements of the International Maritime Organization) from time to time.

“Relevant Lender” means a Lender which has, at any time during the Facility Period, become a signatory to the Poseidon Principles or is a member of the Net Zero Banking Alliance.

“Statement of Compliance” means a statement of compliance related to fuel oil consumption pursuant to regulations 6.6 and 6.7 of Annex VI.

23.21.2

Each Collateral Owner shall, upon the request of any Relevant Lender and at the cost of the Collateral Owners, on or before 31 July in each calendar year during a Post-delivery Period, supply or procure the supply to the Agent (for transmission to the applicable Relevant Lender) of all information necessary in order for any Relevant Lender to comply with its obligations under the Poseidon Principles and/or its commitments in relation to the Net Zero Banking Alliance in respect of the preceding calendar year, including, without limitation, all ship fuel oil consumption data required to be collected and reported in accordance with regulation 22A of Annex VI and any Statement of Compliance, in each case relating to each Vessel for the preceding calendar year, provided that no Relevant Lender shall publicly disclose such information with the identity of the relevant Vessel without the prior written consent of the relevant Collateral Owner, for the avoidance of doubt, such information shall be “Confidential lnformation” for the purposes of Clause 41.1 (Confidential Information) but each Collateral Owner acknowledges that, in accordance with the Poseidon Principles and the Net Zero Banking Alliance, such information will form part of the information published regarding the applicable Relevant Lender’s portfolio climate alignment.

23.22	No change of name

Save in the case of a Permitted Re-domiciliation, during the Facility Period, the Borrower and each Guarantor shall procure that no Obligor will change:

23.22.1	its name;

23.22.2	the type of legal entity which it exists as; or

23.22.3	its Original Jurisdiction.

23.23	Year-end The Borrower may not change its financial year end.

23.24

Listing The Parent shall maintain its listing on The New York Stock Exchange save that it will be permitted to de-list in respect of the Parent’s Permitted Re-domiciliation provided that the replacement holding company of the Group immediately lists on the New York Stock Exchange upon completion of that Permitted Re-domiciliation.

24	Insurance Undertakings

24.1	Insurance terms In this Clause 24:

“excess risks” means the proportion (if any) of claims for general average, salvage and salvage charges not recoverable under the hull and machinery insurances of a vessel in consequence of the value at which the vessel is assessed for the purpose of such claims exceeding its insured value;

“excess war risk P&I cover” means cover for claims only in excess of amounts recoverable under the usual war risk cover including (but not limited to) hull and machinery, crew and protection and indemnity risks;

“hull cover” means insurance cover against the risks identified in Clause 24.2.1(a);

“minimum hull cover” means, in relation to a Vessel an amount equal to or greater than its market value and which, when taken together with the minimum hull values of the other Vessels, is at the relevant time 120% of the aggregate of the Total Commitments for the Vessels at such time; and

“P&I risks” means the usual risks (including liability for oil pollution, excess war risk P&I cover) covered by a protection and indemnity association which is a member of the International Group of protection and indemnity associations (or, if the International Group ceases to exist, any other leading protection and indemnity association or other leading provider of protection and indemnity insurance) (including, without limitation, the proportion (if any) of any collision liability not covered under the terms of the hull cover).

24.2	Coverage required

24.2.1	Each Collateral Owner covenants to ensure that from the Delivery Date of its Vessel and throughout the remainder of the Facility Period its Vessel shall be and shall remain insured at its expense:

(a)

against (A) fire and usual marine risks (including excess risks) and (B) war risks (including (i) war protection and indemnity risks, (ii) terrorism, piracy and confiscation risks and (iii) blocking and trapping risks in respect of the Strait of Hormuz) on an agreed value basis, in each case for at least its minimum hull cover and in the case of sub-section (A), provided that the hull and machinery insurances for that Vessel shall at all times cover 80% of her market value and the remaining minimum hull cover may be insured by way of excess risks cover;

(b)

against P&I risks for the highest amount then available in the insurance market for vessels of similar age, size and type as that Vessel (but, in relation to liability for oil pollution, for an amount of not less than

$1,000,000,000);

(c)	against such other risks and matters which the Agent notifies it that it considers reasonable for a prudent shipowner or operator to insure against at the time of that notice; and

(d)	on terms which comply with the other provisions of this Clause 24.

24.2.2

No Vessel shall enter or remain in any zone which has been declared a war, conditional or excluded zone by any government entity or that Vessel’s insurers for war risks and/or allied perils (including piracy) unless:

(a)	appropriate insurances have been taken out by the relevant Collateral Owner; and

(b)

any requirements of the Agent and/or that Vessel’s insurers necessary to ensure that that Vessel remains properly insured in accordance with the Finance Documents (including any requirement for the payment of extra insurance premiums) have been complied with.

24.3	Placing of cover The insurance coverage required by Clause 24.2 (Coverage required) in respect of a Vessel shall be:

24.3.1

in the name of the relevant Collateral Owner and (in the case of that Vessel’s hull cover) no other person (other than the Security Agent if required by it) (unless such other person, if so required by the Agent, has duly executed and delivered a first priority assignment of its interest in that Vessel’s Insurances to the Security Agent in an approved form and provided such supporting documents and opinions in relation to that assignment as the Agent requires);

24.3.2

if the Agent so requests, in the joint names of the relevant Collateral Owner and the Security Agent (and, to the extent reasonably practicable in the insurance market, without liability on the part of the Security Agent for premiums or calls);

24.3.3	in dollars or another approved currency;

24.3.4	arranged through approved brokers or direct with approved insurers or protection and indemnity or war risks associations; and

24.3.5	on approved terms and with approved insurers or associations.

24.4	Deductibles The aggregate amount of any excess or deductible under a Vessel’s hull cover shall not exceed an approved amount.

24.5	Mortgagee’s insurance

24.5.1

The Borrower shall promptly reimburse to the Agent the cost (as conclusively certified by the Agent) of taking out and keeping in force in respect of each Vessel on approved terms, or in considering or making claims under:

(a)

a mortgagee’s interest insurance and a mortgagee’s additional perils (pollution risks cover) for the benefit of the Finance Parties for an aggregate amount up to 110% of the aggregate of the Total Commitments at such time in respect of mortgagee’s interest insurance and 110% of the aggregate of the Total Commitments at such time in respect of mortgagee’s interest additional perils insurance; and

(b)

any other insurance cover which the Agent reasonably requires in respect of any Finance Party’s interests and potential liabilities (whether as mortgagee of a Vessel or beneficiary of the Security Documents).

24.6	Fleet liens, set off and cancellations

If a Vessel’s hull cover also insures other vessels, the Security Agent shall either be given an undertaking in approved terms by the brokers or (if such cover is not placed through brokers or the brokers do not, under any applicable laws or insurance terms, have such rights of set off and cancellation) the relevant insurers that the brokers or (if relevant) the insurers will not:

24.6.1	set off against any claims in respect of that Vessel any premiums due in respect of any of such other vessels insured (other than other Vessels); or

24.6.2	cancel that cover because of non-payment of premiums in respect of such other vessels,

or the Borrower shall ensure that hull cover for the Vessels is provided under a separate policy from any other vessels.

24.7

Payment of premiums All premiums, calls, contributions or other sums payable in respect of the Insurances shall be paid punctually and the Agent shall be provided with all relevant receipts or other evidence of payment upon request.

24.8

Details of proposed renewal of Insurances At least 14 days before any of a Vessel’s Insurances are due to expire, the Agent shall be notified of the names of the brokers, insurers and associations proposed to be used for the renewal of such Insurances and the amounts, risks and terms in, against and on which the Insurances are proposed to be renewed.

24.9

Instructions for renewal At least seven days before any of a Vessel’s Insurances are due to expire, instructions shall be given to brokers, insurers and associations for them to be renewed or replaced on or before their expiry.

24.10

Confirmation of renewal A Vessel’s Insurances shall be renewed upon their expiry in a manner and on terms which comply with this Clause 24 and confirmation of such renewal given by approved brokers or insurers to the Agent at least seven days (or such shorter period as may be approved) before such expiry.

24.11	P&I guarantees Any guarantee or undertaking required by any protection and indemnity or war risks association in relation to a Vessel shall be provided when required by the association.

24.12

Insurance documents The Agent shall be provided with pro forma copies of all insurance policies and other documentation issued by brokers, insurers and associations in connection with a Vessel’s Insurances as soon as they are available after they have been placed or renewed and all insurance policies and other documents relating to that Vessel’s Insurances shall be deposited with any approved brokers or (if not deposited with approved brokers) the Agent or some other approved person.

24.13

Letters of undertaking Unless otherwise approved where the Agent is satisfied that equivalent protection is afforded by the terms of the relevant Insurances and/or any applicable law and/or a letter of undertaking provided by another person, on each placing or renewal of the Insurances, the Agent shall be provided promptly with letters of undertaking in an approved form (having regard to general insurance market practice and law at the time of issue of such letter of undertaking) from the relevant brokers, insurers and associations.

24.14

Insurance notices and loss payable clauses The interest of the Security Agent as assignee of the Insurances shall be endorsed on all insurance policies and other documents by the incorporation of a Loss Payable Clause and an Insurance Notice in respect of a Vessel and its Insurances signed by the relevant Collateral Owner and, unless otherwise approved, each other person assured under the relevant cover (other than the Security Agent if it is itself an assured).

24.15

Insurance correspondence If so required by the Agent, the Agent shall promptly be provided with copies of all written communications between the assureds and brokers, insurers and associations relating to any of a Vessel’s Insurances as soon as they are available.

24.16	Qualifications and exclusions All requirements applicable to a Vessel’s Insurances shall be complied with and that Vessel’s Insurances shall only be subject to approved exclusions or qualifications.

24.17

Independent report If the Agent asks the Borrower for a detailed report from an approved independent firm of marine insurance brokers giving their opinion on the adequacy of a Vessel’s Insurances then the Agent shall be provided promptly with such a report at no cost to the Agent or (if the Agent obtains such a report itself) the Borrower shall reimburse the Agent for the cost of obtaining that report.

24.18

Collection of claims All documents and other information and all assistance required by the Agent to assist it and/or the Security Agent in trying to collect or recover any claims under a Vessel’s Insurances shall be provided promptly.

24.19

Employment of the Vessels Each Vessel shall only be employed or operated in conformity with the terms of that Vessel’s Insurances (including any express or implied warranties) and not in any other way (unless the insurers have consented and any additional requirements of the insurers have been satisfied).

24.20

Declarations and returns If any of a Vessel’s Insurances are on terms that require a declaration, certificate or other document to be made or filed before that Vessel sails to, or operates within, an area, those terms shall be complied with within the time and in the manner required by those Insurances.

24.21

Application of recoveries All sums paid under a Vessel’s Insurances to anyone other than the Security Agent shall be applied in repairing the damage and/or in discharging the liability in respect of which they have been paid except to the extent that the repairs have already been paid for and/or the liability already discharged.

24.22	Settlement of claims Any claim under a Vessel’s Insurances for a Total Loss or Major Casualty shall only be settled, compromised or abandoned with prior approval.

24.23

Change in insurance requirements If the Agent gives notice to the Borrower to change the terms and requirements of this Clause 24 (which the Agent may only do, in such manner as it considers appropriate (acting reasonably having consideration to market conditions at the relevant time), as a result in changes of circumstances or practice after the date of this Agreement), this Clause 24 shall be modified in the manner so notified by the Agent on the date 14 days after such notice from the Agent is received.

25	Vessel Undertakings

Each Collateral Owner covenants as follows from the Delivery Date of its Vessel (unless a contrary indication appears) and throughout the remainder of the Facility Period.

25.1	Seaworthiness Each Collateral Owner shall keep its Vessel seaworthy and in a state of complete repair.

25.2	Registration Each Collateral Owner covenants:

25.2.1	that the name of its Vessel shall only be changed after prior notice to the Agent;

25.2.2	its Vessel shall be permanently registered in the name of the relevant Collateral Owner with the relevant ship registry within 90 days of the date of the relevant Mortgage;

25.2.3

except with approval, its Vessel shall not be registered under any other flag or at any other port or fly any other flag (other than that of its current flag state). If that registration is for a limited period, it shall be renewed at least 45 days before the date it is due to expire and the Agent shall be notified of that renewal at least 30 days before that date; and

25.2.4

nothing will be done and no action will be omitted if that might result in such registration being forfeited or imperilled or its Vessel being required to be registered under the laws of another state of registry.

25.3	Classification and compliance with class

25.3.1	Each Collateral Owner shall ensure that:

(a)

its Vessel is maintained in a condition entitling that Vessel to the highest class applicable to vessels of her type with an Approved Classification Society free of all requirements and recommendations of the relevant Approved Classification Society;

(b)	no changes are made relating to the classification or Approved Classification Society of its Vessel;

(c)	its Vessel complies in all material aspects with all laws or regulations applicable to it;

(d)

it will comply in all material aspects with all laws applicable to its business and applicable to its Vessel, its ownership, employment, operation, management and registration, including the ISM Code, the ISPS Code, all Environmental Laws and the laws of the relevant Approved Flag State; and

(e)

it shall obtain, comply with and do all that is necessary to maintain in full force and effect any approvals required by any Environmental Law, and without limiting paragraphs (c) and (d) above, the relevant Collateral Owner shall not employ its Vessel nor allow its employment, operation or management in any manner contrary to any law or regulation including but not limited to the ISM Code, the ISPS Code and all Environmental Laws.

25.3.2	No Collateral Owner shall employ its Vessel nor allow its employment, operation or management in any manner contrary to Sanctions.

25.3.3

There shall be kept in force and on board each Vessel or in such person’s custody any applicable operating certificates which are required by applicable laws or applicable codes to be carried on board that Vessel or to be in such person’s custody.

25.4

Modifications Except with approval, the structure, type or performance characteristics of a Vessel shall not be modified in a way which could or might materially alter that Vessel or materially reduce its value.

25.5	Repairs

25.5.1

Each Collateral Owner shall procure that its Vessel is kept in a good, safe and efficient state of repair. The quality of workmanship and materials used to repair that Vessel or replace any materially damaged, worn or lost parts or equipment shall be sufficient to ensure that the relevant Vessel’s value is not materially reduced.

25.5.2

Except with approval, no Vessel shall be put into any other person’s possession for work to be done on that Vessel if the cost of that work will exceed or is likely to exceed the Threshold Amount (or its equivalent in any other currency or currencies) unless (i) that person gives the Security Agent a written undertaking in approved terms not to exercise any lien on such Vessel or its Earnings for any of the cost of such work or (ii) the cost of such work or repairs is recoverable under the Obligatory Insurances and in respect of which the insurers have agreed to make payment in accordance with any applicable loss payable clause.

25.6

Removal of parts Except with approval, no material part of a Vessel or any equipment shall be removed from a Vessel if to do so would materially reduce its value (unless at the same time it is replaced with equivalent parts or equipment owned by the relevant Collateral Owner free of any Encumbrance except under the Security Documents).

25.7

Third party owned equipment Except with approval, equipment owned by a third party shall not be installed on a Vessel if it cannot be removed without risk of causing damage to the structure or fabric of that Vessel or incurring significant expense.

25.8

Inspection The Agent and/or surveyors or other persons appointed by it for such purpose shall be allowed to board each Vessel to inspect it once per annum if no Event of Default has occurred and is continuing or as frequently as may be required by the Agent following the occurrence of an Event of Default which is continuing, or a Major Casualty (whereupon the Agent and/or surveyors or other persons appointed by it for such purpose shall be entitled to board the relevant Vessel to inspect it during the period falling shortly after completion of the repair works in respect of that Major Casualty), provided advance written notice is provided to the Obligors and such inspection does not interfere with the normal commercial operation of that Vessel. The Agent shall be given all proper facilities needed for the purposes of any such inspection and the reasonable costs of such inspection shall be borne by the Borrower.

25.9

Surveys Each Vessel shall be submitted to continuous surveys and any other surveys which are required for it to maintain its classification. Copies of reports of those surveys shall be provided promptly to the Agent if it so requests which request shall not exceed more than one in each calendar year.

25.10	Release of arrest

25.10.1

All debts, damages, liabilities and outgoings which have given, or may give, rise to maritime, statutory or possessory liens on, or claims enforceable against, a Vessel, its Earnings or Insurances shall be promptly paid and discharged unless such payment is being contested in good faith and adequate reserves are being maintained for such payment.

25.10.2

Each Vessel, its Earnings and Insurances shall promptly be released from any arrest, detention, attachment or levy, and any legal process against a Vessel shall be promptly discharged, by whatever action is required to achieve that release or discharge.

25.11

Sale Save as may be permitted under this Agreement, no Collateral Owner shall, during the Facility Period, sell, agree to sell, or otherwise dispose of, or agree to dispose of, its Vessel or any share or interest in it without the prior written consent of the Security Agent.

25.12	Laying-up No Collateral Owner shall during the Facility Period, lay-up its Vessel without the prior written consent of the Agent.

25.13

Provision of information The Agent shall promptly be given any information which it may reasonably require about a Vessel or its employment, position, use or operation, including details of towages and salvages, and copies of all its charter commitments entered into by or on behalf of any Obligor and copies of any applicable operating certificates.

25.14	Restrictions on employment and sharing earnings

25.14.1	Except with approval, a Collateral Owner shall not enter into any charter commitment for its Vessel (other than a JOLCO Bareboat Charter), which is:

(a)

a bareboat or demise charter or passes possession and operational control of the relevant Vessel to another person, unless such charter is entered into with Navigator Gas (UK) Ltd as charterer and the relevant Collateral Owner executes an assignment of its rights in respect of such charter prior to delivery of the relevant Vessel under that charter; or

(b)

a Charter Contract, unless the relevant Collateral Owner executes an assignment of its rights in respect of such Charter Contract prior to delivery of the relevant Vessel under such Charter Contract to the extent that such an assignment can be obtained by the relevant Collateral Owner using its commercially reasonable efforts to do so,

25.14.2	If a Charterer requires the Lenders to enter into a letter of quiet enjoyment, such letter will be on terms acceptable to the Lenders acting reasonably.

25.14.3	No Collateral Owner shall, without the prior written consent of the Agent, enter into any agreement or arrangement for sharing the Earnings.

25.15	Lawful use No Vessel shall be employed:

25.15.1	in any way or activity which would be unlawful under international law or other law applicable to an Obligor or the trading of a Vessel;

25.15.2

to the extent that such activity or employment would be unlawful under international law or other law applicable to an Obligor or the trading of a Vessel, in carrying illicit, contraband or prohibited goods; or

25.15.3	in a way which may make it liable to be condemned by a prize court or destroyed, seized,

and the persons responsible for the operation of a Vessel shall take all necessary and proper precautions to ensure that this does not happen, including participation in industry or other voluntary schemes available to that Vessel and in which leading operators of ships operating under the same flag or engaged in similar trades generally participate at the relevant time.

25.16

Taxes, etc. All tolls, dues and other outgoings whatsoever in respect of each Vessel and its Earnings and Insurances shall be paid promptly. Proper accounting records shall be kept in respect of each Vessel and its Earnings.

25.17	Notification of certain operational events Each Collateral Owner shall notify the Agent immediately in writing of:

25.17.1	any intended dry-docking of its Vessel;

25.17.2	any damage to its Vessel where the cost of the resulting repairs may exceed the Threshold Amount;

25.17.3	any occurrence which may result in its Vessel becoming a Total Loss or becoming partially or materially damaged;

25.17.4	any requisition of its Vessel for hire;

25.17.5	any material Environmental Incident involving its Vessel and Environmental Claim being made in relation to such incident;

25.17.6	any withdrawal or threat to withdraw any applicable operating certificate in respect of its Vessel;

25.17.7	the issue of any operating certificate required under any applicable code in respect of its Vessel;

25.17.8	the receipt of notification that any application for such a certificate has been refused in respect of its Vessel;

25.17.9

any requirement made in relation to its Vessel by any insurer or the relevant Vessel’s Approved Classification Society or by any competent authority which is not, or cannot be, complied with in the manner or time required; and

25.17.10	any arrest or detention of its Vessel or any exercise or purported exercise of a lien or other claim on its Vessel or its Earnings or Insurances.

25.18	Management

25.18.1

Each Vessel shall be technically managed by Northern Marine Management Limited, Navigator Gas Shipmanagement Limited, Navigator Gas Ship Management (Denmark) ApS, or another first class technical manager approved by the Agent (acting on the instructions of the Majority Lenders) and commercially managed by Navigator Gas L.L.C., NGT Services (UK) Limited, Navigator Gas (Denmark) ApS or another first class commercial manager approved by the Agent (acting on the instructions of the Majority Lenders).

25.18.2	The Borrower shall procure that each Manager delivers a duly executed Manager’s Undertaking to the Security Agent immediately following its appointment as Manager.

25.19

Inventory of Hazardous Materials Promptly upon becoming available and in any event no later than the Delivery Date for a Vessel, a copy of the inventory of hazardous materials in respect of that Vessel or equivalent document acceptable to the Agent shall be maintained on board the relevant Vessel.

25.20	Delivery Each Collateral Owner shall give to the Agent at least 14 days’ notice of the anticipated Delivery Date of its Vessel.

26	Events of Default

26.1	Events of Default Each of the events or circumstances set out in this Clause 26.1 is an Event of Default.

26.1.1	Non-payment An Obligor does not pay on the due date any amount payable by it under a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by:

(i)	administrative or technical error; or

(ii)	a Disruption Event; or

(iii)

a bank involved in processing such payment due to their sanctions checks, provided that the Borrower can evidence that (A) they had initiated payment of the relevant amount and (B) sanctions checks are being carried out by the relevant bank in respect of such payment; and

(b)	payment is made within three Business Days of its due date.

26.1.2	Hedging Contracts An Event of Default has occurred in relation to which the Borrower is the Defaulting Party (as defined in any Hedging Master Agreement) and is continuing under any Hedging Contract.

26.1.3	Other specific obligations

(a)	Any requirement of Clause 22 (Financial Covenants) is not satisfied.

(b)	An Obligor does not comply with any obligation in a Finance Document relating to the Insurances or with Clause 18 (Additional Security), Clause 23.4 (Anti-corruption law) or Clause 23.20 (Sanctions).

26.1.4	Other obligations

(a)

An Obligor does not comply with any provision of a Finance Document (other than those referred to in Clause 26.1.1 (Non-payment), Clause 26.1.2 (Hedging Contracts) and Clause 26.1.3 (Other specific obligations)).

(b)

No Event of Default under this Clause 26.1.4 will occur if the failure to comply is capable of remedy and is remedied within ten days (and in the case of 25.10 (Release of arrest) 30 days) of the earlier of (i) the Agent giving notice to the Borrower and (ii) the Borrower becoming aware of the failure to comply.

26.1.5	Misrepresentation

(a)

Any representation or statement made or deemed to be made by an Obligor in any Finance Document or any other document delivered by or on behalf of an Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made.

(b)	No Event of Default under this Clause 26.1.5 will occur if:

(i)	such misrepresentation does not relate to Clause 20.1.17 (Anti-corruption) or Clause 20.1.23 (Sanctions); and

(ii)	the misrepresentation is capable of remedy and is remedied within 15 days of the earlier of (i) the Agent giving notice to the Borrower and (ii) the Borrower becoming aware of the failure to comply.

26.1.6	Cross default

(a)	Any Financial Indebtedness of an Obligor is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of an Obligor is declared to be, or otherwise becomes, due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any creditor of an Obligor becomes entitled to declare any Financial Indebtedness of an Obligor due and payable prior to its specified maturity as a result of an event of default (however described).

(d)	No Event of Default will occur under this Clause 26.1.6 if the aggregate amount of Financial Indebtedness falling within paragraphs (a) to (c) is less than:

(i)	$20,000,000 (or its equivalent in any other currency or currencies) in respect of the Parent and the Borrower; and

(ii)	$500,000 (or its equivalent in any other currency or currencies) in respect of any other Obligor.

(e)

No Event of Default under this Clause 26.1.6 will occur if the Agent (acting on behalf of the Majority Lenders) considers that the failure to comply is capable of remedy and the failure is remedied within five Business Days of the earlier of (i) Agent giving notice to the Borrower and (ii) the Borrower becoming aware of the failure to comply.

26.1.7	Insolvency

(a)	An Obligor:

(i)	is unable or admits inability to pay its debts as they fall due;

(ii)	is deemed to, or is declared to, be unable to pay its debts under applicable law;

(iii)	suspends making payments on any of its debts; or

(iv)	by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of an Obligor is less than its liabilities (taking into account contingent and prospective liabilities).

(c)	A moratorium is declared in respect of any indebtedness of an Obligor. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

26.1.8	Insolvency proceedings Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)

the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, bankruptcy or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of an Obligor;

(b)	a composition, compromise, assignment or arrangement with any creditor of an Obligor;

(c)	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager, trustee or other similar officer in respect of an Obligor or any of its assets; or

(d)	enforcement of any Encumbrance over any assets of an Obligor,

or any analogous procedure or step is taken in any jurisdiction.

This Clause 26.1.8 shall not apply to (i) any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 28 days of commencement or (ii) any arrest or detention of a Vessel from which that Vessel is released within 28 days from the date of that arrest or detention.

26.1.9

Creditors’ process Any expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affects any asset or assets of an Obligor having an aggregate value of $20,000,000 and is not discharged within 28 days.

26.1.10	Unlawfulness and invalidity

(a)	It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents or any Transaction Encumbrance ceases to be effective.

(b)

Any obligation or obligations of any Obligor under any Finance Documents are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

(c)

Any Finance Document ceases to be in full force and effect or any Transaction Encumbrance ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective.

26.1.11	Cessation of business An Obligor ceases, or threatens to cease, to carry on all or a substantial part of its business.

26.1.12

Expropriation The authority or ability of an Obligor to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to an Obligor or any of its assets.

26.1.13	Repudiation and rescission of agreements

(a)

An Obligor rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or any of the Transaction Encumbrances or evidences an intention to rescind or repudiate a Finance Document or any of the Transaction Encumbrances.

(b)

Any party to any of the Relevant Documents that is not a Finance Document rescinds or purports to rescind or repudiates or purports to repudiate that Relevant Document in whole or in part where to do so has or is, in the reasonable opinion of the Majority Lenders, likely to have a material adverse effect on the interests of the Lenders under the Finance Documents.

26.1.14

Challenge to registration The registration of a Vessel or a Mortgage is contested or becomes void or voidable or liable to cancellation or termination, or the validity or priority of a Mortgage is contested.

26.1.15

War The country of registration of a Vessel becomes involved in war (whether or not declared) or civil war or is occupied by any other power and the Agent (acting reasonably) considers that, as a result, the security conferred by any of the Security Documents is materially prejudiced.

26.1.16

Litigation Any litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body, arbitral tribunal or agency are started or threatened, or any judgment or order of a court, arbitral body, arbitral tribunal, agency or other tribunal or any order or sanction of any governmental or other regulatory body is made, against an Obligor or its assets exceeding $10,000,000 which have, if adversely determined, might have a Material Adverse Effect.

26.1.17	Material adverse change Any event or circumstance occurs which the Majority Lenders reasonably believe has or is reasonably likely to have a Material Adverse Effect.

26.2	Acceleration On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, do all or any of the following:

26.2.1	by notice to the Borrower:

(a)	cancel the Total Commitments, at which time they shall immediately be cancelled; and/or

(b)

declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents are immediately due and payable, at which time they shall become immediately due and payable; and/or

(c)	declare that all or part of the Loan is payable on demand, at which time it shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

26.2.2	exercise any or all of its rights, remedies, powers or discretions under the Finance Documents; and/or

26.2.3	direct the Security Agent to exercise any or all of the Security Agent’s rights, remedies, powers or discretions under the Finance Documents.

Section 9 Changes to Parties

27	Changes to the Lenders

27.1	Assignments and transfers by the Lenders Subject to this Clause 27, a Lender (the “Existing Lender”) may:

27.1.1	assign any of its rights; or

27.1.2	transfer by novation any of its rights and obligations,

under any Finance Document to another bank or financial institution which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (other than a hedge fund) (the “New Lender”) provided such bank, financial institution, trust, fund or other entity is not related to any of the Obligors.

27.2	Conditions of assignment or transfer

27.2.1	The consent of the Borrower is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is:

(a)	to another Lender or a wholly-owned Affiliate of any Lender;

(b)	a Pre-Approved Lender; or

(c)	made at a time when an Event of Default is continuing.

27.2.2

The consent of the Borrower to an assignment or transfer must not be unreasonably withheld or delayed. The Borrower will be deemed to have given its consent 15 Business Days after the Existing Lender has requested it unless consent is expressly refused by the Borrower within that time.

27.2.3	An assignment will only be effective on:

(a)

receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it had been an Original Lender; and

(b)

performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

27.2.4	A transfer will only be effective if the procedure set out in Clause 27.5 (Procedure for transfer) is complied with.

27.2.5	If:

(a)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(b)

as a result of circumstances existing at the date the assignment, transfer or change occurs, the Borrower or a Guarantor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax Gross Up and Indemnities) or Clause 13 (Increased Costs),

then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This Clause 27.2.5 shall not apply:

(c)	in respect of an assignment or transfer made in the ordinary course of the primary syndication of the Loan; or

(d)

in relation to Clause 12.2 (Tax gross-up), to a Treaty Lender that has included a confirmation of its scheme reference number and its jurisdiction of tax residence in accordance with Clause 12.2.8(b)(ii)(Tax gross-up) if the Borrower making the payment has not made a Borrower DTTP Filing in respect of that Treaty Lender.

27.2.6

Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

27.3	Assignment or transfer fee

27.3.1	Subject to Clause 27.3.2, the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of $5,000.

27.3.2	No fee is payable pursuant to Clause 27.3.1 if:

(a)	the Agent agrees that no fee is payable; or

(b)	the assignment or transfer is made by an Existing Lender:

(i)	to an Affiliate of that Existing Lender;

(ii)	to a fund which is a Related Fund of that Existing Lender; or

(iii)	in connection with primary syndication of the Loan.

27.4	Limitation of responsibility of Existing Lenders

27.4.1	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(a)	the legality, validity, effectiveness, adequacy or enforceability of the Relevant Documents or any other documents;

(b)	the financial condition of any Obligor;

(c)	the performance and observance by any Obligor of its obligations under the Relevant Documents or any other documents; or

(d)	the accuracy of any statements (whether written or oral) made in or in connection with any of the Relevant Documents or any other document,

and any representations or warranties implied by law are excluded.

27.4.2	Each New Lender confirms to the Existing Lender, the other Finance Parties and the Secured Parties that it:

(a)

has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any of the Relevant Documents; and

(b)	will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities for the duration of the Facility Period.

27.4.3	Nothing in any Finance Document obliges an Existing Lender to:

(a)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 27; or

(b)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Relevant Documents or otherwise.

27.5	Procedure for transfer

27.5.1

Subject to the conditions set out in Clause 27.2 (Conditions of assignment or transfer) a transfer is effected in accordance with Clause 27.5.3 when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to Clause 27.5.2, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

27.5.2

The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

27.5.3	Subject to Clause 27.9 (Pro rata interest settlement), on the Transfer Date:

(a)	to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance

Documents, the Borrower and each Guarantor and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (being the “Discharged Rights and Obligations”);

(b)

the Borrower and each Guarantor and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as the Borrower and that Guarantor and the New Lender have assumed and/or acquired the same in place of the Borrower and that Guarantor and the Existing Lender;

(c)

the Agent, the Security Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Security Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(d)	the New Lender shall become a Party as a “Lender”.

27.6	Procedure for assignment

27.6.1

Subject to the conditions set out in Clause 27.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with Clause 27.6.3 when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to Clause 27.6.2, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

27.6.2

The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

27.6.3	Subject to Clause 27.9 (Pro rata interest settlement), on the Transfer Date:

(a)

the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of any Encumbrance created or expressed to be created or evidenced by the Security Documents and expressed to be the subject of the assignment in the Assignment Agreement;

(b)

the Existing Lender will be released from the obligations (the “Relevant Obligations”) expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of any Encumbrance created or expressed to be created or evidenced by the Security Documents); and

(c)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

27.6.4

The Lenders may utilise procedures other than those set out in this Clause 27.6 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 27.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 27.2 (Conditions of assignment or transfer).

27.7

Copy of Transfer Certificate or Assignment Agreement to Borrower The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrower a copy of that Transfer Certificate or Assignment Agreement.

27.8

Security over Lenders’ rights In addition to the other rights provided to Lenders under this Clause 27, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Encumbrances in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

27.8.1	any charge, assignment or other Encumbrance to secure obligations to a federal reserve or central bank; and

27.8.2

any charge, assignment or other Encumbrance granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Encumbrance shall:

(a)

release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Encumbrance for the Lender as a party to any of the Finance Documents; or

(b)

require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

27.9	Pro rata interest settlement

27.9.1

If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 27.5 (Procedure for transfer) or any assignment pursuant to Clause 27.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(a)

any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period; and

(b)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(i)	when the Accrued Amounts become payable, those Accrued Amounts will be payable for the account of the Existing Lender; and

(ii)

the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 27.9, have been payable to it on that date, but after deduction of the Accrued Amounts.

27.9.2	In this Clause 27.9, references to “Interest Period” shall be construed to include a reference to any other period for accrual of fees.

27.9.3

An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 27.9 but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents.

27.10

Accession of Hedging Providers to this Agreement Any Party (other than an Original Lender) which becomes a Lender after the date of this Agreement may at its own discretion become a Party to this Agreement as a Hedging Provider.

28	Changes to the Obligors

28.1

No assignment or transfer by Obligors No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents unless such assignment or transfer is connected to a Permitted Re-domiciliation provided always that any such assignment or transfer shall be subject to prior approval of all the Lenders.

28.2

Permitted Re-domiciliation The Borrower may submit a consent request to the Finance Parties in relation to any proposed Permitted Re-domiciliation of an Obligor. The Finance Parties shall promptly respond to such consent request, but are under no obligation to agree to that request.

Section 10 The Finance Parties

29	Role of the Arranger, the Agent and the Security Agent

29.1	Appointment of the Agent

29.1.1	Each of the Lenders and the Arranger appoints the Agent to act as its agent under and in connection with the Finance Documents.

29.1.2

The Security Agent declares that it holds the Security Property and all rights, powers, discretions and remedies vested in the Security Agent by the Finance Documents or by law on trust for the Secured Parties on the terms contained in this Agreement.

29.1.3

Each of the Finance Parties authorises the Agent and the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent and the Security Agent (as applicable) under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

29.2

Enforcement through Security Agent only The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Encumbrances or to exercise any right, power, authority or discretion arising under the Security Documents except through the Security Agent (unless a Finance Document requires otherwise).

29.3	Instructions

29.3.1	Each of the Agent and the Security Agent shall:

(a)

unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent or Security Agent (as applicable) in accordance with any instructions given to it by:

(i)	all the Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(ii)	in all other cases, the Majority Lenders; and

(b)

not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with Clause 29.3.1(a) (or, if this Agreement stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties).

29.3.2

Each of the Agent and the Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent or Security Agent (as applicable) may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

29.3.3

Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent or Security Agent (as applicable) by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

29.3.4	Clause 29.3.1 shall not apply:

(a)	where a contrary indication appears in a Finance Document;

(b)	where a Finance Document requires the Agent or the Security Agent to act in a specified manner or to take a specified action;

(c)

in respect of any provision which protects the Agent’s or the Security Agent’s own position in its personal capacity as opposed to its role of Agent or Security Agent for the relevant Finance Parties or Secured Parties (as applicable) including, without limitation, Clause 29.6 (No fiduciary duties) to Clause 29.11 (Exclusion of liability), Clause 29.15 (Confidentiality) to Clause 29.22 (Custodians and nominees) and Clause 29.25 (Acceptance of title) to Clause 29.28 (Disapplication of Trustee Acts);

(d)	in respect of the exercise of the Security Agent’s discretion to exercise a right, power or authority under any of:

(i)	Clause 31.1 (Order of application);

(ii)	Clause 31.2 (Prospective liabilities); and

(iii)	Clause 31.5 (Permitted deductions).

29.3.5

If giving effect to instructions given by the Majority Lenders would (in the Agent’s or (as applicable) the Security Agent’s opinion) have an effect equivalent to an amendment or waiver referred to in Clause 40 (Amendments and Waivers), the Agent or (as applicable) the Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Agent or the Security Agent) whose consent would have been required in respect of that amendment or waiver.

29.3.6	In exercising any discretion to exercise a right, power or authority under the Finance Documents where either:

(a)	it has not received any instructions as to the exercise of that discretion; or

(b)	the exercise of that discretion is subject to Clause 29.3.4(d),

the Agent or Security Agent shall do so having regard to the interests of (in the case of the Agent) all the Finance Parties and (in the case of the Security Agent) all the Secured Parties.

29.3.7

The Agent or the Security Agent (as applicable) may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable Tax) which it may incur in complying with those instructions.

29.3.8

Without prejudice to the remainder of this Clause 29.3, in the absence of instructions, each of the Agent and the Security Agent may act (or refrain from acting) as it considers to be in the best interest of (in the case of the Agent) the Finance Parties and (in the case of the Security Agent) the Secured Parties.

29.3.9

Neither the Agent nor the Security Agent is authorised to act on behalf of a Finance Party (without first obtaining that Finance Party’s consent) in any legal or arbitration proceedings relating to any Finance Document. This Clause 29.3.9 shall not apply to any legal or arbitration proceedings relating to the perfection, preservation or protection of rights under the Security Documents or the enforcement of the Transaction Encumbrances or Security Documents.

29.4	Duties of the Agent and Security Agent

29.4.1	The duties of the Agent and the Security Agent under the Finance Documents are solely mechanical and administrative in nature.

29.4.2

Subject to Clause 29.4.3, each of the Agent and the Security Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent or the Security Agent (as applicable) for that Party by any other Party.

29.4.3	Without prejudice to Clause 27.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower), Clause 29.4.2 shall not apply to any Transfer Certificate or any Assignment Agreement.

29.4.4

Except where a Finance Document specifically provides otherwise, neither the Agent nor the Security Agent is obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

29.4.5

If the Agent or the Security Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

29.4.6

If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Arranger, the Agent or the Security Agent) under this Agreement it shall promptly notify the other Finance Parties.

29.4.7

Each of the Agent and the Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

29.5

Role of the Arranger Except as specifically provided in the Finance Documents, neither the Global Coordinator nor the Arranger has any obligations of any kind to any other Party under or in connection with any Finance Document.

29.6	No fiduciary duties

29.6.1	Nothing in any Finance Document constitutes:

(a)	the Agent or the Arranger as a trustee or fiduciary of any other person; or

(b)	the Security Agent as an agent, trustee or fiduciary of any Obligor.

29.6.2

None of the Agent, the Security Agent or the Arranger shall be bound to account to any other Finance Party or (in the case of the Security Agent) any Secured Party for any sum or the profit element of any sum received by it for its own account.

29.7

Business with Obligors The Arranger, the Agent and the Security Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with the Borrower and any other Obligor or its Affiliate.

29.8	Rights and discretions

29.8.1	Each of the Agent and the Security Agent may:

(a)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(b)	assume that:

(i)	any instructions received by it from the Majority Lenders, any Finance Party or any group of Finance Parties are duly given in accordance with the terms of the Finance Documents; and

(ii)	unless it has received notice of revocation, that those instructions have not been revoked; and

(c)	rely on a certificate from any person:

(i)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(ii)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (c), may assume the truth and accuracy of that certificate.

29.8.2	Each of the Agent and the Security Agent may assume (unless it has received notice to the contrary in its capacity as agent or security trustee for the Finance Parties or the Secured Parties) that:

(a)	no Default has occurred (unless, in the case of the Agent, it has actual knowledge of a Default arising under Clause 26.1 (Events of Default));

(b)	any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and

(c)	any notice or request made by the Borrower (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

29.8.3	Each of the Agent and the Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

29.8.4

Without prejudice to the generality of Clause 29.8.3 or Clause 29.8.5, each of the Agent and the Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent or the Security Agent (as applicable) (and so separate from any lawyers instructed by the Lenders), if the Agent or the Security Agent (as applicable) in its reasonable opinion deems this to be desirable.

29.8.5

Each of the Agent and the Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent, the Security Agent or any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

29.8.6	Each of the Agent and the Security Agent may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not:

(a)	be liable for any error of judgment made by any such person; or

(b)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of, any such person,

unless such error or such loss was directly caused by the Agent’s or the Security Agent’s (as applicable) gross negligence or wilful misconduct.

29.8.7

Unless a Finance Document expressly provides otherwise each of the Agent and the Security Agent may disclose to any other Party any information it reasonably believes it has received as agent or security trustee under the Finance Documents.

29.8.8	Without prejudice to the generality of Clause 29.8.7, the Agent:
(a)	may disclose; and

(b)	on the written request of the Borrower or the Majority Lenders shall, as soon as reasonably practicable, disclose,

the identity of a Defaulting Lender to the Borrower and to the other Finance Parties.

29.8.9

Notwithstanding any other provision of any Finance Document to the contrary, none of the Arranger, the Agent or the Security Agent is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

29.8.10

Notwithstanding any provision of any Finance Document to the contrary, neither the Agent nor the Security Agent is obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

29.9	Responsibility for documentation None of the Arranger, the Agent or the Security Agent is responsible or liable for:

29.9.1

the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Security Agent, the Arranger, an Obligor or any other person in or in connection with any Relevant Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under, or in connection with, any Finance Document;

29.9.2

the legality, validity, effectiveness, adequacy or enforceability of any Relevant Document or the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under, or in connection with, any Relevant Document or the Security Property; or

29.9.3

any determination as to whether any information provided or to be provided to any Finance Party or Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

29.10	No duty to monitor Neither the Agent nor the Security Agent shall be bound to enquire:

29.10.1	whether or not any Default has occurred;

29.10.2	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

29.10.3	whether any other event specified in any Finance Document has occurred.

29.11	Exclusion of liability

29.11.1

Without limiting Clause 29.11.2 (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent, the Security Agent or any Receiver or Delegate), none of the Agent, the Security Agent or any Receiver or Delegate will be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:

(a)

any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct;

(b)

exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Security Property;

(c)	any shortfall which arises on the enforcement or realisation of the Security Property; or

(d)

without prejudice to the generality of Clauses 29.11.1(a), 29.11.1(b) and 29.11.1(c), any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(i)	any act, event or circumstance not reasonably within its control; or

(ii)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

29.11.2

No Party (other than the Agent, the Security Agent, that Receiver or that Delegate (as applicable)) may take any proceedings against any officer, employee or agent of the Agent, the Security Agent, a Receiver or a Delegate in respect of any claim it might have against the Agent, the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Relevant Document or any Security Property and any officer, employee or agent of the Agent, the Security Agent, a Receiver or a Delegate may rely on this Clause subject to Clause 1.8 (Third party rights) and the provisions of the Third Parties Act.

29.11.3

Neither the Agent nor the Security Agent will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent or the Security Agent (as applicable) if the Agent or the Security Agent (as applicable) has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent or the Security Agent (as applicable) for that purpose.

29.11.4	Nothing in this Agreement shall oblige the Arranger, the Agent or the Security Agent to carry out:

(a)	any “know your customer” or other checks in relation to any person; or

(b)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender or for any Affiliate of any Finance Party,

on behalf of any Finance Party and each Finance Party confirms to the Arranger, the Agent and the Security Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Arranger, the Agent or the Security Agent.

29.11.5

Without prejudice to any provision of any Finance Document excluding or limiting the liability of the Agent, the Security Agent, any Receiver or Delegate, any liability of the Agent, the Security Agent, any Receiver or Delegate arising under or in connection with any Finance Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent, the Security Agent, any Receiver or Delegate or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent, the Security Agent, any Receiver or Delegate at any time which increase the amount of that loss. In no event shall the Agent, the Security Agent, any Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent, the Security Agent, the Receiver or Delegate has been advised of the possibility of such loss or damages.

29.12	Lenders’ indemnity to the Agent and the Security Agent

29.12.1

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, the Security Agent, every Receiver and every Delegate, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by any of them (otherwise than by reason of the Agent’s, the Security Agent’s, the Receiver’s or the Delegate’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 34.11 (Disruption to payment systems etc.), notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent, Security Agent, Receiver or Delegate under the Finance Documents (unless the Agent, Security Agent, Receiver or Delegate has been reimbursed by an Obligor pursuant to a Finance Document).

29.12.2	Subject to Clause 29.12.3, the Borrower shall immediately on demand reimburse any Lender for any payment that Lender makes to the Agent or the Security Agent pursuant to Clause 29.12.1.

29.12.3	Clause 29.12.2 shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Agent or the Security Agent to an Obligor.

29.13	Resignation of the Agent or the Security Agent

29.13.1	Each of the Agent and the Security Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrower.

29.13.2

Alternatively the Agent or the Security Agent may resign by giving 30 days’ notice to the other Finance Parties and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Agent or Security Agent (as applicable).

29.13.3

If the Majority Lenders have not appointed a successor Agent or Security Agent in accordance with Clause 29.13.2 within 20 days after notice of resignation was given, the retiring Agent or Security Agent (as applicable) (after consultation with the Borrower) may appoint a successor Agent or Security Agent (as applicable);

29.13.4

If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under Clause 29.13.3, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 29 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent’s normal fee rates and those amendments will bind the Parties.

29.13.5

The retiring Agent or Security Agent (as applicable) shall make available to the successor Agent or Security Agent (as applicable) such documents and records and provide such assistance as the successor Agent or Security Agent may reasonably request for the purposes of performing its functions as Agent or Security Agent (as applicable) under the Finance Documents. The Borrower shall, within three Business Days of demand, reimburse the retiring Agent or Security Agent (as applicable) for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

29.13.6	The resignation notice of the Agent or the Security Agent (as applicable) shall only take effect upon:

(a)	the appointment of a successor; and

(b)	(in the case of the Security Agent) the transfer of the Security Property to that successor.

29.13.7

Upon the appointment of a successor, the retiring Agent or Security Agent (as applicable) shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under Clause 29.26 (Winding up of trust) and Clause 29.13.5) but shall remain entitled to the benefit of Clause 14.3 (Indemnity to the Agent), Clause 14.4 (Indemnity to the Security Agent) and this Clause 29 (and any fees for the account of the retiring Agent or Security Agent (as applicable) shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

29.13.8

After consultation with the Borrower, the Majority Lenders may, by giving 30 days’ notice to the Agent or the Security Agent (as applicable), require it to resign in accordance with Clause 29.13.2. In this event, the Agent or the Security Agent (as applicable) shall resign in accordance with Clause 29.13.2 but the cost referred to in Clause 29.13.5 shall be for the account of the Borrower.

29.13.9

The Agent shall resign in accordance with Clause 29.13.2 (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to Clause 29.13.3) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(a)

the Agent fails to respond to a request under Clause 12.8 (FATCA information) and a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(b)

the information supplied by the Agent pursuant to Clause 12.8 (FATCA information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(c)	the Agent notifies the Borrower and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and that Lender, by notice to the Agent, requires it to resign.

29.14	Parallel Debt (covenant to pay the Security Agent)

29.14.1

The Borrower and each Guarantor shall, and shall procure that each other Obligor shall, pay to the Security Agent its Parallel Debt which shall be in an amount equal to, and in the currency or currencies of, its Corresponding Debt.

29.14.2	The Parallel Debt of an Obligor:

(a)	shall become due and payable at the same time as its Corresponding Debt;

(b)	is independent and separate from, and without prejudice to, its Corresponding Debt.

29.14.3	For the purposes of this Clause 29.14, the Security Agent:

(a)	is the independent and separate creditor of each Parallel Debt;

(b)	acts in its own name and not as agent, representative or trustee of the Finance Parties and its claims in respect of each Parallel Debt shall not be held on trust; and

(c)

shall have the independent and separate right to demand payment of each Parallel Debt in its own name (including, without limitation, through any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in any kind of insolvency proceeding).

29.14.4	The Parallel Debt of an Obligor shall be:

(a)	decreased to the extent that its Corresponding Debt has been irrevocably and unconditionally paid or discharged; and

(b)	increased to the extent that its Corresponding Debt has increased,

and the Corresponding Debt of an Obligor shall be:

(i)	decreased to the extent that its Parallel Debt has been irrevocably and unconditionally paid or discharged; and

(ii)	increased to the extent that its Parallel Debt has increased,

in each case provided that the Parallel Debt of an Obligor shall never exceed its Corresponding Debt.

29.14.5

All amounts received or recovered by the Security Agent in connection with this Clause 29.14 shall be applied, to the extent permitted by applicable law, in accordance with Clause 31.1 (Order of application) and Clause 34.5 (Partial payments) as applicable.

29.14.6	This Clause 29.14 shall apply, with any necessary modifications, to each Finance Document.

29.15	Confidentiality

29.15.1

In acting as agent or trustee for the Finance Parties, the Agent or the Security Agent (as applicable) shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

29.15.2

If information is received by another division or department of the Agent or the Security Agent, it may be treated as confidential to that division or department and the Agent or the Security Agent (as applicable) shall not be deemed to have notice of it.

29.16	Relationship with the other Finance Parties

29.16.1

Subject to Clause 27.9 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender or as a Hedging Provider at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender or (as the case may be) as a Hedging Provider acting through its Facility Office:

(a)	entitled to or liable for any payment due under any Finance Document on that day; and

(b)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days’ prior notice from that Lender or (as the case may be) a Hedging Provider to the contrary in accordance with the terms of this Agreement.

29.16.2

Any Lender or a Hedging Provider may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender or (as the case may be) a Hedging Provider under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 36.5 (Electronic communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address or such other information, department and officer by that Lender or (as the case may be) a Hedging Provider for the purposes of Clause 36.2 (Addresses) and Clause 36.6.1(b) (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender or a Hedging Provider.

29.16.3

Each Finance Party shall supply the Security Agent with any information that the Security Agent may reasonably specify as being necessary or desirable to enable the Security Agent to perform its functions as security agent.

29.17

Credit appraisal by the Lenders Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Relevant Document, each Lender confirms to the Arranger, the Agent and the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Relevant Document including but not limited to:

29.17.1	the financial condition, status and nature of each Obligor;

29.17.2

the legality, validity, effectiveness, adequacy or enforceability of any Relevant Document, the Security Property, and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Relevant Document or the Security Property;

29.17.3

whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Relevant Document, the Security Property, the transactions contemplated by the Relevant Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of under or in connection with any Relevant Document or the Security Property;

29.17.4

the adequacy, accuracy or completeness of any other information provided by the Agent, the Security Agent, any Party or by any other person under or in connection with any Relevant Document, the transactions contemplated by any Relevant Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Relevant Document; and

29.17.5

the right or title of any person in or to, or the value or sufficiency of any part of, the Security Assets, the priority of any Transaction Encumbrance or the existence of any Encumbrance affecting the Security Assets.

29.18

Deduction from amounts payable by the Agent If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

29.19	Amounts paid in error

29.19.1

If the Agent or the Security Agent pays an amount to another Party and the Agent or the Security Agent notifies that Party that such payment was an Erroneous Payment then the Party to whom that amount was paid by the Agent or the Security Agent shall on demand refund the same to the Agent or the Security Agent together with interest on that amount from the date of payment to the date of receipt by the Agent or the Security Agent, calculated by the Agent or Security Agent to reflect its cost of funds.

29.19.2	Neither:

(a)	the obligations of any party to the Agent or the Security Agent; nor

(b)	the remedies of the Agent or the Security Agent

(whether arising under this Clause 29.19 or otherwise) which relate to an Erroneous Payment will be affected by any act, omission, matter or thing which, but for this Clause 29.19.2 would reduce, release or prejudice any such obligation or remedy (whether or not known by the Agent or the Security Agent or any other Party).

29.19.3

All payments to be made by a Party to the Agent or the Security Agent (whether made pursuant to this Clause 29.19 or otherwise) which relate to an Erroneous Payment shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

29.19.4

In this Agreement, “Erroneous Payment” means a payment of an amount by the Agent or the Security Agent to another Party which the Agent or the Security Agent (as appropriate) determines (in its sole discretion) was made in error.

29.20	No responsibility to perfect Transaction Encumbrances The Security Agent shall not be liable for any failure to:

29.20.1	require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the Security Assets;

29.20.2	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Encumbrances;

29.20.3

register, file or record or otherwise protect any Transaction Encumbrance (or the priority of any Transaction Encumbrance) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Transaction Encumbrances;

29.20.4

take, or to require any Obligor to take, any step to perfect its title to any of the Security Assets or to render the Transaction Encumbrances effective or to secure the creation of any ancillary Encumbrance under any law or regulation; or

29.20.5	require any further assurance in relation to any Security Document.

29.21	Insurance by the Security Agent

29.21.1	The Security Agent shall not be obliged:

(a)	to insure any of the Security Assets;

(b)	to require any other person to maintain any insurance; or

(c)	to verify any obligation to arrange or maintain insurance contained in any Finance Document,

and the Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

29.21.2

Where the Security Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Majority Lenders request it to do so in writing and the Security Agent fails to do so within 14 days after receipt of that request.

29.22

Custodians and nominees The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

29.23	Delegation by the Security Agent

29.23.1

Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

29.23.2

That delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may think fit in the interests of the Secured Parties.

29.23.3

No Security Agent, Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of, any such delegate or sub-delegate.

29.24	Additional Security Agents

29.24.1	The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:

(a)	if it considers that appointment to be in the interests of the Secured Parties;

(b)	for the purposes of conforming to any legal requirement, restriction or condition which the Security Agent deems to be relevant; or

(c)	for obtaining or enforcing any judgment in any jurisdiction,

and the Security Agent shall give prior notice to the Borrower and the Finance Parties of that appointment.

29.24.2

Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Security Agent under or in connection with the Finance Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.

29.24.3

The remuneration that the Security Agent may pay to that person, and any costs and expenses (together with any applicable Tax) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.

29.25

Acceptance of title The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any Obligor may have to any of the Security Assets and shall not be liable for, or bound to require any Obligor to remedy, any defect in its right or title.

29.26	Winding up of trust If the Security Agent, with the approval of the Agent, determines that:

29.26.1	all of the Secured Liabilities and all other obligations secured by the Security Documents have been fully and finally discharged; and

29.26.2	no Secured Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor pursuant to the Finance Documents, then

(a)

the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Encumbrances and the rights of the Security Agent under each of the Security Documents; and

(b)

any Security Agent which has resigned pursuant to Clause 29.13 (Resignation of the Agent or the Security Agent) shall release, without recourse or warranty, all of its rights under each Security Document.

29.27

Powers supplemental to Trustee Acts The rights, powers, authorities and discretions given to the Security Agent under or in connection with the Finance Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by law or regulation or otherwise.

29.28

Disapplication of Trustee Acts Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

30	Role of Hedging Provider

30.1

Rights of Hedging Provider Each Hedging Provider is a Finance Party and, as such, will be entitled to share in the Security Documents in respect of any liabilities of the Borrower under the Hedging Contracts with such Hedging Provider in the manner and to the extent contemplated by the Finance Documents.

30.2

No voting rights No Hedging Provider shall be entitled to vote on any matter where a decision of the Lenders alone is required under this Agreement, whether before or after the termination or close out of the Hedging Contracts with such Hedging Provider, provided that each Hedging Provider shall be entitled to vote on any matter where a decision of all the Finance Parties is expressly required.

30.3

Acceleration and enforcement of security Neither the Agent nor the Security Agent nor any other beneficiary of the Security Documents shall be obliged, in connection with any action taken or proposed to be taken under or pursuant to Clause 26 (Events of Default) or pursuant to the other Finance Documents, to have any regard to the requirements or interests of any Hedging Provider except to the extent that the relevant Hedging Provider is also a Lender or an Affiliate of any such Lender.

31	Application of Proceeds

31.1

Order of application Subject to Clause 31.2 (Prospective liabilities), all amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Finance Document or under Clause 29.14 (Parallel Debt (covenant to pay the Security Agent)) in connection with the realisation or enforcement of all or part of the Transaction Encumbrances (for the purposes of this Clause 31, the “Recoveries”) shall be held by the Security Agent on trust to apply them at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the provisions of this Clause 31), in the following order:

31.1.1

first, in discharging any sums owing to the Security Agent (in its capacity as such) other than pursuant to Clause 29.14 (Parallel Debt (covenant to pay the Security Agent)), any Receiver or any Delegate;

31.1.2

secondly, in payment of all costs and expenses incurred by the Agent or any Secured Party in connection with any realisation or enforcement of the Transaction Encumbrances taken in accordance with the terms of this Agreement;

31.1.3	thirdly, in or towards payment pro rata of any unpaid fee, costs and expenses of the Agent, the Security Agent, any Receiver or any Delegate under the Finance Documents;

31.1.4

fourthly, in or towards payment pro rata of any accrued interest, fee or commission due to the Lenders under this Agreement and any scheduled payments (including any default interest) due and payable to the Hedging Providers under the Hedging Contracts, such application to be apportioned between the Lenders and the Hedging Providers pro rata to such aggregate amounts due to each of them;

31.1.5

fifthly, pari passu, in or towards payment pro rata (a) of any amounts of principal due and payable to the Lenders or any of them under this Agreement to be paid to the Agent to be paid to the Lenders; (b) of any Break Costs due to the Lenders to be paid to the Agent to be paid to the Lenders; and (c) to the Hedging Providers of any net amounts due but unpaid under the Hedging Contracts (including any Hedging Exposure), other than those payable under Clause 31.1.4 above; and

31.1.6	sixthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

The balance (if any) of the amounts received shall be paid to the Borrower or as the Borrower may direct.

31.2

Prospective liabilities Following acceleration, the Security Agent may, in its discretion, hold any amount of the Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) for later application under Clause 31.1 (Order of application) in respect of:

31.2.1	any sum to the Security Agent, any Receiver or any Delegate; and

31.2.2	any part of the Secured Liabilities,

that the Security Agent reasonably considers, in each case, might become due or owing at any time in the future.

31.3

Investment of proceeds Prior to the application of the proceeds of the Recoveries in accordance with Clause 31.1 (Order of application), the Security Agent may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) pending the application from time to time of those moneys in the Security Agent’s discretion in accordance with the provisions of this Clause 31.

31.4	Currency conversion

31.4.1

For the purpose of, or pending the discharge of, any part of the Secured Liabilities the Security Agent may convert any moneys received or recovered by the Security Agent from one currency to another, at a market rate of exchange.

31.4.2	The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

31.5	Permitted deductions The Security Agent shall be entitled, in its discretion:

31.5.1

to set aside by way of reserve amounts required to meet, and to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement; and

31.5.2

to pay all Taxes which may be assessed against it in respect of any of the Security Assets, or as a consequence of performing its duties, or by virtue of its capacity as the Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

31.6	Good discharge

31.6.1

Any payment to be made in respect of the Secured Liabilities by the Security Agent may be made to the Agent (on behalf of the Finance Parties) and any payment made in that way shall be a good discharge, to the extent of that payment, by the Security Agent.

31.6.2

The Security Agent is under no obligation to make the payments to the Agent under Clause 31.6.1 in the same currency as that in which the obligations and liabilities owing to the relevant Finance Party are denominated.

32	Conduct of Business by the Finance Parties

No provision of this Agreement will:

32.1	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

32.2	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

32.3	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

33	Sharing among the Finance Parties

33.1	Payments to Finance Parties If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 34

(Payment Mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

33.1.1	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

33.1.2

the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 34 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

33.1.3

the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 34.5 (Partial payments).

33.2

Redistribution of payments The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 34.5 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

33.3

Recovering Finance Party’s rights On a distribution by the Agent under Clause 33.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

33.4	Reversal of redistribution If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

33.4.1

each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

33.4.2	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

33.5	Exceptions

33.5.1

This Clause 33 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

33.5.2

A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(a)	it notified that other Finance Party of the legal or arbitration proceedings; and

(b)

that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

Section 11 Administration

34	Payment Mechanics

34.1

Payments to the Agent On each date on which an Obligor or a Lender is required to make a payment under a Finance Document (other than a Hedging Contract), that Obligor or that Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

Payment shall be made to such account in the principal financial centre of the country of that currency and with such bank as the Agent, in each case, specifies.

34.2

Distributions by the Agent Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 34.3 (Distributions to an Obligor) and Clause 34.4 (Clawback and pre-funding), be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency.

34.3

Distributions to an Obligor The Agent may (with the consent of an Obligor or in accordance with Clause 35 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

34.4	Clawback and pre-funding

34.4.1

Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

34.4.2

Unless Clause 34.4.3 applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

34.4.3

If the Agent has notified the Lenders that it is willing to make available amounts for the account of the Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrower:

(a)	the Agent shall notify the Borrower of that Lender’s identity and the Borrower shall on demand refund it to the Agent; and

(b)

the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

34.5	Impaired Agent

34.5.1

If, at any time, the Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 34.1 (Payments to the Agent) may instead either:

(a)	pay that amount direct to the required recipient(s); or

(b)

if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest-bearing account held with an Acceptable Bank in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment (the “Paying Party”) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the “Recipient Party” or “Recipient Parties”).

In each case such payments must be made on the due date for payment under the Finance Documents.

34.5.2	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements.

34.5.3

A Party which has made a payment in accordance with this Clause 34.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

34.5.4

Promptly upon the appointment of a successor Agent in accordance with Clause 29.13 (Resignation of the Agent or the Security Agent), each Paying Party shall (other than to the extent that that Party has given an instruction pursuant to Clause 34.5.5) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with Clause 34.2 (Distributions by the Agent).

34.5.5	A Paying Party shall, promptly upon request by a Recipient Party and to the extent:

(a)	that it has not given an instruction pursuant to Clause 34.5.4; and

(b)	that it has been provided with the necessary information by that Recipient Party,

give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.

34.6	Partial payments

34.6.1

Provided that no acceleration has occurred under Clause 26.2 (Acceleration), if the Agent or the Security Agent (as applicable) receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent or the Security Agent (as applicable) shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(a)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent, the Security Agent, any Receiver or any Delegate under the Finance Documents;

(b)

secondly, in or towards payment to (A) the Lenders pro rata and (B) the Hedging Providers pro rata (and pro rata between (A) and (B)) of any accrued interest, fee or commission or any other amount (except principal) due and payable to the Lenders but unpaid or any scheduled payments (including any default interest) due and payable to the Hedging Providers but unpaid, in each case under the Finance Documents;

(c)

thirdly, in or towards payment to (A) the Lenders pro rata and (B) the Hedging Providers pro rata (and pro rata as between (A) and (B)) of any principal due and payable to the Lenders but unpaid or any close-out or other termination amount or any other sum not included under paragraph (iii) above which is due and payable to the Hedging Providers but unpaid, in each case under the Finance Documents; and

(d)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

34.6.2

The Agent shall, if so directed by the Majority Lenders and each Hedging Provider, vary, or instruct the Security Agent to vary (as applicable), the order set out in Clause 34.6.1. Any such variation may include the re-ordering of obligations set out in that Clause.

34.6.3	Clauses 34.6.1 and 34.6.2 will override any appropriation made by an Obligor.

34.7	No set-off by Obligors

34.7.1	All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

34.8

Business Days Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

34.9	Currency of account

34.9.1	Subject to Clauses 34.9.2 to 34.9.5, dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.

34.9.2	A repayment or payment of all or part of a Tranche or an Unpaid Sum shall be made in the currency in which that Tranche or Unpaid Sum is denominated, pursuant to this Agreement, on its due date.

34.9.3	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued.

34.9.4	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

34.9.5	Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.

34.10	Change of currency

34.10.1	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(a)

any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrower); and

(b)

any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

34.10.2

If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the US Dollar wholesale market and otherwise to reflect the change in currency.

34.11	Disruption to payment systems etc. If either the Agent determines that a Disruption Event has occurred or the Agent is notified by the Borrower that a Disruption Event has occurred:

34.11.1

the Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Loan as the Agent may deem necessary in the circumstances;

34.11.2

the Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in Clause 34.11.1 if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to any such changes;

34.11.3

the Agent may consult with the Finance Parties in relation to any changes mentioned in Clause 34.11.1 but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

34.11.4

any such changes agreed upon by the Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 40 (Amendments and Waivers);

34.11.5

the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation, for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 34.11; and

34.11.6	the Agent shall notify the Finance Parties of all changes agreed pursuant to Clause 34.11.4.

35	Set-Off

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

36	Notices

36.1	Communications in writing Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by letter.

36.2

Addresses The address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

36.2.1	in the case of the Borrower, that identified with its name in Part III (The Obligors) of Schedule 1 (The Parties);

36.2.2	in the case of each Guarantor, that identified with its name in Part III (The Obligors) of Schedule 1 (The Parties);

36.2.3	in the case of each Lender, that notified in writing to the Agent on or prior to the date on which it becomes a Party;

36.2.4	in the case of the Agent or the Security Agent, that identified with its name in Part II (The other Finance Parties) of Schedule 1 (The Parties); and

36.2.5	in the case of each Hedging Provider, that notified in writing to the Agent on or prior to the date on which it becomes a Party,

or any substitute address, or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

36.3

Delivery Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address and, if a particular department or officer is specified as part of its address details provided under Clause 36.2 (Addresses), if addressed to that department or officer.

Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or the Security Agent and then only if it is expressly marked for the attention of the department or officer identified in Part II of Schedule 1 (or any substitute department or officer as the Agent or the Security Agent shall specify for this purpose).

All notices from or to an Obligor in respect of a Finance Document shall be sent through the Agent. Any communication or document made or delivered to the Borrower in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

Any communication or document which becomes effective, in accordance with this Clause 36.3, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

36.4	Notification of address Promptly upon changing its address the Agent shall notify the other Parties.

36.5

Communication when Agent is Impaired Agent If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.

36.6	Electronic communication

36.6.1

Any communication or document to be made or delivered by one Party to another under or in connection with the Finance Documents may be made or delivered by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(a)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(b)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

36.6.2

Any such electronic communication or delivery as specified in Clause 36.6.1 to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication or delivery.

36.6.3

Any such electronic communication or document made or delivered by one Party to another will be effective only when actually received (or made available) in readable form and in the case of any electronic communication or document made or delivered by a Party to the Agent or the Security Agent only if it is addressed in such a manner as the Agent or the Security Agent shall specify for this purpose.

36.6.4

Any electronic communication or document which becomes effective, in accordance with Clause 36.6.3, after 5.00 p.m. in the place in which the Party to whom the relevant communication or document is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

36.6.5

Any reference in a Finance Document to a communication being sent or received or a document being delivered shall be construed to include that communication or document being made available in accordance with this Clause 36.5.

36.7	Direct electronic delivery by Borrower

The Borrower may satisfy its obligations under this Agreement to deliver any information in relation to a Lender by delivering that information directly to that Lender in accordance with Clause 36.5 (Electronic communication) to the extent that Lender and the Agent agree to this method of delivery.

36.8	English language Any notice given under or in connection with any Finance Document must be in English. All other documents provided under or in connection with any Finance Document must be:

36.8.1	in English; or

36.8.2

if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

37	Calculations and Certificates

37.1

Accounts In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

37.2

Certificates and determinations Any certification or determination by the Agent of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

37.3	Day count convention and interest calculation

37.3.1	Any interest, commission or fee accruing under a Finance Document will accrue from day to day and the amount of any such interest, commission or fee is calculated:

(a)	on the basis of the actual number of days elapsed and a year of 360 days (or, in any case where the practice in the US Dollar wholesale market differs, in accordance with that market practice); and

(b)	Subject to Clause 37.3.2, without rounding.

37.3.2	The aggregate amount of interest, commission or fee which is, or becomes, payable by an Obligor under a Finance Document shall be rounded to two decimal places.

38	Partial Invalidity

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

39	Remedies and Waivers

No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No election to affirm any Finance Document on the part of any Finance Party or Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

40	Amendments and Waivers

40.1	Required consents

40.1.1

Subject to Clauses 40.2 (All Lender matters) and 40.3 (Other exceptions), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Borrower and any such amendment or waiver will be binding on all Parties.

40.1.2	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 40.

40.1.3

Without prejudice to the generality of Clauses 29.8.3, 29.8.4 and 29.8.5 (Rights and discretions), the Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

40.1.4	Clause 27.9.3 (Pro rata interest settlement) shall apply to this Clause 40.

40.2

All Lender matters Subject to Clause 40.4 (Changes to reference rates), an amendment, waiver or (in the case of a Security Document) a consent under, or in relation to, any term of any Finance Document that has the effect of changing or which relates to:

40.2.1	the definition of “Majority Lenders” in Clause 1.1 (Definitions);

40.2.2	the definitions of “Restricted Party”, “Sanctions Authority”, “Sanctions Laws”, or “Sanctions List” in Clause 1.1 (Definitions);

40.2.3	an extension to the date of payment of any amount under the Finance Documents;

40.2.4	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

40.2.5	an increase in any Commitment, an extension of the Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably;

40.2.6	a change to a Guarantor other than in accordance with Clause 28 (Changes to the Obligors);

40.2.7	any provision which expressly requires the consent of all the Lenders;

40.2.8

Clause 2.2 (Finance Parties’ rights and obligations), Clause 5.1 (Delivery of a Utilisation Request), Clause 7.1 (Illegality), Clause 7.5 (Post-Delivery: mandatory prepayment on sale or Total Loss), Clause 20.1.17 (Anti-corruption law), Clause 20.1.23 (Sanctions), Clause 23.4 (Anti-corruption law), Clause 23.20 (Sanctions), Clause 28.2 (Permitted Re-domiciliation), Clause 27 (Changes to the Lenders), Clause 28 (Changes to the Obligors), this Clause 40, Clause 45 (Governing Law) or Clause 46.1 (Jurisdiction);

40.2.9	(other than as expressly permitted by the provisions of any Finance Document) the nature or scope of:

(a)	any Guarantee;

(b)	the Security Assets; or

(c)	the manner in which the proceeds of enforcement of the Transaction Encumbrances are distributed; or

40.2.10

the release of any Guarantee or of any Transaction Encumbrance unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Encumbrances where such sale or disposal is expressly permitted under this Agreement or any other Finance Document;

shall not be made, or given, without the prior consent of all the Lenders.

40.3	Other exceptions

40.3.1

An amendment or waiver which relates to the rights or obligations of the Arranger, the Agent, any Hedging Provider or the Security Agent (each in their capacity as such) may not be effected without the consent of the Arranger, the Agent, the relevant Hedging Provider or, as the case may be, the Security Agent.

40.3.2	Amendments to or waivers in respect of a Hedging Contract may only be agreed by the relevant Hedging Provider.

40.4	Changes to reference rates

40.4.1	In this Clause 40.4:

“Published Rate” means Term SOFR for any Quoted Tenor or SOFR.

“Published Rate Replacement Event” means:

(a)	the methodology, formula or other means of determining the Published Rate has, in the opinion of the Majority Lenders and the Borrower, materially changed;

(b)

(i)

(A)	the administrator of the Published Rate or its supervisor publicly announces that such administrator is insolvent; or

(B)

information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of the Published Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide the Published Rate;

(ii)

the administrator of the Published Rate publicly announces that it has ceased or will cease, to provide the Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide the Published Rate;

(iii)	the supervisor of the administrator of the Published Rate publicly announces that the Published Rate has been or will be permanently or indefinitely discontinued; or

(iv)	the administrator of the Published Rate or its supervisor announces that the Published Rate may no longer be used; or

(c)

the administrator of the Published Rate (or the administrator of an interest rate which is a constituent element of that Published Rate) determines that the Published Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(i)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Borrower) temporary; or

(ii)	the Published Rate is calculated in accordance with any such policy or arrangement for a period no less than 30 days; or

(d)	in the opinion of the Majority Lenders and the Borrower, the Published Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

“Quoted Tenor” means, in relation to Term SOFR, any period for which that rate is customarily published.

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Replacement Reference Rate” means a reference rate which is:

(a)	formally designated, nominated or recommended as the replacement for the Published Rate by:

(i)	the administrator of the Published Rate (provided that the market or economic reality that such reference rate measures is the same as that measured by the Published Rate); or

(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both (i) and (ii), the “Replacement Reference Rate” will be the replacement under (ii);

(b)

in the opinion of the Majority Lenders and the Borrower, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor or alternative to the Published Rate; or

(c)	in the opinion of the Majority Lenders and the Borrower, an appropriate successor or alternative to the Published Rate.

40.4.2	Subject to Clause 40.3.1 (Other exceptions), if a Published Rate Replacement Event has occurred in relation to a Published Rate, any amendment or waiver which relates to:

(a)	providing for the use of a Replacement Reference Rate in place of that Published Rate; and

(b)

(i)	aligning any provision of any Finance Document to the use of that Replacement Reference Rate;

(ii)

enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement);

(iii)	implementing market conventions applicable to that Replacement Reference Rate;

(iv)	providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or

(v)

adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders), the Guarantors and the Borrower.

40.4.3	An amendment or waiver that relates to, or has the effect of, aligning the means of calculation of interest on a Tranche under this Agreement to any recommendation of a Relevant Nominating Body which:

(a)	relates to the use of a risk-free reference rate in the international or any relevant domestic syndicated loan markets; and

(b)	is issued on or after the date of this Agreement,

may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Borrower.

40.5	Excluded Commitments

If:

40.5.1

any Defaulting Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this Agreement within 15 Business Days of that request being made; or

40.5.2	any Lender which is not a Defaulting Lender fails to respond to such a request (other than an amendment, waiver or consent referred to in Clauses 40.2.3, 40.2.4 and 40.2.5 (All Lender matters)),

(unless, in either case, the Borrower and the Agent agree to a longer time period in relation to any request):

(a)

its Commitment(s) shall not be included for the purpose of calculating the Total Commitments when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments has been obtained to approve that request; and

(b)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

40.6	Replacement of Lender

40.6.1	If:

(a)	any Lender becomes a Non-Consenting Lender (as defined in Clause 40.6.4); or

(b)

the Borrower or a Guarantor becomes obliged to repay any amount in accordance with Clause 7.1 (Illegality) or to pay additional amounts pursuant to Clause 12.2 (Tax gross-up), Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased Costs) to any Lender, then the Borrower may, on ten Business Days’ prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 27 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity selected by the Borrower (for the purposes of this Clause, a “Replacement Lender”) which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 27 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Loan and all accrued interest (to the extent that the Agent has not given a notification under Clause 27.9 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.

40.6.2	The replacement of a Lender pursuant to this Clause 40.6 shall be subject to the following conditions:

(a)	the Borrower shall have no right to replace the Agent or Security Agent;

(b)	neither the Agent nor the Lender shall have any obligation to the Borrower to find a Replacement Lender;

(c)	in no event shall the Lender replaced under this Clause 40.6 be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents; and

(d)

the Lender shall only be obliged to transfer its rights and obligations pursuant to Clause 40.6.1 once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

40.6.3

A Lender shall perform the checks described in Clause 40.6.2(d) as soon as reasonably practicable following delivery of a notice referred to in Clause 40.6.1 and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks.

40.6.4	In the event that:

(a)

the Borrower or the Agent (at the request of the Borrower) has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents; and

(b)	the consent, waiver or amendment in question requires the approval of all the Lenders,

then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a “Non-Consenting Lender”.

40.7	Disenfranchisement of Defaulting Lenders

40.7.1	For so long as a Defaulting Lender has any Commitment, in ascertaining:

(a)	the Majority Lenders; or

(b)	whether:

(i)	any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments; or

(ii)	the agreement of any specified group of Lenders,

has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents, that Defaulting Lender’s Commitment will be reduced by the amount of its participation in the Loan it has failed to make available and, to the extent that that reduction results in that Defaulting Lender’s Commitment being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of (i) and (ii).

40.7.2	For the purposes of this Clause 40.5, the Agent may assume that the following Lenders are Defaulting Lenders:

(a)	any Lender which has notified the Agent that it has become a Defaulting Lender;

(b)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of “Defaulting Lender” has occurred,

unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

40.8	Replacement of a Defaulting Lender

40.8.1

The Borrower may, at any time a Lender has become and continues to be a Defaulting Lender, by giving ten Business Days’ prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 27 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity selected by the Borrower (for the purposes of this Clause, a “Replacement Lender”) which confirms its willingness to assume and does assume all the obligations, or all the relevant obligations, of the transferring Lender in accordance with Clause 27 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer which is either:

(a)

in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Loan and all accrued interest (to the extent that the Agent has not given a notification under Clause 27.9 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents; or

(b)	in an amount agreed between that Defaulting Lender, the Replacement Lender and the Borrower and which does not exceed the amount described in paragraph (a).

40.8.2	Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause 40.8 shall be subject to the following conditions:

(a)	the Borrower shall have no right to replace the Agent or Security Agent;

(b)	neither the Agent nor the Defaulting Lender shall have any obligation to the Borrower to find a Replacement Lender;

(c)	the transfer must take place no later 14 days after the notice referred to in Clause 40.8.1;

(d)	in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and

(e)

the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to Clause 40.8.1 once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Lender.

40.8.3

The Defaulting Lender shall perform the checks described in Clause 40.8.2(e) as soon as reasonably practicable following delivery of a notice referred to in Clause 40.8.1 and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks.

41	Confidentiality

41.1

Confidential Information Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 41.2 (Disclosure of Confidential Information) and Clause 41.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

41.2	Disclosure of Confidential Information

41.2.1	Any Finance Party may disclose:

(a)

to any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this Clause 41.2.1(a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)

to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent or Security Agent and, in each case, to any of that person’s Affiliates, Representatives and professional advisers;

(ii)

with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or the Borrower or Guarantors and to any of that person’s Affiliates, Representatives and professional advisers;

(iii)

appointed by any Finance Party or by a person to whom Clause 41.2.1(b)(i) or 41.2.1(b)(ii) applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under Clause 29.16.2 (Relationship with the other Finance Parties));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in Clause 41.2.1(b)(i) or 41.2.1(b)(ii);

(v)

to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Encumbrances (or may do so) pursuant to Clause 27.8 (Security over Lenders’ rights);

(viii)	who is a Party;

(ix)	with the consent of the Borrower; or

(x)

which is a classification society or other entity which a Lender has engaged to make the calculations necessary to enable that Lender to comply with its reporting obligations under the Poseidon Principles and/or its commitments in relation to the Net Zero Banking Alliance, in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(xi)

in relation to Clauses 41.2.1(b)(i), 41.2.1(b)(ii) and 41.2.1(b)(iii), the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(xii)

in relation to Clause 41.2.1(b)(iv), the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(xiii)

in relation to Clauses 41.2.1(b)(v), 41.2.1(b)(vi) and 41.2.1(b)(vii), the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances; and

(c)

to any person appointed by that Finance Party or by a person to whom Clause 41.2.1(b)(i) or 41.2.1(b)(ii) applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this Clause 41.2.1(c) if the service provider to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking; and

(d)

to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Borrower and/or a Guarantor if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

41.2.2

Nothing in any Finance Document shall prevent disclosure of any Confidential Information or other matter to the extent that preventing that disclosure would otherwise cause any transaction contemplated by the Finance Documents or any transaction carried out in connection with any transaction contemplated by the Finance Documents to become an arrangement described in Part II A 1 of Annex IV of DAC6 including as implemented in any EU member state.

41.3	Disclosure to numbering service providers

41.3.1

Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Loan and/or one or more Obligors the following information:

(a)	names of Obligors;

(b)	country of domicile of Obligors;

(c)	place of incorporation of Obligors;

(d)	date of this Agreement;

(e)	Clause 45 (Governing Law);

(f)	the names of the Agent, the Global Coordinator and the Arranger;

(g)	date of each amendment and restatement of this Agreement;

(h)	amount of Total Commitments;

(i)	currencies of the Loan;

(j)	type of Loan;

(k)	ranking of the Loan;

(l)	Termination Date;

(m)	changes to any of the information previously supplied pursuant to paragraph (a) to (l); and

(n)	such other information agreed between such Finance Party and that Obligor,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

41.3.2

The Parties acknowledge and agree that each identification number assigned to this Agreement, the Loan and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

41.3.3	The Borrower and each Guarantor represents that none of the information set out in Clauses 41.3.1(a) to 41.3.1(n) is, nor will at any time be, unpublished price-sensitive information.

41.4

Entire agreement This Clause 41 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

41.5

Inside information Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

41.6	Notification of disclosure Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower:

41.6.1

of the circumstances of any disclosure of Confidential Information made pursuant to Clause 41.2.1(b)(v) except where such disclosure is made to any of the persons referred to in that Clause during the ordinary course of its supervisory or regulatory function; and

41.6.2	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 41.

41.7	Continuing obligations The obligations in this Clause 41 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

41.7.1

the date on which all amounts payable by the Obligors under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

41.7.2	the date on which such Finance Party otherwise ceases to be a Finance Party.

42	Confidentiality of Funding Rates

42.1	Confidentiality and disclosure

42.1.1	The Agent, the Borrower and each Guarantor agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by Clause 42.1.2 and Clause 42.1.3.

42.1.2	The Agent may disclose:

(a)	any Funding Rate to the Borrower pursuant to Clause 8.4 (Notifications); and

(b)

any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration / Settlement Service Providers or in such other form of confidentiality undertaking agreed between the Agent and the relevant Lender.

42.1.3	The Agent and the Borrower and each Guarantor may disclose any Funding Rate to:

(a)

any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate is to be given pursuant to this Clause 42.1.3 is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it;

(b)

any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the Borrower or the relevant Guarantor, as the case may be, it is not practicable to do so in the circumstances;

(c)

any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the Borrower or the a Guarantor, as the case may be, it is not practicable to do so in the circumstances; and

(d)	any person with the consent of the relevant Lender.

42.2	Related obligations

42.2.1

The Agent and the Borrower and each Guarantor acknowledge that each Funding Rate is or may be price sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent, each Guarantor and the Borrower undertake not to use any Funding Rate for any unlawful purpose.

42.2.2	The Agent, each Guarantor and the Borrower agree (to the extent permitted by law and regulation) to inform the relevant Lender:

(a)

of the circumstances of any disclosure made pursuant to Clause 42.1.3(b) except where such disclosure is made to any of the persons referred to in that Clause during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that any information has been disclosed in breach of this Clause 42.

42.3	No Event of Default No Event of Default will occur under Clause 26.1.4 (Other obligations) by reason only of the Borrower’s or a Guarantor’s failure to comply with this Clause 42.

43	Disclosure of Lender Details by Agent

43.1

Supply of Lender details to Borrower The Agent shall provide to the Borrower within seven Business Days of a request by the Borrower (but no more frequently than once per calendar month) a list (which may be in electronic form) setting out the names of the Lenders as at the date of that request, their respective Commitments, the address (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the transmission of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Agent to that Lender under the Finance Documents.

43.2	Supply of Lender details at Borrower’s direction

43.2.1	The Agent shall, at the request of the Borrower, disclose the identity of the Lenders and the details of the Lenders’ Commitments to any:

(a)

other Party or any other person if that disclosure is made to facilitate, in each case, a refinancing of the Financial Indebtedness arising under the Finance Documents or a material waiver or amendment of any term of any Finance Document; and

(b)	Obligor.

43.2.2

Subject to Clause 43.2.3, the Borrower shall procure that the recipient of information disclosed pursuant to Clause 43.2.1 shall keep such information confidential and shall not disclose it to anyone and shall ensure that all such information is protected with security measures and a degree of care that would apply to the recipient’s own confidential information.

43.2.3

The recipient may disclose such information to any of its officers, directors, employees, professional advisers, auditors and partners as it shall consider appropriate if any such person is informed in writing of its confidential nature, except that there shall be no such requirement to so inform if that person is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by duties of confidentiality in relation to the information.

43.3	Supply of Lender details to other Lenders

43.3.1

If a Lender (a “Disclosing Lender”) indicates to the Agent that the Agent may do so, the Agent shall disclose that Lender’s name and Commitment to any other Lender that is, or becomes, a Disclosing Lender.

43.3.2	The Agent shall, if so directed by the Requisite Lenders, request each Lender to indicate to it whether it is a Disclosing Lender.

43.4	Lender enquiry If any Lender believes that any entity is, or may be, a Lender and:

43.4.1	that entity ceases to have an Investment Grade Rating; or

43.4.2	an Insolvency Event occurs in relation to that entity,

the Agent shall, at the request of that Lender, indicate to that Lender the extent to which that entity has a Commitment.

43.5	Lender details definitions In this Clause 43:

“Investment Grade Rating” means, in relation to an entity, a rating for its long-term unsecured and non-credit-enhanced debt obligations of BBB- or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or Baa3 or higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognised credit rating agency.

“Requisite Lenders” means a Lender or Lenders whose Commitments aggregate 15% (or more) of the Total Commitments (or if the Total Commitments have been reduced to zero, aggregated 15% (or more) of the Total Commitments immediately prior to that reduction).

44	Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

Section 12 Governing Law and Enforcement

45	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

46	Enforcement

46.1	Jurisdiction

46.1.1

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

46.1.2

Notwithstanding Clause 46.1.1, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, any Finance Party may take concurrent proceedings in any number of jurisdictions.

46.2	Service of process

46.2.1	Without prejudice to any other mode of service allowed under any relevant law, the Borrower and each Guarantor:

(a)

irrevocably appoints NGT Services (UK) Limited (company number 05910198) at its registered office address as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(b)	agrees that failure by a process agent to notify the Borrower or that Guarantor (as the case may be) of the process will not invalidate the proceedings concerned.

46.2.2

If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process or terminates its appointment as agent for service of process, the Borrower or relevant Guarantor (as the case may be) must immediately (and in any event within ten days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1

The Parties

Part I

The Original Lenders

Name of Original Lender	Commitment
BNP Paribas	$164,640,000

Part II

The other Finance Parties

The Agent

Name: BNP Paribas

Address: Immeuble Océanie, 9 Rue du Débarcadère, 93500 Pantin, France

Department/Officer: Hector Ajavon

Email address:

CIB.PARISCIBAGENCYNAVIGATORGASBRIDGE2026@bnpparibas.com;

hector.ajavon@bnpparibas.com

The Security Agent

Name: BNP Paribas

Address: Immeuble Océanie, 9 Rue du Débarcadère, 93500 Pantin, France

Department/Officer: CTM Transportation / Simon Moulin

Email address: paris.cib.cbe.ctm.tranportation@bnparibas.com

The Arranger

Name: BNP Paribas

Address: 16 Boulevard des Italiens 75009 Paris, France

Department/Officer: Transportation Capital Markets (FAO Vincent Pascal and Karim Baz

Email address: vincent.pascal@bnpparibas.com; karim.baz@bnpparibas.com

The Original Hedging Providers

Name: BNP Paribas

Address: 12 rue Chauchat, 75009 Paris

Department/Officer: CIB Legal – Derivatives CCFR – France ACI CIN04B1

Email address: dl.legal.derivatives.ccfr.france@bnpparibas.com

Part III

The Obligors

The Borrower

Name: Navigator Gas L.L.C.

Registered Address: Trust Company Complex, Ajeltake Road, Ajeltake Island,

Majuro, MH96960, Marshall Islands

Communication Address: C/O NGT Services (UK) Limited, 10 Bressenden Place,

London SW1E 5DH, England

Department/Officer: Navigator Legal and John Reay

Email address: legal@navigatorgas.com

The Guarantors

The Parent

Name: Navigator Holdings Ltd.

Registered Address: Trust Company Complex, Ajeltake Road, Ajeltake Island,

Majuro, MH9696, Marshall Islands

Communication Address: C/O NGT Services (UK) Limited, 10 Bressenden Place,

London SW1E 5DH, England

Department/Officer: Navigator Legal and John Reay

Email address: legal@navigatorgas.com

The Collateral Owners

Name: Navigator Polaris L.L.C.

Registered Address: Trust Company Complex, Ajeltake Road, Ajeltake Island,

Majuro, MH96960, Marshall Islands

Communication Address: C/O NGT Services (UK) Limited, 10 Bressenden Place,

London SW1E 5DH, England

Department/Officer: Navigator Legal and John Reay

Email address: legal@navigatorgas.com

Name: Navigator Proxima L.L.C.

Registered Address: Trust Company Complex, Ajeltake Road, Ajeltake Island,

Majuro, MH96960, Marshall Islands

Communication Address: C/O NGT Services (UK) Limited, 10 Bressenden Place,

London SW1E 5DH, England

Department/Officer: Navigator Legal and John Reay

Email address: legal@navigatorgas.com

Schedule 2

Conditions Precedent and Subsequent

Part I

Initial conditions precedent

For the purposes of this Part I, “Obligor” shall mean the Borrower and each Guarantor.

1	Obligors

(a)	Constitutional documents Copies of the constitutional documents of each Obligor.

(b)

Certificates of good standing and ESR Regulations A certificate of good standing and the latest ESR Regulations electronic certificate in respect of each Obligor (if such a certificate can be obtained).

(c)	Board resolutions A copy of a resolution of the board of directors of each Obligor:

(i)	approving the terms of, and the transactions contemplated by, the Relevant Documents to which it is a party and resolving that it execute those Relevant Documents; and

(ii)	authorising a specified person or persons to execute those Relevant Documents (and all documents and notices to be signed and/or dispatched under those documents) on its behalf.

(d)	Specimen signatures A specimen of the signature of each person actually executing any of the Relevant Documents pursuant to the resolutions referred to in paragraph (c) above.

(e)

Shareholder resolutions If required by the relevant legal counsel, a copy of a resolution signed by all the holders of the issued shares in each Obligor, approving the terms of, and the transactions contemplated by, the Relevant Documents to which that Obligor is a party.

(f)	Officer’s certificates A copy of a duly authorised officer of each Obligor:

(i)	certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect;

(ii)	setting out the names of the directors, officers and shareholders of that Obligor and the proportion of shares held by each shareholder;

(iii)

certifying, if such Obligor is incorporated or (as the case may be) domesticated outside the UK, either that (i) it has not delivered particulars of any UK Establishment (as such term is defined in the Overseas Regulations) to the Registrar of Companies as required under the Overseas Regulations or that (ii) it has a UK Establishment (as such term is defined in the Overseas Regulations) and specifying the name and registered number under which it is registered with the Registrar of Companies; and

(iv)	confirming that borrowing or guaranteeing or securing, as appropriate, the Loan would not cause any borrowing, guarantee, security or similar limit binding on that Obligor to be exceeded.

(g)

Powers of attorney A copy (or, if required by any legal advisors to the Agent or any applicable ship registry, an original) power of attorney of each of the Obligors, notarially attested and legalised, if required by the Agent, under which the Relevant Documents to which it is or is to become a party are to be executed or transactions undertaken by that Obligor.

2	Security and related documents

(a)	Vessel documents Copies of:

(i)	the Building Contracts; and

(ii)	the Refund Guarantees,

in each case together with all addenda, amendments or supplements.

(b)

Security Documents Duly executed Building Contract Assignments, the Security Power of Attorney (notarised and/or legalised or apostilled if required by the Agent) and (if applicable) Hedging Security Deed, together with all other documents required by any of them, including, without limitation, all notices of assignment.

(c)	Hedging Contract and Hedging Master Agreement A copy of any Hedging Contract and any Hedging Master Agreement.

3	Legal opinions

The following legal opinions substantially in the forms distributed to the Lenders prior to the date of this Agreement, or confirmation satisfactory to the Agent that such opinions will be given:

(a)	a legal opinion of Stephenson Harwood LLP, legal advisers to the Agent as to English law; and

(b)	a legal opinion of Stephenson Harwood LLP, legal advisers to the Agent as to Marshall Islands law.

4	Other documents and evidence

(a)	Process agent Evidence that any process agent referred to in Clause 46.2 (Service of process) and any process agent appointed under any other Finance Document has accepted its appointment.

(b)

Other Authorisations A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Relevant Document or for the validity and enforceability of any Relevant Document.

(c)	Financial statements A copy of each of the Original Financial Statements.

(d)

Fees The Fee Letters and evidence that the fees, costs and expenses then due from the Borrower under Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the relevant Utilisation Date.

(e)

“Know your customer” documents Such documentation and other evidence as is reasonably requested by the Agent in order for the Lenders to comply with all necessary “know your customer” or similar identification procedures in relation to the transactions contemplated in the Finance Documents.

(f)	JOLCO documents The loan agreement for each JOLCO Facility and each of the MOA, the ISA and the Charter (as defined therein), duly signed.

Part II

Initial conditions subsequent

1

Acknowledgements of notices As and to the extent required by the relevant Security Document, acknowledgements of all notices of assignment given pursuant to any Security Documents received by the Agent pursuant to Part I of this Schedule 2.

2	Legal opinions Within 14 days after the first Utilisation Date, such of the legal opinions specified in Part I of this Schedule 2 as have not already been provided to the Agent.

3

Companies Act registrations Within the applicable statutory time limit, evidence that the prescribed particulars of any Security Documents received by the Agent pursuant to Part I of this Schedule 2 have been delivered to the registry of companies/corporations of the relevant Obligor’s jurisdiction.

Part III

Utilisation conditions precedent

1	Borrower

Officer’s certificate A certificate signed by a duly authorised officer of the Borrower confirming that none of the documents and evidence delivered to the Agent pursuant to Clause 4.1.1 (Initial conditions precedent) and Clause 4.6 (Initial conditions subsequent) has been amended, modified or revoked in any way since its delivery to the Agent.

2	Security and related documents

(a)	Vessel documents If applicable and to the extent they have not been provided to the Agent, photocopies of any addenda, amendments or supplements to:

(i)	the Building Contract;

(ii)	the Refund Guarantee(s)i; and

(iii)	any other Relevant Document.

(b)

Equity contribution Evidence of full payment to the Seller of any instalment of the Vessel under the Building Contract which is payable on or before the relevant Utilisation Date and which is not being financed by the Loan.

(c)	Invoices

(i)

(In respect of a Utilisation to refinance (in whole or in part) any instalment paid to the Seller under the Building Contract) a copy of the relevant invoice issued by the Seller (and, if applicable, accompanied with the written confirmation of the Vessel’s classification society that the relevant event to which the instalment relates has been carried out) evidencing the obligation of the Collateral Owner to pay the relevant instalment to the Seller under the Building Contract, together with evidence that such instalment has been paid.

(ii)

(In respect of a Utilisation to finance (in whole or in part) any instalment paid to the Seller under the Building Contract) a copy of the relevant invoice issued by the Seller (and, if applicable, accompanied with the written confirmation of the Vessel’s classification society that the relevant event to which the instalment relates has been carried out) evidencing the obligation of the Collateral Owner to pay the relevant instalment to the Seller under the Building Contract on a date no later than the proposed Utilisation Date of the Utilisation in question.

[i]	Note: Not applicable in relation to a Delivery Instalment

3	Other documents and evidence

(a)	Utilisation Request A duly completed Utilisation Request.

(b)	Fees Evidence that the fees, costs and expenses then due from the Borrower under Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the relevant Utilisation Date.

Part IV

Pre-positioning conditions precedent

1	Obligors

Officer’s certificate A certificate signed by a duly authorised officer of each Obligor confirming that none of the documents and evidence delivered to the Agent pursuant to Clause 4.1.1 (Initial conditions precedent) and Clause 4.6 (Initial conditions subsequent) has been amended, modified or revoked in any way since its delivery to the Agent.

2	Security and related documents

(a)	Vessel documents Agreed forms or drafts (or executed copies, if then available) of the following:

(i)	the builder’s certificate and/or bill of sale transferring title in the Vessel to the relevant Collateral Owner free of all encumbrances, maritime liens or other debts;

(ii)	the undated protocol of delivery and acceptance evidencing the unconditional physical delivery of the Vessel by the Seller to the relevant Collateral Owner pursuant to the Building Contract;

(iii)	the commercial invoice issued by the Seller in respect of the final contract price of the Vessel;

(iv)	the declaration of warranty issued by the Seller to the relevant Collateral Owner pursuant to the Building Contract; and

(v)	any Charter Contract;

(vi)	the Management Agreements,

in each case together with all addenda, amendments or supplements.

(b)	Evidence of relevant Collateral Owner’s title and Mortgage registration Evidence that:

(i)

any prior registration of the Vessel in the ownership of the Seller and any Security registered against that ownership will be cancelled on or prior to the Delivery Date (or confirmation from the Seller that there was no such prior registration);

(ii)	the Vessel will be at least provisionally registered under the relevant Approved Flag State in the ownership of the relevant Collateral Owner on the Delivery Date; and

(iii)	the Mortgage will be capable of being registered against the Vessel with first priority on the Delivery Date.

(c)

Evidence of insurance Evidence that the Vessel will be insured from the Delivery Date in the manner required by the Finance Documents and that letters of undertaking will be issued in the manner required by the Finance Documents, together with (if required by the Agent) the written approval of the Insurances by an insurance adviser appointed by the Agent.

(d)	Valuation A valuation of the Vessel addressed to the Agent from an Approved Shipbroker certifying the Market Value for the Vessel, acceptable to the Agent.

(e)

Security Documents Duly executed but undated originals of the Mortgage and the Assignments, and duly executed and dated originals of the Account Security, together with all other documents required by any of them, including, without limitation, all notices of assignment and/or charge.

(f)	Managers’ Undertakings The Managers’ Undertakings together with (if applicable) notices of any assignments contained in the same and evidence that those notices will be duly endorsed by the insurers.

(g)	Mandates Such duly signed forms of mandate, and/or other evidence of the opening of the Accounts, as the Security Agent may require.

(h)	Invoices

(i)

A copy of the relevant invoice issued by the Seller (and, if applicable, accompanied with the written confirmation of the Vessel’s classification society that the relevant event to which the instalment relates has been carried out) evidencing the obligation of the Collateral Owner to pay the Delivery Instalment to the Seller under the Building Contract on a date no later than the proposed Utilisation Date of the Utilisation in question.

(ii)

To the extent not already provided to the Agent, evidence of full payment to the Seller of any part of the purchase price of the Vessel under the Building Contract which is payable on or before the Delivery Date and which is not being financed by the Loan.

(i)	Other Relevant Documents Copies of each of the Relevant Documents not otherwise comprised in the documents listed in Parts I to III of this Schedule 2.

3	Legal opinions

The following legal opinions substantially in the forms distributed to the Lenders prior to the date of this Agreement or confirmation satisfactory to the Agent that such opinions will be given:

(a)	a legal opinion of Stephenson Harwood LLP, legal advisers to the Agent as to English law;

(b)	a legal opinion of Stephenson Harwood LLP, legal advisers to the Agent as to Marshall Islands law; and

(c)	a legal opinion from legal advisers to the Agent as to the laws of the applicable Approved Flag State.

4	Other documents and evidence

(a)	Process agent Evidence that any process agent referred to in Clause 46.2 (Service of process) and any process agent appointed under any other Finance Document has accepted its appointment.

(b)

Other Authorisations A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Relevant Document or for the validity and enforceability of any Relevant Document.

(c)	MT199 The form of MT199 required by Clause 4.3.

(d)	Utilisation Request A duly completed Utilisation Request.

(e)	Fees Evidence that the fees, costs and expenses then due from the Borrower under Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the relevant Utilisation Date.

Part V

Conditions precedent to delivery

1	Obligors

Officer’s certificate A certificate signed by a duly authorised officer of each Obligor (other than the Borrower) confirming that none of the documents and evidence delivered to the Agent pursuant to Clause 4.1.1 (Initial conditions precedent) and Clause 4.6 (Initial conditions subsequent) has been amended, modified or revoked in any way since its delivery to the Agent.

2	Security and related documents

(a)	Vessel documents Photocopies of:

(i)	the builder’s certificate and/or bill of sale transferring title in the Vessel to the relevant Collateral Owner free of all encumbrances, maritime liens or other debts;

(ii)	the protocol of delivery and acceptance evidencing the unconditional physical delivery of the Vessel by the Seller to the relevant Collateral Owner pursuant to the Building Contract;

(iii)	the commercial invoice issued by the Seller in respect of the final contract price of the Vessel;

(iv)	the declaration of warranty issued by the Seller to the relevant Collateral Owner pursuant to the Building Contract;

(v)	any Charter Contract;

(vi)	the Management Agreements;

(vii)	if applicable, evidence of the Vessel’s current Certificate of Financial Responsibility issued pursuant to the United States Oil Pollution Act 1990;

(viii)	the Vessel’s current SMC;

(ix)	the ISM Company’s current DOC; and

(x)	the Vessel’s current ISSC,

in each case together with all addenda, amendments or supplements.

(b)

Confirmation of class An interim certificate from the Approved Classification Society or such other classification society as may be acceptable to the Agent confirming that the Vessel is classed in accordance with Article 1 of the Building Contract.

(c)	Evidence of relevant Collateral Owner’s title and Mortgage registration Evidence that on the Delivery Date:

(i)

any prior registration of the Vessel in the ownership of the Seller and any Encumbrance registered against that ownership will be cancelled (or confirmation from the Seller that there was no such prior registration);

(ii)	the Vessel will be at least provisionally registered under the relevant Approved Flag State in the ownership of the relevant Collateral Owner; and

(iii)	the Mortgage will be capable of being registered against the Vessel with first priority.

(d)

Evidence of insurance Evidence that the Vessel is or will be insured from the Delivery Date in the manner required by the Finance Documents and that letters of undertaking will be issued in the manner required by the Finance Documents, together with (if required by the Agent) the written approval of the Insurances by an insurance adviser appointed by the Agent.

(e)	Valuation A valuation of the Vessel addressed to the Agent from an Approved Shipbroker certifying the Market Value for the Vessel, acceptable to the Agent.

(f)

Security Documents Duly executed and dated originals of the Mortgage, the Account Security and the Assignments, together with all other documents required by any of them, including, without limitation, all notices of assignment and/or charge.

(g)	Managers’ Undertakings The Managers’ Undertakings together with (if applicable) notices of any assignments contained in the same and evidence that those notices will be duly endorsed by the insurers.

(h)	Mandates Such duly signed forms of mandate, and/or other evidence of the opening of the Accounts, as the Security Agent may require.

(i)	Other Relevant Documents Copies of each of the Relevant Documents not otherwise comprised in the documents listed in Parts I to III of this Schedule 2.

3	Legal opinions

The following legal opinions substantially in the forms distributed to the Lenders prior to the date of this Agreement or confirmation satisfactory to the Agent that such opinions will be given:

(a)	a legal opinion of Stephenson Harwood LLP, legal advisers to the Agent as to English law;

(b)	a legal opinion of Stephenson Harwood LLP, legal advisers to the Agent as to Marshall Islands law; and

(c)	a legal opinion from legal advisers to the Agent as to the laws of the applicable Approved Flag State.

4	Other documents and evidence

(a)	Process agent Evidence that any process agent referred to in Clause 46.2 (Service of process) and any process agent appointed under any other Finance Document has accepted its appointment.

(b)

Other Authorisations A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Relevant Document or for the validity and enforceability of any Relevant Document.

Part VI

Utilisation conditions subsequent

1

Evidence of Borrower’s title On the Delivery Date, the certificate of ownership and encumbrance (or equivalent) issued by the Registrar of Ships (or equivalent official) of the relevant Approved Flag State confirming that (a) the Vessel is permanently registered under that flag in the ownership of the relevant Collateral Owner, (b) the Mortgage has been registered with first priority against the Vessel and (c) there are no further Encumbrances registered against the Vessel.

2

Letters of undertaking Within 14 days after the Delivery Date, letters of undertaking in respect of the Insurances as required by the Finance Documents together with copies of the relevant policies or cover notes or entry certificates duly endorsed with the interest of the Finance Parties.

3

Acknowledgements of notices As and to the extent required by the relevant Security Document, acknowledgements of all notices of assignment and/or charge given pursuant to any Security Documents received by the Agent pursuant to Part V of this Schedule 2.

4	Legal opinions Within 14 days after the Delivery Date, such of the legal opinions specified in Part IV of this Schedule 2 as have not already been provided to the Agent.

5

Companies Act registrations Within the applicable statutory time limit, evidence that the prescribed particulars of any Security Documents received by the Agent pursuant to Part V of this Schedule 2 have been delivered to the registry of companies/corporations of the relevant Obligor’s jurisdiction.

Schedule 3

Utilisation Request

From:	Navigator Gas L.L.C.

To:	BNP Paribas

Dated:

Navigator Gas L.L.C. – $164,640,000 loan agreement dated    2026 (the “Agreement”)

1

We refer to the Agreement. This is the Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2	We wish to borrow a Tranche relating to the Vessel below on the following terms:

Vessel:	[A][B]

Tranche:	[A][B]

Proposed Pre-Positioning Date:	[ ] (or, if that is not a Business Day, the next Business Day)

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)

Currency of Tranche:	dollars

Amount:	[ ]

Margin:	[ ]

Interest Period:	[ ]

3	We confirm that each condition specified in Clause 4.5 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4

The proceeds of the Utilisation should be paid in accordance with the provisions of the Building Contract in respect of the above Vessel [in][towards] payment of [the [  ] instalment of ]the purchase price of the above Vessel and the sum of [    ] to [    ] in reimbursement of the sums advanced in respect of the pre-delivery instalments of the purchase price of the above Vessel.

5	This Utilisation Request is irrevocable.

………………

authorised signatory for

Navigator Gas L.L.C.

Schedule 4

Form of Transfer Certificate

To:	BNP Paribas as Agent

From:	[The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:

Navigator Gas L.L.C. – $164,640,000 loan agreement dated     2026 (the “Loan Agreement”)

1

We refer to the Loan Agreement. This agreement (the “Agreement”) shall take effect as a Transfer Certificate for the purposes of the Loan Agreement. Terms defined in the Loan Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2	We refer to clause 27.5 (Procedure for transfer) of the Loan Agreement:

2.1

The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation and in accordance with clause 27.5 (Procedure for transfer) of the Loan Agreement all of the Existing Lender’s rights and obligations under the Loan Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment(s) and participations in the Loan under the Loan Agreement as specified in the Schedule.

2.2	The proposed Transfer Date is [ ].

2.3	The Facility Office and address and attention details for notices of the New Lender for the purposes of clause 36.2 (Addresses) of the Loan Agreement are set out in the Schedule.

3	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in clause 27.4.3 (Limitation of responsibility of Existing Lenders) of the Loan Agreement.

4	The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

4.1	[a Qualifying Lender other than a Treaty Lender;]

4.2	[a Treaty Lender;]

4.3	[not a Qualifying Lender]ii
5	[The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

5.1	a company resident in the United Kingdom for United Kingdom tax purposes;

5.2	a partnership each member of which is:

ii	Delete as applicable – each New Lender is required to confirm which of these three categories it falls within.

5.2.1	a company so resident in the United Kingdom; or

5.2.2

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

5.3

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]iii

6

[The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [ ]) and is tax resident in [ ]iv, so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax, and requests that the Agent notify the Borrower that it wishes that scheme to apply to the Agreement.]v

7	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

8	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

9	This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note:

The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Encumbrances in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a proportionate share of the Existing Lender’s interest in the Transaction Encumbrances in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

iii	Include if New Lender comes within (b) of the definition of “Qualifying Lender” in Clause 12.1 (Definitions).
iv	Insert jurisdiction of tax residence.
v	Include if New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement.

The Schedule

Commitment/rights and obligations to be transferred

Commitment:

[insert relevant details]

Rights and obligations:

[insert relevant details]

Details for notices:

Facility Office address:

Email address:

Attention details

Account details for payments:

[ ]

[Existing Lender]	[New Lender]

By:	By:

This Agreement is accepted as a Transfer Certificate for the purposes of the Loan Agreement by the Agent and the Transfer Date is confirmed as [       ].

__________________________________________

BNP Paribas

By:

Schedule 5

Form of Assignment Agreement

To: BNP Paribas as Agent and Navigator Gas L.L.C. as Borrower, for and on behalf of each Obligor

From: [the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”) Dated:

Navigator Gas L.L.C. – $164,640,000 loan agreement dated 2026 (the “Loan Agreement”)

1

We refer to the Loan Agreement. This is an Assignment Agreement. This agreement (the “Agreement”) shall take effect as an Assignment Agreement for the purpose of the Loan Agreement. Terms defined in the Loan Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2	We refer to clause 27.6 (Procedure for assignment) of the Loan Agreement:

2.1

The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Loan Agreement, the other Finance Documents and in respect of any Encumbrance created or expressed to be created or evidenced by the Security Documents which correspond to that portion of the Existing Lender’s Commitment(s) and participations in the Loan under the Loan Agreement as specified in the Schedule.

2.2

The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment(s) and participations in the Loan under the Loan Agreement specified in the Schedule.

2.3	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b).vi

3	The proposed Transfer Date is [ ].

4	On the Transfer Date the New Lender becomes a Party to the relevant Finance Documents.

5	The Facility Office and address and attention details for notices of the New Lender for the purposes of clause 36.2 (Addresses) of the Loan Agreement are set out in the Schedule.

6	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in clause 27.4.3 (Limitation of responsibility of Existing Lenders) of the Loan Agreement.

vi

If the Assignment Agreement is used in place of a Transfer Certificate in order to avoid a novation of rights/obligations for reasons relevant to a civil jurisdiction, local law advice should be sought to check the suitability of the Assignment Agreement due to the assumption of obligations contained in paragraph 2(c). This issue should be addressed at Primary documentation stage. This footnote is not intended to be included in the scheduled form of Assignment Agreement in the signed Loan Agreement.

7	The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

7.1	[a Qualifying Lender (other than a Treaty Lender);]

7.2	[a Treaty Lender;]

7.3	[not a Qualifying Lender].vii

8	[The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

8.1	a company resident in the United Kingdom for United Kingdom tax purposes;

8.2	a partnership each member of which is:

8.2.1	a company so resident in the United Kingdom; or

8.2.2

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

8.3

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]viii

9

[The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [ ]) and is tax resident in [ ]ix, so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and hereby notifies the Borrower that it wishes that scheme to apply to the Loan Agreement.]x

10

This Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with clause 27.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower), to the Borrower (on behalf of each Obligor) of the assignment referred to in this Agreement.

11	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

12	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

vii	Delete as applicable - each New Lender is required to confirm which of these three categories it falls within.
viii	Include only if New Lender is a UK Non-Bank Lender i.e. falls within (b) of the definition of “Qualifying Lender” in Clause 12.1 (Definitions).
ix	Insert jurisdiction of tax residence.
[x]	Include if the New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Loan Agreement.

13	This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note:

The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Encumbrances in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a proportionate share of the Existing Lender’s interest in the Transaction Encumbrances in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

The Schedule

Commitment/rights and obligations to be transferred by assignment, release and accession

Commitment:

[insert relevant details]

Rights and obligations:

[insert relevant details]

Details for notices:

Facility Office address:

Email address:

Attention details

Account details for payments:

[ ]

[Existing Lender]	[New Lender]

By:	By:

This Agreement is accepted as an Assignment Agreement for the purposes of the Loan Agreement by the Agent and the Transfer Date is confirmed as [    ].

Signature of this Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to in this Agreement, which notice the Agent receives on behalf of each Finance Party.

BNP Paribas

By:

Schedule 6

Form of Compliance Certificate

To:	BNP Paribas

From:	Navigator Holdings Ltd.

Dated:

Navigator Gas L.L.C. – $164,640,000 loan agreement dated     2026 (the “Agreement”)

1

We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2	We confirm that with respect to the latest financial quarter of the Group ending on [•]:

2.1

cash and Cash Equivalents were at all times, including the ending balance of $[•], not less than the minimum required amount of the greater of (i) $35,000,000 and (ii) 5% of the Total Indebtedness, calculated as shown in Appendix B; and

2.2	the ratio of Total Stockholders’ Equity to Total Assets was [•]%, calculated as shown in Appendix B, versus the minimum required level of not less than 30%.

3	We confirm that the LTV Coverage is [•]%, calculated pursuant to the attached valuations dated [•], evidencing that the LTV Coverage is 80% or less, as shown in Appendix C.

4	[We confirm that no Default is continuing.]*

Signed:

[Chief Financial Officer][Head of

Finance][Head of Financial Reporting]

of

Navigator Holdings Ltd.

*	If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

Schedule 7

Vessels’ Details

Vessel A

Hull Number	“H2854” to be renamed “NAVIGATOR POLARIS” on delivery

Collateral Owner taking Delivery	Navigator Polaris L.L.C.

Type of Vessel	48,500 cbm Mid-Size Liquefied Ethylene Gas and Ethane Liquefied Petroleum Gas Carrier

Seller	Jiangnan Shipyard (Group) Co., Ltd. and China Shipbuilding Trading Co., Ltd.

Refund Guarantor	Bank of China Ltd., Shanghai Branch, 21B No.200 (M) Yincheng Road, Shanghai, China

Flag on delivery	an Approved Flag State

Approved Classification Society	American Bureau of Shipping (ABS)

Vessel B

Hull Number	“H2855” to be renamed “NAVIGATOR PROXIMA” on delivery

Collateral Owner taking Delivery	Navigator Proxima L.L.C.

Type of Vessel	48,500 cbm Mid-Size Liquefied Ethylene Gas and Ethane Liquefied Petroleum Gas Carrier

Seller	Jiangnan Shipyard (Group) Co., Ltd. and China Shipbuilding Trading Co., Ltd.

Refund Guarantor	Bank of China Ltd., Shanghai Branch, 21B No.200 (M) Yincheng Road, Shanghai, China

Flag on delivery	an Approved Flag State

Approved Classification Society	American Bureau of Shipping (ABS)

Schedule 8

Form of Termination Date Extension Request

To:	BNP Paribas

From:	Navigator Gas L.L.C.
as Borrower

[Navigator Holdings Ltd.]

[Navigator Polaris L.L.C.]

[Navigator Proxima L.L.C.]

as Guarantors

Dated:

Navigator Gas L.L.C. – $164,640,000 loan agreement dated     2026 (the “Agreement”)

1

We refer to the Agreement. This is a Termination Date Extension Request. Terms defined in the Agreement have the same meaning in this Termination Date Extension Request unless given a different meaning in this Termination Date Extension Request.

2	We hereby exercise our right to request an extension to the Termination Date of Tranche [A][B] pursuant to Clause 6.3 (Extension Option) of the Agreement.

3	This Termination Date Extension Request is irrevocable.

4

Each of us confirms that all of its respective obligations under or pursuant to each of the Finance Documents to which it is a party remain in full force and effect, notwithstanding the extension of the Termination Date of Tranche [A][B] by [  ] [days][Months] pursuant to this Termination Date Extension Request.

5	This Termination Date Extension Request and any non-contractual obligations arising from or in connection with it shall be governed by English law.

authorised signatory for
Navigator Gas L.L.C.

authorised signatory for
[Navigator Holdings Ltd.]

authorised signatory for
[Navigator Polaris L.L.C.]

authorised signatory for
[Navigator Proxima L.L.C.]

Signatures

Borrower

Signed by
Navigator Gas L.L.C.

Signature

print name

Original Guarantors

Signed by
Navigator Holdings Ltd.

Signature

print name

Signed by
Navigator Polaris L.L.C.

Signature

print name

Signed by
Navigator Proxima L.L.C.

Signature

print name

Global Coordinator

Signed by
BNP Paribas

Signature

print name

Arranger

Signed by
BNP Paribas

Signature

print name

Agent

Signed by
BNP Paribas

Signature

print name

Security Agent

Signed by
BNP Paribas

Signature

print name

Original Lenders

Signed by
BNP Paribas

Signature

print name

Original Hedging Providers

Signed by
BNP Paribas

Signature

print name